Exhibit 10.8

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

PHOTOVOLTAIC MODULE

MASTER

SUPPLY AGREEMENT

BETWEEN

NEXTERA ENERGY RESOURCES, LLC

AND

HANWHA SOLARONE U.S.A. INC.

Dated as of April 11, 2015

i

SCHEDULES

Schedule 1 – Basic Terms of Sale – PV Modules

Schedule 2 – Form of Project Supply Agreement […***…]

Schedule 3 – Schedule of Cancellation Payments

Schedule 4 – Schedule of Projects

Schedule 5 – Form of Letter of Credit

Schedule 6 – Form of Supplier Parent Guaranty

Schedule 7 – Project Supply Agreement Submission Deadlines

Schedule 8 – Project Allocation of Upfront Payment

Schedule 9 – Cover Cost Limits / Scheduled Letter of Credit Reductions

*      Confidential Treatment Requested

ii

PHOTOVOLTAIC MODULE MASTER SUPPLY AGREEMENT

This PHOTOVOLTAIC MODULE MASTER SUPPLY AGREEMENT (the “Agreement”) is made and entered into as of April 11, 2015 (the “Effective Date”) by and between Hanwha SolarOne U.S.A. Inc., a corporation formed under the laws of California (“Supplier”) and NextEra Energy Resources, LLC, a limited liability company formed under the laws of Delaware (“NEER”). Supplier and NEER may be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings set forth in the form of Project Supply Agreement attached as Schedule 2.

RECITALS

WHEREAS, Supplier supplies and delivers, and its Affiliates manufacture, photovoltaic modules;

WHEREAS, NEER is in the business of designing, constructing and installing solar electric systems utilizing photovoltaic modules, in its own capacity and acting through Affiliates with respect to particular solar electric generation projects (each such project as set forth on Schedule 4, a “Project” and the respective owner thereof, whether NEER or an Affiliate of NEER, a “Project Company”); and

WHEREAS, Supplier desires to sell and deliver to NEER, and NEER, in its own capacity or acting through one or more Project Companies, desires to purchase and receive from Supplier, photovoltaic modules on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Product Sales and Purchase.

1.1	Product Description. Pursuant to one or more Project Supply Agreements, Supplier shall provide NEER, or a Project Company as applicable, with photovoltaic modules, with minimum power ratings as set forth in Schedule 1 and as more specifically described in Appendix A to the applicable Project Supply Agreement (“PV Modules”).

1

1.2	Firm Commitment Obligations; Project Supply Agreements; Optional Cancellation.

(a)	Commencing on the Effective Date and pursuant to the terms of this Agreement, NEER or FPL (with respect to the FPL Projects only) shall purchase and receive, or NEER shall cause a Project Company that is a NEER subsidiary to purchase and receive, PV Modules for each Project in volumes in accordance with Schedule 4 and at the price in accordance with Schedule 1 (respectively, the “Scheduled Volumes” and “Scheduled Price”) by delivering to Supplier, from time to time, one or more Project Supply Agreements in the applicable form attached as Schedule 2 (each, a “Project Supply Agreement”) duly executed by NEER, or a Project Company (such executing entity, the “Purchaser”), which promptly shall be countersigned by Supplier and a duly executed copy thereof returned to Purchaser; provided that any such Project Supply Agreement so delivered by Purchaser to Supplier in accordance with the provisions of this Agreement and Section 16 (Notices) shall be valid and binding on Supplier and Purchaser (except with respect to standard delivery charges, which shall be invoiced to and paid by Purchaser at actual cost based on the delivery point specified by Purchaser in the applicable Project Supply Agreement), and pursuant to such Project Supply Agreement Supplier shall be obligated to sell and deliver to the Purchaser thereunder, and such Purchaser shall be obligated to purchase and accept delivery from Supplier, the Scheduled Volumes for such Project at the Scheduled Price reflected in Schedule 1 and in accordance with the delivery schedule reflected in Schedule 4 as set forth in the Project Supply Agreement, regardless of whether Supplier countersigns such Project Supply Agreement. Notwithstanding the foregoing or anything in any Project Supply Agreement to the contrary, if the weekly delivery schedule in any Project Supply Agreement varies from the Project by Project weekly delivery schedule attached hereto as Schedule 4, then absent a change order entered into pursuant to the applicable Project Supply Agreement, Schedule 4 hereto shall control.

(b)	In the event that NEER is not the Purchaser under any Project Supply Agreement, with the exception of the FPL Project Agreements in which FPL shall be liable for all payment obligations, NEER shall execute such Project Supply Agreement for the limited purpose of remaining liable for all payment obligations of Purchaser under such Project Supply Agreement.

(c)	If at any time NEER or FPL, as applicable, has not delivered Project Supply Agreements providing for the purchase, sale and delivery of PV Modules for a Project set forth on Schedule 4 by the deadline for submitting a Project Supply Agreement as set forth on Schedule 7 and NEER has not cancelled such Project pursuant to Section 7 hereof, then, at Supplier’s option, Supplier may deliver to NEER a Project Supply Agreement duly executed by Supplier and providing for the delivery of the Scheduled Volumes for such Project in accordance with the delivery schedule reflected in Schedule 4 at Purchaser’s option to the Project Site or to storage in the continental United States (at NEER’s cost and expense in accordance herewith), which promptly shall be countersigned by NEER as the Purchaser and a duly executed copy thereof returned to Supplier; provided that any such Project Supply Agreement so delivered by Supplier to NEER in accordance with the provisions of this Agreement and Section 16 (Notices) shall be valid and binding on NEER and Supplier (including with respect to delivery charges payable by Supplier which shall be to NEER’s account and billed separately to NEER), and pursuant to such Project Supply Agreement, NEER shall be obligated to purchase and accept delivery from Supplier, and Supplier shall be obligated to sell and deliver to the Purchaser thereunder, such PV Modules, regardless of whether NEER countersigns such Project Supply Agreement; and NEER acknowledges and agrees that NEER shall remain liable for all payment obligations of Purchaser under each Project Supply Agreement pursuant to the terms thereof.

2

(d)	Purchaser may, upon written notice to Supplier delivered on or before July 31, 2015, cancel the purchase and delivery of up to […***…] MW in the aggregate of the Scheduled Volumes from the proposed Projects (as set forth in Schedule 4 hereto) (any such cancellation, an “Optional Cancellation”) and in such notice shall identify the Project(s) (or portion thereof) to be cancelled in such Optional Cancellation. Following such Optional Cancellation, Purchaser shall deliver a revised delivery schedule reflecting, as the only changes, the elimination of those deliveries for the PV Modules that are subject to the Optional Cancellation. Upon any Optional Cancellation, Purchaser shall not be entitled to any return or refund of the portion of the Upfront Payment allocable to such cancelled PV Modules, but such amounts shall be applied as a credit, with such credit applicable to the next delivered PV Modules under any Project Supply Agreement and successive deliveries thereafter until exhausted, or as otherwise determined by Purchaser in its reasonable discretion and upon written notice to Supplier.

(e)	Unless the Parties mutually agree otherwise in writing in a Project Supply Agreement, Supplier shall deliver the PV Modules DDP (Incoterms 2010) to Purchaser at the site of each Project.

(f)	The delivery of the Supplier Parent Guaranty by Supplier pursuant to Section 20 shall be a condition precedent to the obligations of each Party under this Agreement.

2.	Prices; Payment; Taxes.

2.1	Prices. The price for the PV Modules sold to Purchaser in accordance with any Project Supply Agreement shall be the “Scheduled Price” as set forth in Schedule 1.

* Confidential Treatment Requested

3

2.2	Payments. With respect to calendar years 2015 and 2016, NEER shall or shall cause Purchasers to, pay the Scheduled Price for the applicable quantities of the PV Modules set forth on Schedule 1 as follows:

(a)	Upfront Payment / Letter of Credit Exchange. Within five (5) Business Days following notice from Supplier that it is prepared to deliver the Letter of Credit pursuant to Section 19, NEER shall be prepared to pay Supplier an upfront payment (the “Upfront Payment”) in the amount of $[…***…] concurrently with the delivery of the Letter of Credit by Supplier as described in the following sentence. The Parties shall meet in the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Seoul, Korea or such other mutually acceptable location where the original executed Letter of Credit shall be placed in escrow to be released to NEER upon confirmation that the Upfront Payment has been electronically transferred to the account of Supplier. Upon confirmation that the original, executed Letter of Credit is placed in escrow for release to NEER upon payment of the Upfront Payment to Supplier, NEER shall pay Supplier the Upfront Payment to the account of Supplier, which account information shall be provided by Supplier in its notice to Purchaser regarding delivery of the Letter of Credit.

(b)	Application of Upfront Payment. The Upfront Payment shall be credited on a pro rata basis against the Purchase Price for the PV Modules to be delivered to NEER and its subsidiaries in 2015 and 2016 pursuant to this Agreement outside the State of Florida, and upon delivery of a Project Supply Agreement, the Upfront Payment for the Project subject to such Project Supply Agreement as set forth on Schedule 8 shall be deemed to have been made thereunder.

(c)	Balance of Payments. Upon delivery of PV Modules to the carrier at the port of export for a Project Supply Agreement where NEER or a NEER Subsidiary is the counterparty, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for (i) […***…]% of the Purchase Price for such PV Modules, which invoice shall be deemed paid in full upon issuance by applying the Upfront Payment as a credit to such invoice, and (ii) […***…]% of the Purchase Price for such PV Modules, which invoice shall be deemed paid upon issuance to the extent of any previously unapplied portion of the Upfront Payment by applying such unapplied portion pro rata against the PV Module Price for the PV Modules to be shipped as a credit to such invoice. Upon delivery of PV Modules to the carrier at the port of export for a Project Supply Agreement where FPL is the counterparty, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for […***…]% of the Purchase Price for such PV Modules.

* Confidential Treatment Requested

4

Upon Delivery of the PV Modules, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for the remaining […***…]% of the Purchase Price for such PV Modules. On or prior to the tenth (10th) day of each calendar month, Supplier shall invoice Purchaser for delivery charges incurred during the prior calendar month. The amount of any credit applied to such invoice, if any, pursuant to Section 1.2(d) or Section 7(d) shall be annotated thereon. For the avoidance of doubt, no portion of the Upfront Payment amount shall be allocable to PV Modules to be purchased under the FPL Project Agreements. The portion of the Upfront Payment eligible for the Letter of Credit as set forth on Schedule 8 shall be applied to invoices for payment prior to the application of the remaining amount of the Upfront Payment.

(d)	Form of Payments. All payments under this Agreement and any Project Supply Agreement(s) shall be made in United States Dollars by automated clearing house (ACH) payment to the bank account designated by Supplier.

(e)	Refund of Upfront Payment. Except as provided in Section 6.5, NEER shall not be entitled to a refund of the Upfront Payment.

2.3	Invoices for Balance of Payments. Invoices for PV Modules delivered under any Project Supply Agreement shall be delivered and paid as provided in such Project Supply Agreement.

2.4	Taxes. Liability for Taxes, if any, with respect to the sale of any PV Modules delivered under any Project Supply Agreement shall be as set forth under such Project Supply Agreement. The Upfront Payment includes no amount for Taxes relating to the purchase and sale of PV Modules pursuant to any Project Supply Agreement or hereunder.

3.	Right of First Offer. Provided that no Supplier Event of Default has occurred and is continuing and provided further that the PV Modules are performing in accordance with their specifications as set forth in Appendix A to the Project Supply Agreement, then Commencing no later than July 1, 2016, the Parties shall discuss and negotiate the terms and conditions of the sale and purchase of Modules for NEER and its Affiliates during calendar years 2017-2018. During the calendar years 2017-2018, if NEER or any of its subsidiaries intends to enter into an agreement for the purchase of any photovoltaic modules (“Modules”) for the purposes of constructing a solar generation facility other than distributed generation projects, NEER shall, or shall cause such subsidiary to, notify Supplier in writing of its desire to purchase such photovoltaic modules including in such notice a proposed volume, pricing, power rating and delivery schedule. Supplier shall have fifteen (15) days following such notice to accept or reject NEER’s offer. If Supplier does not give such notice to NEER within the period described above with respect to any portion of the proposed volumes, NEER shall be free to purchase or cause any of its subsidiaries to purchase such portion of Modules from a Third Party; provided that such purchase is concluded on terms substantially similar to those presented by NEER to Supplier. Notwithstanding the foregoing, this Section 3 shall not apply with respect to projects: (i) that are subjects of engineering, procurement and construction agreements, where the contractor or its affiliate is obligated to provide the modules, (ii) where the approvals required for the construction of the project (other than approvals of NEER or its Affiliates) and/or associated power purchase agreement specify another manufacturer’s modules be utilized and (iii) where NEER or its subsidiary purchases a project after the project being acquired has become subject to a module supply agreement before such acquisition.

* Confidential Treatment Requested

5

4.	Warranties. The Limited Warranty Agreement for the PV Modules shall be delivered under the applicable Project Supply Agreement.

5.	Confidentiality and Ownership.

5.1	Each Party agrees that the contents of this Agreement and any information relating to the negotiations or performance of this Agreement and any confidential information provided pursuant to this Agreement (the “Confidential Information”) shall be treated as confidential and that each Party, without the prior written consent of the disclosing Party, shall not disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, day-to-day notices and communications under this Agreement shall not be considered Confidential Information unless it is specifically designated as proprietary and confidential.

5.2	Notwithstanding the foregoing, this Article 5 shall not prevent either Party from disclosing any Confidential Information, including the contents of the Agreement, if and to the extent:

(a)	required to do so by Applicable Laws or any Government Authority, provided that the Party required to disclose such information shall give prior notice to the other of such required disclosure and, if so requested by the other Party, shall use all reasonable efforts to oppose the requested disclosure as appropriate under the circumstances at the sole cost and expense of the disclosing Party;

(b)	disclosed to its Affiliates, Financing Parties (including potential Financing Parties), and their respective contractors (including potential contractors), employees, directors, officers, agents, advisors, insurers, legal counsel or legal representatives with a need-to-know the Confidential Information for the purposes of effecting the transactions contemplated by this Agreement, any financing arrangements in respect of any Project by NEER or its Affiliates, or a permitted sale or transfer of a Project by NEER or its Affiliates; provided that such Persons are informed of the confidential nature of the Confidential Information, and the Party disclosing such information shall be liable to the other for any disclosure by its employees in violation of the terms of this Article 5;

6

(c)	such information was already publicly available prior to disclosure by the disclosing Party to the other, or which after disclosure entered the public domain other than by a breach of this Article 5 by the other Party or its Representatives;

(d)	such information was known to the recipient prior to the date of receipt of any of the Agreement and not obtained or derived under or in connection with the Agreement;

(e)	such information was obtained by the recipient from a Third Party whom such party reasonably believes to be in lawful possession of such information and not under a confidentiality obligation to the Party from whom such information originated.

5.3	It is agreed that each Party shall be entitled to request the court provide injunctive relief in the event of any breach of this Article 5.

5.4	All right and title to, and interest in, Purchaser’s Confidential Information shall remain with Purchaser. All right and title to, and interest in, Supplier’s Confidential Information shall remain with Supplier.

5.5	At any time upon written request by a disclosing Party, the other Party shall promptly return to the disclosing Party or destroy all its Confidential Information, including all copies thereof, and shall promptly purge all electronic copies of such Confidential Information; provided that the other Party shall be entitled to keep copies of such Confidential Information in accordance with its record retention policies. The return of Confidential Information to the disclosing Party, the purging of electronic copies of Confidential Information or the retention of a copy of Confidential Information for legal records shall not release a Party from its obligations hereunder with respect to such Confidential Information.

6.	Term; Events of Default; Termination.

6.1	Term.

(a)	The term of this Agreement shall commence on the Effective Date and continue until the date when all of the obligations of each of the Parties under this Agreement shall have been fully performed or until this Agreement is earlier terminated in accordance with its terms (the “Term”); provided, that the termination of this Agreement shall not affect the obligations of the Parties to any then-binding Project Supply Agreements delivered hereunder. The obligations of Supplier to supply and deliver PV Modules and the obligations of NEER or FPL to purchase and receive PV Modules pursuant to Articles 1 and 2 hereof shall be deemed fully performed and their liabilities with respect to each other for such obligations shall be deemed released upon the delivery of Project Supply Agreements for all Scheduled Volumes that have not been terminated pursuant to Section 1.2(d), Section 6.6 or Section 7 or by the written agreement of the Parties. It is expressly intended that the term of this Agreement not be co-extensive with the term of any Project Supply Agreement or Limited Warranty Agreement entered into in connection with any Project Supply Agreement.

7

(b)	The obligations of each Party under this Agreement shall be subject to Supplier’s receipt of the approval of the Bank of Korea for the Supplier Parent Guaranty and the delivery of such Supplier Parent Guaranty to Purchaser.

6.2	Delivery of Upfront Payment and Letter of Credit. In the event that Supplier does not deliver the Letter of Credit to NEER prior to the date set forth in Section 19, Supplier shall be deemed in breach of this Agreement. In the event that Supplier has provided the notice described in Section 2.2(a) and NEER does not provide the Upfront Payment to Supplier in accordance with Section 2.2(a) hereunder, NEER shall be deemed in breach of this Agreement. Notwithstanding anything in Section 6.3 or Section 6.4 to the contrary, no cure period shall apply to either such breach. In the event of such breach, the non-breaching Party may immediately terminate this Agreement upon notice to the other Party. Upon such termination, the non-breaching Party’s sole and exclusive remedy for such breach shall be the payment of $[…***…] (the “Termination Payment”) by the breaching Party. The breaching Party shall pay the Termination Payment to the non-breaching Party no later than five (5) Business Days after the date of termination. The Parties acknowledge and agree that each Party’s damages for a failure of the other Party to deliver the Letter of Credit or Upfront Payment, as applicable, would be extremely difficult or impossible under the presently known and anticipated facts and circumstances to determine and fix, and the Termination Payment constitutes a reasonable approximation of the harm to or loss of the non-breaching Party.

6.3	Supplier Events of Default. Each of the following events shall be an event of default of Supplier (each, a “Supplier Event of Default”): (i) a breach by Supplier of any material covenant or agreement under this Agreement and such breach is not cured within thirty (30) days after receipt of written notice from NEER of such failure (except for the obligation of Supplier to deliver the Letter of Credit to NEER prior to the date set forth in Section 19 which is subject to Section 6.2), (ii) the occurrence of a Supplier Insolvency Event, (iii) the occurrence of a Guarantor Insolvency Event, or (iv) failure of Supplier to maintain, or cause to be maintained, the Letter of Credit and the Supplier Parent Guaranty in accordance with the terms hereof unless Supplier has provided replacement credit support acceptable to NEER within five (5) Business Days.

* Confidential Treatment Requested

8

6.4	NEER Events of Default. Each of the following events shall be an event of default of NEER (each, a “NEER Event of Default”): (i) a breach by NEER of any material covenant or agreement under this Agreement and such breach is not cured within thirty (30) days after receipt of written notice from Supplier of such failure (except for (x) the obligation of NEER to deliver the Upfront Payment to Supplier prior to the date set forth in Section 2.2(a) which is subject to Section 6.2, and (y) events listed in this Section 6.4 as a separate NEER Event of Default) or (ii) the occurrence of a NEER Insolvency Event.

6.5	Remedies for a Supplier Event of Default. Upon the occurrence of a Supplier Event of Default, NEER may terminate this Agreement with respect to Scheduled Volumes not yet subject to a Project Supply Agreement. Upon such termination, NEER’s sole and exclusive remedy (without duplication) for the Supplier Event of Default shall be the following:

(a)	after the delivery of the Supplier Parent Guaranty, but prior to the delivery of the Letter of Credit, make a claim against the Parent Guaranty for the Termination Payment;

(b)	after the delivery of the Letter of Credit, upon five (5) Business Days’ notice to Supplier, draw upon the Letter of Credit pursuant to the terms of Section 19.1 for the amount of (i) the Upfront Payment eligible for the Letter of Credit set forth on Schedule 8 for the Projects not yet subject to a Project Supply Agreement, and (ii) Cover Costs not to exceed the amount of the Letter of Credit eligible for Cover Costs;

(c)	seek Cover Costs from Supplier in accordance with the terms of Section 33 of a Project Supply Agreement for the Scheduled Volumes not yet subject to a Project Supply Agreement; and

(d)	make a claim against the Supplier Parent Guaranty for Cover Costs.

6.6	Remedies for a NEER Event of Default.

(a)	Upon the occurrence of a NEER Event of Default, Supplier may terminate this Agreement with respect to Scheduled Volumes not yet subject to a Project Supply Agreement upon written notice to NEER. Upon such termination, Supplier’s sole and exclusive remedy for the NEER Event of Default shall be the payment of the Cancellation Payment by NEER; provided that Supplier shall not be deemed to have waived any rights with respect to claims of Supplier which accrued prior to such termination.

(i)	No later than five (5) Business Days after the date of such termination, NEER shall be obligated to pay Supplier the amount determined in accordance with the cancellation schedule in Schedule 3 (“Cancellation Payment”).

9

(ii)	Supplier shall be entitled to retain and offset from the Upfront Payment amounts not yet subject to a Project Supply Agreement an amount equal to the then applicable Cancellation Payment for such Project against the Cancellation Payment due.

(iii)	Any portion of the Upfront Payment not retained and offset in accordance with Section 6.6(ii) above shall be applied as a credit at the port of export to the first Deliveries under a Project Supply Agreement after the date of such termination, until such credit is exhausted.

(iv)	The limitation on NEER’s liability set forth in Section 17.5 shall not apply to the obligation of NEER to pay the Cancellation Payment.

(b)	Upon the occurrence of an Insolvency Event of NEER or a Project Company during which a Purchaser Event of Default under Section 34(i) of a Project Supply Agreement has occurred and is continuing (“Payment Default”),

(i)	The applicable Cancellation Payment for (x) the Project(s) subject to a Project Supply Agreement(s) under which a Payment Default has occurred and is continuing, and (y) Projects not yet subject to a Project Supply Agreement, in an amount equal to the then applicable Cancellation Payment for such Projects shall be due and payable;

(ii)	Supplier shall be entitled to retain and offset from the Upfront Payment for the Projects set forth in subsection (i)(x) and (y), an amount equal to the then applicable Cancellation Payment for such Projects against the Cancellation Payment due.

(iii)	The Upfront Payment for the Projects set forth in subsection (i)(x) and (y) shall be deemed to satisfy the amount of Cancellation Payment due to the extent of the amount of such Upfront Payment, and Supplier shall be entitled to retain and offset such amount of the Upfront Payment against the Cancellation Payment.

(iv)	The limitation on NEER’s liability set forth in Section 17.5 shall not apply to the obligation of NEER to pay the Cancellation Payment.

10

(c)	The Parties acknowledge and agree that Supplier’s damages for a NEER Event of Default would be extremely difficult or impossible under the presently known and anticipated facts and circumstances to determine and fix, and the Cancellation Payment constitutes a reasonable approximation of the harm to or loss of Supplier.

6.7	Effect of Termination of This Agreement on the Project Supply Agreements. For the avoidance of doubt, if the Agreement is terminated pursuant to this Article 6, this Agreement shall not terminate with respect to any Project Supply Agreement delivered hereunder.

6.8	Cancellation Payment. Notwithstanding anything to the contrary in this Agreement or in a Project Supply Agreement, in the event NEER or FPL, as applicable, does not pay Supplier the Cancellation Payment under Section 6 or 7 of this Agreement or Section 34 or 35 of a Project Supply Agreement by the required date set forth in such agreement, Supplier shall be entitled to retain and offset from the Upfront Payment, an amount equal to the then as applicable Cancellation Payment to be paid by Purchaser to Supplier.

7.	Termination for Convenience. Upon five (5) Business Days’ advance written notice by NEER to Supplier, NEER may terminate one or more Projects in their entirety with respect to all Scheduled Volumes for such Project(s) that are not subject to a Project Supply Agreement issued hereunder at any time for its convenience without prejudice to any other right or remedy, and after such termination, no Project Supply Agreement with respect to such Scheduled Volumes may be issued hereunder; provided that this Section 7 shall not apply to the cancellation of Scheduled Volumes pursuant to the terms of Section 1.2(d). Subject to Supplier’s receipt of the Cancellation Payment, such termination shall be effective in accordance with the notice provisions set forth in Section 16. In the event of any termination by NEER in accordance with this Article 7:

(a)	following such termination, Purchaser shall deliver a revised delivery schedule reflecting, as the only changes, the elimination of those deliveries of PV Modules that are subject to such termination;

(b)	on the date of such termination, NEER shall be obligated to pay Supplier the Cancellation Payment;

(c)	Supplier shall be entitled to retain and offset from the Upfront Payment amounts not yet subject to a Project Supply Agreement an amount equal to the then applicable Cancellation Payment for such terminated Project(s) against the Cancellation Payment due;

(d)	any portion of the Upfront Payment not retained and offset in accordance with Section 7(c) above or Section 35 of a Project Supply Agreement shall be applied as a credit at the port of export to the first Deliveries under a Project Supply Agreement after the date of such termination, until such credit is exhausted; and

11

(e)	the limitation on NEER’s liability set forth in Section 17.5 shall not apply to the obligation of NEER to pay the Cancellation Payment.

The Parties acknowledge and agree that Supplier’s damages for a NEER termination would be extremely difficult or impossible under the presently known and anticipated facts and circumstances to determine and fix, and the Cancellation Payment constitutes a reasonable approximation of the harm to or loss of Supplier.

8.	Survival. The provisions of Sections 3, 5, 6.5, 6.6, 7, 8, 11, 12 and 17 shall survive the termination of this Agreement.

9.	Severability of Provisions. If any provision of this Agreement is determined to be void, unlawful, or otherwise unenforceable, that provision shall be severed from the remainder of the Contract, and replaced automatically by a provision containing terms as nearly like the void, unlawful, or unenforceable provision as possible, or otherwise modified in such fashion as to preserve, to the maximum extent possible, the original intent of the Parties, and the Contract, as so modified, shall continue in full force and effect.

10.	Waiver. The failure of either Party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege granted to such Party under this Agreement shall not be construed as waiving such provision or any other provision of this Agreement, and the same shall continue in full force and effect. If any provision of this Agreement or any Project Supply Agreement is found to be illegal or otherwise unenforceable by any court or other judicial or administrative body, the other provisions of this Agreement or the relevant Project Supply Agreement shall not be affected thereby, and shall remain in full force and effect.

11.	Applicable Law. The validity, performance, and construction of this Agreement and each Project Supply Agreement shall be governed by the laws of New York without regard to its conflicts of laws principles (other than Section 5-1401 of the New York General Obligations Law). The U.N. Convention on the International Sale of Goods shall not apply to this Agreement.

12.	Disputes; Jurisdiction & Venue.

12.1	Dispute Resolution Procedure. In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, including any dispute as to this Article 12 (a “Dispute”), the Parties will, in the first instance, attempt in good faith to resolve such Dispute by negotiations between senior executives of the Parties.

12.2	Arbitration.

(a)	If, for any reason, the Dispute has not been resolved in writing pursuant to Section 12.1 within sixty (60) days after the delivery of a written request for such resolution, such Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) then in effect (the “Rules”), except as modified herein.

12

(b)	The arbitral tribunal shall be comprised of three (3) independent and impartial arbitrators. Each Party shall nominate one arbitrator in accordance with the Rules, and the two arbitrators so nominated shall nominate a third arbitrator, who shall serve as the president of the arbitral tribunal, within twenty (20) days of the confirmation of the appointment of the second arbitrator (the “Chair”). Any arbitrator not timely nominated herein shall, on the written request of any party to the arbitration, be appointed by the Court of Arbitration of the ICC.

(c)	The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any party as evidence shall be accompanied, within a reasonable period of time to be determined by the tribunal, by an English translation of the portion relied on therein. The seat of arbitration shall be Paris, France.

(d)	If the tribunal determines it required and necessary, each Party may request the other Party or Parties to produce certain specified documents or categories of documents relevant to the Dispute and material to its outcome. In making any determination regarding the scope of production, the arbitral tribunal shall apply the 2010 International Bar Association Rules on the Taking of Evidence in International Arbitration.

(e)	The award shall be final and binding upon the Parties. Judgment upon any award may be entered in any court having jurisdiction thereof.

(f)	By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.

(g)	In order to facilitate the comprehensive resolution of related Disputes, the parties consent that any pending or contemplated arbitration hereunder may be consolidated with any other arbitration proceeding constituted under this Agreement or any arbitration proceeding constituted under any Project Supply Agreement. An application for such consolidation may be made by any party to this Agreement or any Project Supply Agreement to the tribunal for the prior arbitration. Such tribunal shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. For the avoidance of doubt, consolidation under this paragraph is intended to promote efficiency, to avoid the possibility of inconsistent awards, and to prevent double recovery, and consolidation is therefore contemplated and understood to occur and apply to and between all parties to this Agreement and a Project Supply Agreement.

13

13.	Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party hereto, and any purported assignment without such consent shall be deemed null and void, which consent shall not be unreasonably withheld, conditioned or delayed.

14.	Publicity. Supplier shall not (and shall cause its Affiliates not to), and NEER shall not (and shall cause its Affiliates not to), make or authorize any news release, advertisement, or other disclosure which shall confirm the existence or convey any aspect of this Agreement or any Project Supply Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required to perform this Agreement or a Project Supply Agreement, and as required by Applicable Law (including the Securities Act of 1993 and the Securities Exchange Act of 1934 as well as rules and regulations promulgated by the United States Securities and Exchange Commission, the securities laws, rules and regulations of Korea, and the securities laws, rules and regulations of the Cayman Islands) or any applicable stock exchange rules and regulations. Following the Effective Date of this Agreement, the Parties hereby agree to cooperate in good faith to issue a press release with respect to this Agreement.

15.	Complete Agreement; Modifications. This Agreement, including all exhibits, schedules, and annexes hereto, contains the complete and entire agreement among the Parties as to the subject matter hereof and replaces and supersedes any prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement. In the event of any conflict between this Agreement and any Project Supply Agreement, this Agreement shall control over the Project Supply Agreement. No modification of the Agreement shall be binding unless it is written and signed by both Parties.

16.	Notices. Whenever a provision of the Agreement requires or permits any consent, approval, notice, request, or demand from one Party to another, the consent approval, notice, request, or demand must be in writing and delivered in order to be effective. Any such consent approval, notice, request, or demand shall be deemed delivered and received if:

(a)	personally delivered or if delivered by overnight courier service, when actually received by the Party to whom notice is sent, at the address of such Party set forth below (or at such other address as such Party may designate by written notice to the other Party in accordance with this Section 16); or

14

(b)	delivered by email on the day transmitted if before 5:00 p.m. and on the subsequent day if received after 5:00 p.m. New York time, and receipt is subsequently confirmed in writing by the recipient.

Supplier:

Hanwha SolarOne U.S.A. Inc.

300 Spectrum Center Drive, Suite 1250

Irvine, CA 92618

Telephone for confirmation: […***…]

Attn: […***…]

Email: […***…]

and

Telephone for confirmation: […***…]

Attn: […***…]

Email: […***…]

With a copy to:

Hanwha SolarOne U.S.A. Inc.

300 Spectrum Center Drive, Suite 1250

Irvine CA 92618

Telephone for confirmation: […***…]

Attn: […***…], Legal Department

Email: […***…]

Purchaser:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: VP Integrated Supply Chain

Telephone: […***…]

Email: […***…]

With a copy to:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: General Counsel

Telephone: […***…]

Email: […***…]

* Confidential Treatment Requested

15

17.	Waiver of Consequential Damages; Limitation of Liability.

17.1	NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT OR INCIDENTAL LOSSES OR DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, AND SUPPLIER AND NEER EACH HEREBY RELEASE THE OTHER FROM SUCH LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS. THE FOREGOING LIMITATION SHALL NOT: (I) PRECLUDE RECOVERY, WHERE APPLICABLE, OF THE TERMINATION PAYMENT IN SECTION 6.2, THE CANCELLATION PAYMENT, LIQUIDATED DAMAGES, OR COVER COSTS IN SECTION 17.3; OR (II) APPLY TO ANY CLAIMS BASED ON GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD.

17.2	Except as otherwise provided herein, Supplier’s maximum cumulative liability under this Agreement and the Project Supply Agreements, taken together, shall be $[…***…] (the “Maximum Liability Amount”); provided that the Maximum Liability Amount shall be reduced by […***…]% of the [(total WDC Scheduled Volumes terminated pursuant to Section 1.2(d), 6.6 or Section 7 of this Agreement or Sections 34 or 35 of a Project Supply Agreement x Scheduled Price)] (such reductions if they occur, the “Reduction Amount”). For the avoidance of doubt, any refund of the Upfront Payment due to NEER resulting from Supplier’s breach of this Agreement shall not be included in any calculation of Supplier’s Maximum Liability Amount, and Suppliers Maximum Liability Amount shall not in any way limit Purchaser’s rights under the Limited Warranty Agreement. Notwithstanding the foregoing, Supplier’s maximum cumulative liability under the Project Supply Agreements with respect to Schedule Liquidated Damages (as defined in the Project Supply Agreement) for all initial Scheduled Volumes shall be limited to $[…***…], which is the sum of an amount equal to[…***…]% of the [total WDC Scheduled Volumes under the Project Supply Agreement x Scheduled Price] under all Project Supply Agreements (assuming the Project Supply Agreements delivered hereunder cover one hundred percent (100%) of the initial Scheduled Volumes) and Supplier’s maximum cumulative liability under the Project Supply Agreements with respect to Performance Liquidated Damages (as defined in the Project Supply Agreement) for all initial Scheduled Volumes shall be limited to $[…***…], which is the sum of an amount equal to […***…]% of the [total WDC Scheduled Volumes delivered under such Project Supply Agreement x Scheduled Price] under all Project Supply Agreements (assuming the Project Supply Agreements delivered hereunder cover one hundred percent (100%) of the initial Scheduled Volumes (other than the initial Scheduled Volumes to be delivered to a Project Site in Florida)).

* Confidential Treatment Requested

16

17.3	Following termination of this Agreement or a Project Supply Agreement by NEER or an FPL Project Supply Agreement by FPL (in each case for cause), NEER or FPL, as applicable, shall be entitled to make a claim for Cover Costs; provided that there shall be no duplication of Cover Costs recovery under this Agreement and a Project Supply Agreement for a failure by Supplier to deliver to a single Project. With respect to claims for Cover Costs by such party or any Purchaser under this Agreement or any Project Supply Agreement, as applicable, each such claim shall be limited to an amount equal to the number of undelivered WDC under such contract multiplied by the corresponding “WDC Maximum Cover Costs” found in Schedule 9 hereto corresponding to the date of termination of such contract. Notwithstanding the foregoing, if such party fails to terminate this Agreement or a Purchaser fails to terminate a Project Supply Agreement within five (5) days from the date upon which such party had the right to terminate the respective contract, then for purposes of the above calculation, the termination date of such contract shall be deemed to be the day that is five (5) days from the date upon which its right to terminate was effective. NEER or FPL, as applicable shall provide reasonable evidence of Cover Costs when it submits any claim for Cover Costs, and after remitting such Cover Costs to NEER or FPL as applicable, Supplier shall have the right to have an independent audit of the Cover Costs and such party’s books and records relating to such Cover Costs.

17.4	Except for Supplier’s Parent Guaranty and the Letter of Credit, NEER’s sole recourse for any damages or liabilities due to NEER by Supplier pursuant to this Agreement shall be limited to the assets of Supplier without recourse individually or collectively to the assets of any shareholders or Affiliates of Supplier or the officers, directors, employees or agents of Supplier, its shareholders or their Affiliates.

17.5	NEER’s maximum cumulative liability under this Agreement shall be limited to an amount equal to the Maximum Liability Amount less the Reduction Amount, provided that such limitation of liability shall not apply to Purchaser’s obligation to pay the Cancellation Payment (to the extent such Cancellation Payment exceeds such limitation of liability). Supplier’s sole recourse for any damages or liabilities due to Supplier by NEER pursuant to this Agreement shall be limited to the assets of NEER without recourse individually or collectively to the assets of the members or the Affiliates of NEER or the officers, directors, employees or agents of NEER, its members or their Affiliates.

17.6	Notwithstanding anything to the contrary in this Agreement or in any Project Supply Agreement, there shall be no duplication of recovery by Supplier, NEER or any Project Company, including their Affiliates and permitted assigns and successors, under this Agreement and any Project Supply Agreement. In the event that a Project Supply Agreement has been delivered under this Agreement, to the extent that the facts and circumstances may give rise to a claim of any party under such Project Supply Agreement, each of Supplier and NEER waive all such claims under this Agreement and release and discharge the other Party from any and all liability to NEER or Supplier, as applicable, under such claims under this Agreement (“Released Claims”). For the avoidance of doubt, such waiver and discharge does not apply to claims under a separate Project Supply Agreement delivered under this Agreement. NEER shall indemnify and hold Supplier and Supplier’s Affiliates harmless from and against any Released Claims including all costs, expenses, and attorneys’ fees assessed against or suffered by Supplier under this Agreement.

17

18.	Anti-Bribery.

18.1	Neither Party nor any past or present director, officer, parent, subsidiary or affiliate, employee, representative or agent of such Party or any other person or entity acting on such Party’s behalf for whose acts it is vicariously liable (any of the foregoing being a “Party Agent”) has directly or indirectly paid, promised or offered to pay, or authorized the payment of any money or anything of value in connection with this Agreement to: (i) an officer, employee, agent or representative of any government, including any department, agency or instrumentality of any government or any government-owned or government controlled entity or any person or entity acting in an official capacity on behalf thereof; (ii) a candidate for political office, any political party or any official of a political party; or (iii) any other person or entity while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, given or promised, directly or indirectly, to any person or entity described in this Article 18; for the purpose of, in each case under clause (i), (ii) or (iii) above, corruptly influencing any act or decision of such government official, political party, party official, or candidate in his or its official capacity, including a decision to do or omit to do any act in violation of the lawful duty of such person or entity, or inducing such person or entity to use his or its influence with the government or instrumentality thereof to affect or influence any act or decision in violation of any applicable anti-bribery laws, including the United States Foreign Corrupt Practices Act (“Anti-Bribery Laws”).

18.2	Neither a Party nor any Party Agent shall violate any applicable Anti-Bribery Laws in connection with this Agreement. Without limiting the foregoing, each Party shall not (and shall cause each Party Agent not to), directly or indirectly, pay, promise or offer to pay, or authorize the payment of any money or anything of value to (including a “grease,” “expediting” or facilitation payment): (i) an officer, employee, agent or representative of any government, including any department, agency or instrumentality of any government or any government-owned or government-controlled entity or any person or entity acting in an official capacity on behalf thereof; (ii) a candidate for political office, any political party or any official of a political party; or (iii) any other person or entity while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, given or promised, directly or indirectly, to any person or entity described above; for the purpose of, in each case under clause (i), (ii) or (iii), corruptly influencing any act or decision of such government official, political party, party official, or candidate in his or its official capacity, including a decision to do or omit to do any act in violation of the lawful duty of such person or entity, or corruptly inducing such person or entity to use his or its influence with the government or instrumentality thereof to affect or influence any act or decision, for the benefit of NEER, any Purchaser, Supplier or any Party Agent in connection with this Agreement.

18

18.3	Either Party shall notify the other Party immediately if it learns at any time during the term of this Agreement that a government official acquires an ownership, voting, or economic interest in such Party or a legal or beneficial interest in a Party’s payments under this Agreement.

18.4	If either Supplier or Purchaser has knowledge of a violation of any anti-corruption laws in connection with the performance of this Agreement or the existence of any facts or circumstances surrounding any activities in connection with the representation of either Party that either Party knows constitutes a violation of any anti-corruption Laws, such Party shall immediately notify the other of such knowledge.

(a)	Such notice shall be provided not later than five (5) days after either Party acquires such knowledge.

(b)	Each of Purchaser and Supplier shall fully cooperate with the other or its designee in any inquiry into any violation of any anti-corruption Laws relating to activities conducted in connection with this Agreement.

18.5	In addition, neither a Party nor any Party Agent shall make a payment to anyone for any reason on behalf or for the benefit of the other Party which is not properly and accurately recorded in the Party’s books and records, including the amount, purpose and recipient, all of which shall be maintained with supporting documentation. For three (3) years after such Party or Party Agent’s receipt of the last payment made under this Agreement or any Project Supply Agreement, the other Party shall have the right to have an independent Third Party audit of the Party, and subject to confidentiality restrictions of such agent or subcontractor, any Party Agent’s and subcontractor’s books and records to the extent permitted under the applicable agreement such Party and Party Agent or subcontractor, in each case with respect solely to payments made to anyone for any reason on behalf of or for the benefit of the other Party or any other Purchaser in violation of this Article 18.

19

19.	Letter of Credit.

19.1	Supplier shall have sixty (60) days following the Effective Date to provide notice that it is prepared to deliver the Letter of Credit to NEER and shall use best efforts to do so, provided that Supplier shall have no obligation to release such Letter of Credit to NEER in the event NEER does not release funds to pay the Upfront Payment to Supplier upon such delivery in accordance with Section 2.2(a). Supplier shall deliver the Letter of Credit to NEER concurrently with NEER’s delivery of the Upfront Payment to Supplier. Notwithstanding the foregoing, if within such sixty (60) day period, the Letter of Credit Provider certifies that circumstances beyond its control are preventing it from issuing letters of credit generally, then the Parties shall negotiate in good faith for Supplier to provide an alternative means of credit support. If within five (5) Business Days of the receipt of the notice referenced in the previous sentence, the Parties have not agreed to an alternative means of credit support, then this Agreement shall immediately terminate and neither Party shall have any liability to the other for any cost or damages including the Termination Payment. Provided, however, that if the Parties agree to an alternative means of credit support, and that alternative means of credit support is anything other than a letter of credit, and at any point in during the Term of this Agreement, the Letter of Credit Provider is no longer prevented from issuing letters of credit, then Supplier shall use best efforts to replace the alternative means of credit support with a letter of credit from the Letter of Credit Provider, in the form of Schedule 5.

19.2	[INTENTIONALLY OMITTED].

19.3	Upon (i) termination of a Project Supply Agreement in accordance therewith or (ii) an Insolvency Event of Supplier during which a Supplier Event of Default under Section 33.1(a) of a Project Supply Agreement has occurred and is continuing (such events, the “Additional Draw Event”), and in each case the passage of five (5) Business Days after the date of such event, NEER shall be entitled to draw down from the Letter of Credit an amount equal to:

(a)	the portion of the Upfront Payment eligible for the Letter of Credit as set forth on Schedule 8 attributable to the undelivered WDC Scheduled Volumes under the terminated Project Supply Agreement (or in the case of an Additional Draw Event, the Project Supply Agreement(s) with the Event of Default under Section 33.1(a) thereof), and in either the same or a subsequent draw; and

(b)	Cover Costs for the undelivered WDC Scheduled Volumes under the terminated Project Supply Agreement (or in the case of an Additional Draw Event, the Project Supply Agreement(s) with the Event of Default under Section 33.1(a) thereof), up to the amount calculated in accordance with Section 17.3.

In the case of an Additional Draw Event, Supplier shall be relieved of its obligation to supply and deliver the undelivered WDC Scheduled Volumes under the Project Supply Agreement(s) with the Event of Default under Section 33.1(a) thereof.

19.4	The Letter of Credit shall not be subject to replenishment following any draw thereon. The face amount of the Letter of Credit shall step down from time to time in accordance with the terms set forth on Schedule 9.

20

19.5	Upon presentment to NEER of a step-down certificate for the Letter of Credit after the occurrence of any of the events set forth in Schedule 9, NEER shall promptly execute such step-down certificate for such occurrence and return it to Supplier. NEER shall deliver an executed step-down certificate for any Scheduled Volumes terminated by NEER by means of an Optional Cancellation or a termination for convenience under Section 7 of this Agreement or Section 35 of a Project Supply Agreement with any notice of such termination provided to Supplier.

19.6	In the event NEER fails to execute such step-down certificate for the Letter of Credit within five (5) Business Days following receipt, Supplier may, in addition to any other remedies it may have under this Agreement, provide the Auditor with true-and-correct copies of the Required Deliverables (as defined in the Project Supply Agreement) and such other documents or records that are reasonably and customary maintained to evidence shipping and deliver of the PV Modules evidencing delivery of all PV Modules that have not otherwise been acknowledged by NEER (the “Unacknowledged PV Modules”), certified by Supplier to be a true-and-correct copy of such Required Deliverables (such Required Delivered provided to Auditor, the “Delivery Documents”). The Auditor will review the Delivery Documents for the Unacknowledged PV Modules and provide in writing its determination regarding the amount of Unacknowledged PV Modules Delivered to NEER or a Purchaser within five (5) Business Days of receipt of such evidence. Upon the Auditor’s determination based solely on their review of the Delivery Documents and any receipts provided by the Purchaser to both the Auditor and Supplier and certified by Purchaser to be a true-and-correct copy of such receipts, with no independent inquiry that the Unacknowledged PV Modules were delivered to NEER or its affiliate, the Auditor shall provide Supplier, NEER and the Letter of Credit Provider such determination in writing which may be used by Supplier to satisfy its requirements with respect to Annex 4 of the Letter of Credit allowing for a reduction to the Letter of Credit in the applicable amount. The Auditor’s determination shall not be deemed to be determinative as between the Parties for any other purpose other than to allow for a reduction to the Letter of Credit. The Auditor’s written determination shall include the following statement:

“We hereby certify to The Export-Import Bank of Korea and to NextEra Energy Resources, LLC, a Delaware limited liability company, that we have reviewed the documents and electronic records categorized below (the “Delivery Documents”) which have been presented to us as true and correct copies or originals:

1.	Bills of lading for the PV Modules; and

2.	Such other documents or records that are reasonably and customarily maintained to evidence the shipping of PV Modules from the specified ports of shipping for delivery to specified delivery points.

21

Based solely on a review of the Delivery Documents and without independent inquiry, the Delivery Documents evidence delivery of        MW of PV Modules to the locations specified on the Delivery Documents.”

Upon making such certification, Auditor will execute Annex 4 to the Letter of Credit reflecting Auditor’s determination.

The Parties shall use commercially reasonable efforts to engage an Auditor for the purposes set forth in this Section 19.6. In the event that the Parties are not able to engage an Auditor who is willing to make such a certification under any circumstances, the Parties in good faith shall negotiate changes to the Auditor certification which reflect market practice for Auditors in such type of engagement. In the event the Auditor provides the requested certification for Unacknowledged PV Modules, NEER shall pay the fees of the Auditor for such review and certification. In the event the Auditor determines it cannot provide the requested certification, Supplier shall pay the fees of the Auditor for such review and certification.

20.	Corporate Guarantees. Subject to the terms of this Agreement and the approval of the Bank of Korea for the execution and delivery of the Supplier Parent Guaranty, Supplier shall provide to Purchaser a guarantee in the form of Schedule 6 attached hereto, incorporated and made a part hereof by this reference, duly executed by Guarantor for the benefit of NEER (the “Supplier Parent Guaranty”) pursuant to which Supplier Parent Company has guaranteed payment of, the Termination Payment, Cover Costs under this Agreement and the Project Supply Agreements, and Schedule Liquidated Damages, Performance Liquidated Damages, and indemnification claims under the Project Supply Agreements. Delivery of an electronic copy of the Supplier Parent Guaranty executed by the Guarantor shall constitute delivery of the Supplier Parent Guaranty hereunder, and thereafter Supplier shall deliver the original, executed Supplier Parent Guaranty to NEER. Supplier shall use commercially reasonable efforts to obtain the approval of the Bank of Korea of the Supplier Parent Guaranty within thirty (30) days after the Effective Date, and if Supplier has not delivered the Supplier Parent Guaranty for any reason within thirty (30) days after the Effective Date, either Party may terminate this Agreement upon written notice to the other Party. Upon such termination, both Parties shall be released from all obligations and liabilities hereunder. The limit on the amount guaranteed by the Supplier Parent Guaranty shall be reduced in accordance with the terms set forth in Schedule 9.

21.	Third Party Beneficiary. The Parties agree that FPL shall be and is an intended third-party beneficiary of this Agreement, solely with respect to the FPL Projects. No other Person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement and this Agreement is intended solely for the benefit of the Parties. The Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement.

22.	Counterparts. This Contract may be signed in counterparts and delivered by email or otherwise permitted by Applicable Laws, each such counterpart (whether delivered by email or otherwise), when executed, shall be deemed an original and all of which together constitute one and the same agreement.

22

23.	Defined Terms. As used in this Agreement, including the appendices, exhibits and other attachments hereto, or any Project Supply Agreement, each of the following terms shall have the meaning assigned to such term as set forth below:

“Additional Draw Event” has the meaning set forth in Section 19.3.

“Affiliate” means, in relation to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the word “controls” means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble, and all exhibits, schedules, and annexes hereto, as same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

“Anti-Bribery Laws” has the meaning set forth in Section 18.1.

“Applicable Laws” means all applicable laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders, rules, regulations and interpretations of any Government Authority, to the extent having jurisdiction over Supplier, NEER, or the subject matter of this Agreement.

“Auditor” means the independent accounting firm engaged by the Parties with respect to Section 19.6 hereof and shall be one of the following; Deloitte LLP, PricewaterhouseCoopers, Ernst & Young or KPMG.

“Business Day” means any day other than a Saturday or Sunday or days on which the banking institutions in the State of New York are obligated or authorized by law to close.

“Cancellation Payment” has the meaning set forth in Section 6.6(a).

“Confidential Information” has the meaning set forth in Section 5.1.

“Cover Costs” means, following the termination of this Agreement or any Project Supply Agreement, if Purchaser acquires modules from a Third Party as replacement for PV Modules that had not been Delivered (as defined in the Project Supply Agreement), the additional incremental module and transportation costs (when compared to the PV Module Price and Delivery Charges (as defined in the Project Supply Agreement) Purchaser would have incurred under any Project Supply Agreement) actually incurred by Purchaser to acquire such replacement modules and have such replacement modules delivered to the Delivery Point (as defined in the Project Supply Agreement).

“Delivery” means delivery of the PV Modules by Supplier to the delivery point as defined in the applicable Project Supply Agreement.

23

“Delivery Documents” has the meaning set forth in Section 19.6.

“Dispute” has the meaning set forth in Section 12.1.

“Effective Date” has the meaning set forth in the Preamble.

“Financing Parties” means a lender, security holder, investor, export credit agency, multilateral institution, equity provider and other Person providing financing or refinancing to or on behalf of NEER for the development, construction, ownership, operation and/or maintenance of the Project or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing; provided, however, such Person shall be a Third Party.

“FPL” means Florida Power & Light Company, a Florida corporation.

“FPL Project Agreements” means the Project Supply Agreements delivered or deemed delivered with respect to the FPL Projects.

“FPL Projects” means the projects on Schedule 4 named Citrus, Babcock and Manatee.

“Government Authority” means any and all foreign, national, federal, state, county, city, municipal, local or regional authorities, departments, bodies, commissions, corporations, branches, directorates, agencies, ministries, courts, tribunals, judicial authorities, legislative bodies, administrative bodies, regulatory bodies, autonomous or quasi-autonomous entities or taxing authorities or any department, municipality or other political subdivision thereof to the extent having jurisdiction over Supplier, NEER, Purchaser, a Project or any portion thereof, the Project Site, the PV Modules or this Agreement.

“Guarantor” means Hanwha Chemical Corporation, a corporation formed under the laws of Korea, or any successor entity.

“ICC” has the meaning set forth in Section 12.2(a).

“Insolvency Event” means, with respect to a Party, that (A) that Party consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors; (B) that Party files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of companies, or providing for an agreement, composition, extension, or adjustment with its creditors; (C) a substantial part of that Party’s assets is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than sixty (60) days; or (D) that Party is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than sixty (60) days, or has filed against it a petition or claim under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within sixty (60) days of such filing.

24

“Letter of Credit” means an irrevocable standby letter of credit, with an initial stated amount equal to $[…***…], issued by the Letter of Credit Provider to NEER, substantially in the form of Schedule 5 hereto.

“Letter of Credit Provider” means the Export-Import Bank of Korea.

“Limited Warranty Agreement” means the limited warranty for the PV Modules to be provided by Hanwha Q CELLS Corp.

“Maximum Liability Amount” has the meaning set forth in Section 17.2.

“Modules” has the meaning set forth in Section 3.

“NEER” has the meaning set forth in the Preamble.

“NEER Event of Default” has the meaning set forth in Section 6.4.

“Optional Cancellation” has the meaning set forth in Section 1.2(d).

“Parties” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“Party Agent” has the meaning set forth in Section 18.1.

“Person” means an individual, partnership, corporation, limited liability company, company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

“Project” has the meaning set forth in the Recitals.

“Project Company” has the meaning set forth in the Recitals.

“Project Site” means the physical location upon which a Project is or shall be built.

“Project Supply Agreements” has the meaning set forth in Section 1.2(a).

“Proprietary Information” means all specifications, designs, drawings, process technology, data, technical information and other proprietary information.

“Purchase Price” means [(Total WDC Scheduled Volumes x Scheduled Price)].

* Confidential Treatment Requested

25

“Purchaser” has the meaning set forth in Section 1.2(a).

“PV Modules” has the meaning set forth in Section 1.1.

“Reduction Amount” has the meaning set forth in Section 17.2.

“Rules” has the meaning set forth in Section 12.2(a).

“Scheduled Prices” has the meaning set forth in Section 1.2(a).

“Scheduled Volumes” has the meaning set forth in Section 1.2(a).

“Supplier” shall have the meaning set forth in the Preamble to this Agreement.

“Supplier Event of Default” has the meaning set forth in Section 6.3.

“Supplier Parent Guaranty” has the meaning set forth in Section 20.

“Tax” or “Taxes” means all taxes of any kind, including any federal, state, local or foreign income, estimated, net investment, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, disability, welfare, workers’ compensation, excise, premium, property, net worth, escheat, unclaimed property, capital gains, transfer, stamp, documentary stamp, recording, mortgage recording, social security, environmental, utility, production, severance, inventory, recapture, alternative or add-on minimum, or occupation, tax and any other assessment, fee, levy, duty, custom, tariff, impost, universal service charge, obligation or governmental charge, together with all interest, penalties and additions imposed with respect to such amounts.

“Term” has the meaning set forth in Section 6.1(a).

“Third Party” means a Person that is not a Party or an Affiliate, successor or assign of a Party.

“Unacknowledged PV Modules” has the meaning set forth in Section 19.6.

“Upfront Payment” has the meaning set forth in Section 2.2(a).

“Warranty” means Supplier’s standard warranty as further described in the Project Supply Agreement.

“WDC” means watts of direct current.

[Remainder of Page Intentionally Blank]

26

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date and year first above written.

Supplier:

HANWHA SOLARONE U.S.A. INC.

By:	/s/ Koo Yung Lee
Name:	Koo Yung Lee
Title:	Authorized Signatory

NEER:

NEXTERA ENERGY RESOURCES, LLC

By:	/s/ Tom Broad
Name:	Tom Broad
Title:	Vice President Engineering and Construction

[Signature Page to Photovoltaic Module Master Supply Agreement]

Schedule 1

Basic Terms of Sale – PV Modules

1)	PV Module Price for a Total of 1539.75 MW PV Modules:

Supplier shall sell to Purchaser PV Modules, as further detailed in the data sheets attached hereto as Exhibit A, meeting the following minimum power ratings and at the prices set forth below and the volumes set forth in Schedule 4. The prices set forth below do not include Delivery Charges.

Table 1-A – Pricing Table for NEER Projects

Year	Product	Power Class (Wp)	Price (US$/W)
2015	Q.PRO L G4	315	[…***…]
2016	Q.PLUS L G4	325	[…***…]

Table 1-B – Pricing Table for FPL Projects

Year	Product	Power Class (Wp)	Price (US$/W)
2016	Q.PLUS L G4	325	[…***…]

At any time during the term of this Agreement, Supplier may notify Purchaser that Supplier can make available PV Modules of the same model type, but with a higher or lower Wdc rating. Such notice shall indicate the Wdc rating of the proposed PV Module and the date on which deliveries of such PV Modules would begin. Upon receipt of the notice described above and provided that such higher or lower Wdc PV Modules shall not have an adverse effect on PV Module or Project performance, reliability or efficiency, Purchaser shall evaluate the impact of the proposed new higher or lower Wdc PV Modules on the engineering, timing and economics of the Project to which such PV Modules would be delivered. If following such evaluation Purchaser, in its sole and exclusive discretion, determines that it is able to incorporate such PV Modules into its Projects, Purchaser shall notify Supplier and the Parties shall negotiate in good faith a Change Order setting forth the revised pricing and delivery schedule for the PV Modules.

2)	PV Module Price:

The aggregate Purchase Price of the PV Modules for each Project will be calculated based on (total Wdc Volume Delivered) x (Price/Wp) provided above for each Project. The aggregate Purchase Price for the PV Modules under this Agreement is $[…***…].

*      Confidential Treatment Requested

3)	Upfront Payment:

The total Upfront Payment for the Projects to be entered into is $[…***…]. The Upfront Payment shall be credited pro rata against the PV Module Price for all NEER Projects. The portion of the Upfront Payment eligible for a draw upon the Letter of Credit is set forth on Schedule 8 to this Agreement.

4)	Delivery Charges:

Delivery Charges are an amount equal to the actual cost and expenses incurred by Supplier and its subcontractors to Deliver the PV Modules. Supplier shall not add any markup to such costs and expenses or costs to expedite shipment without approval of Purchaser. If Supplier elects to use air freight or any premium logistics to transport any PV Modules, the transportation costs charged to Purchaser for such PV Modules shall be an amount that Supplier and its subcontractors would have paid if such PV Modules had been transported using customary oversea and overland logistics.

5)	Invoices:

Upon delivery of PV Modules to the carrier at the port of export for a Project Supply Agreement where NEER or a NEER Subsidiary is the counterparty, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for (i) […***…]% of the Purchase Price for such PV Modules, which invoice shall be deemed paid in full upon issuance by applying the Upfront Payment as a credit to such invoice, and (ii) […***…]% of the Purchase Price for such PV Modules, which invoice shall be deemed paid upon issuance to the extent of any previously unapplied portion of the Upfront Payment by applying such unapplied portion pro rata against the PV Module Price for the PV Modules to be shipped as a credit to such invoice. Upon delivery of PV Modules to the carrier at the port of export for a Project Supply Agreement where FPL is the counterparty, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for […***…]% of the Purchase Price for such PV Modules. Upon Delivery of the PV Modules, Supplier shall invoice Purchaser under the applicable Project Supply Agreement for the remaining […***…]% of the Purchase Price for such PV Modules. On or prior to the tenth (10th) day of each calendar month, Supplier shall invoice Purchaser for delivery charges incurred during the prior calendar month.

*      Confidential Treatment Requested

Exhibit A

Specifications of PV Modules

[See attached]

Q.PRO L-G4 310-320
POLYcrYstaLLine sOLar mOduLe
The polycrystalline solar module Q.PRO L-G4 with power classes up to 320 W is the strongest module of its type on the market globally. Powered by 72 Q CELLS solar cells and with a size of 1.9 m² Q.PRO L-G4 was specially designed for large solar power plants to reduce BOS costs. But there is even more to our polycrystalline modules. Only Q CELLS offers German engineering quality with our unique triple Yield Security.
LOW ELECTRICITY GEnERaTIOn COSTS
Higher yield per surface area and lower BOS costs thanks to higher power classes and an efficiency rate of up to 16.3%.
InnOvaTIvE aLL-WEaThER TEChnOLOGY
Optimal yields, whatever the weather with excellent low-light and temperature behavior.
EnduRInG hIGh PERfORmanCE
Long-term yield security with Anti-PID Technology1, Hot-Spot-Protect and Traceable Quality Tra.Q™.
LIGhT-WEIGhT QuaLITY fRamE
High-tech aluminum alloy frame, certified for high snow (5400 Pa) and wind loads (2400 Pa).
a RELIaBLE InvESTmEnT
Inclusive 12-year product warranty and 25-year linear performance guarantee2.
PReLiminaRy
YIELD SECURITY
ANTI PID TECHNOLOGY (APT)
HOT-SPOT PROTECT (HSP)
TRACEABLE QUALITY (TRA.Q™)
MOD:27898 photon.info/laboratory
Best polycrystalline solar module 2013
Q.PRO-G2 235
151 modules tested
1 APT test conditions: Cells at -1000 V against grounded, with conductive me-ThE IdEaL SOLuTIOn fOR: tal foil covered module surface, 25 °C, 168 h
2 See data sheet on rear for further
Ground-mounted information. solar power plants

MECHANICAL SPECIFICATION

Frame
Cable with connectors
Junction box
Product label
DETAIL A

ELECTRICAL CHARACTERISTICS

POWER CLASS				310	315	320
MINIMUM PERFORMANCE AT STANDARD TEST CONDITIONS, STC[1] (POWER TOLERANCE +5 W / -0 W)						
Minimum	Power at MPP[2]	P_{MPP}	[W]	310	315	320
	Short Circuit Current*	I_{SC}	[A]	8.99	9.06	9.13
	Open Circuit Voltage*	V_{OC}	[V]	45.29	45.53	45.76
	Current at MPP*	I_{MPP}	[A]	8.39	8.46	8.53
	Voltage at MPP*	V_{MPP}	[V]	36.96	37.24	37.53
	Efficiency[2]	η	[%]	≥15.5	≥15.8	≥16.0
MINIMUM PERFORMANCE AT NORMAL OPERATING CONDITIONS, NOC[3]						
Minimum	Power at MPP[2]	P_{MPP}	[W]	228.9	232.6	236.3
	Short Circuit Current*	I_{SC}	[A]	7.25	7.31	7.36
	Open Circuit Voltage*	V_{OC}	[V]	42.16	42.38	42.60
	Current at MPP*	I_{MPP}	[A]	6.56	6.62	6.67
	Voltage at MPP*	V_{MPP}	[V]	34.88	35.14	35.41

Q CELLS PERFORMANCE WARRANTY

YEARS

At least 97 % of nominal power during first year. Thereafter max. 0.6 % degradation per year.
At least 92 % of nominal power after 10 years.
At least 83 % of nominal power after 25 years.

All data within measurement tolerances. Full warranties in accordance with the warranty terms of the Q CELLS sales organisation of your respective country.

PERFORMANCE AT LOW IRRADIANCE

RELATIVE EFFICIENCY [%]
IRRADIANCE [W/m²]

TEMPERATURE COEFFICIENTS

Temperature Coefficient of I_{SC}	α	[% / K]	+0.04	Temperature Coefficient of V_{OC}	β	[% / K]	−0.30
Temperature Coefficient of P_{MPP}	γ	[% / K]	−0.41	Normal Operating Cell Temperature	NOCT	[°F]	113 ± 5.4 (45 ± 3 °C)

PROPERTIES FOR SYSTEM DESIGN

Maximum System Voltage V_{SYS}	[V]	1500 (IEC) / 1000 (UL)	Safety Class	II
Maximum Series Fuse Rating	[A DC]	15	Fire Rating	C / Type 1
Max Load (UL)[2]	[lbs/ft²]	75 (3600 Pa)	Permitted module temperature on continuous duty	-40 °F up to +185 °F (-40 °C up to +85 °C)
Load Rating (UL)[2]	[lbs/ft²]	33 (1600 Pa)	[2] see installation manual	

QUALIFICATIONS AND CERTIFICATES

PACKAGING INFORMATION

Number of Modules per Pallet	29
Number of Pallets per 40' Container	22
Pallet Dimensions (L × W × H)	80.6 in × 44.5 in × 47.6 in (2047 × 1130 × 1208 mm)
Pallet Weight	1629 lb (739 kg)

Specifications subject to technical changes © Hanwha Q CELLS GmbH Q.PRO L-G4_310-320_2015-03_Rev03_NA

Engineered in **Germany**

Q CELLS

MECHANICAL SPECIFICATION
format 78.5 in × 39.4 in × 1.38 in (including frame)
(1994 mm × 1000 mm × 35 mm) 78.5’’ (1994 mm)
51.5’’ (1308 mm)
Weight 52.9 lb (24 kg)
4 × Grounding holes, Ø 0.18’’ (4.5 mm) 4 × Drainage holes 0.47 × 0.47” (11.9 × 11.9 mm)
front cover 0.12in (3.2 mm)?thermally?pre-stressed?glass?with?anti-reflection?technology Frame
37.4’’
Back cover Composite?film (949 mm)
? 47.24’’ (? 1200 mm)
frame Anodised?aluminum Cable with 39.4’’
connectors (1000 mm)
cell 6?×?12?solar?cells Junction bo×
Junction box 3.35-4.13 in × 2.36-3.15 in × 0.59-0.67 in (85-105 mm x 60-80 mm x Product label
15-17?mm),?Protection?class???IP67,?with?bypass?diodes 4 × Mounting slots (DETAIL A) 8 × Drainage holes 0.12 × 0.23” (3 × 6 mm)
cable 4?mm²?Solar?cable;?(+)?? 47.24 in (1200 mm), (-) ? 47.24 in (1200 mm) 0.63” (16 mm)
1.38” (35 mm) DETAIL A
0.33” (8.5 mm)
connector Amphenol?H4,?IP68 1.0” (25.5 mm)
ELECTRICAL CHARACTERISTICS
POWER CLASS 310 315 320 MInIMuM PERfORMAnCE AT STAndARd TEST COndITIOnS, STC1 (POWER TOLERAnCE +5 W /- 0 W) Power at MPP2 PMPP [W] 310 315 320 Short Circuit Current* I [A] 8.99 9.06 9.13
SC
Open Circuit Voltage* V [V] 45.29 45.53 45.76
OC
Current at MPP* I [A] 8.39 8.46 8.53 Minimum MPP
Voltage at MPP* V [V] 36.96 37.24 37.53
MPP
Efficiency2 ? [%] ? 15.5 ? 15.8 ? 16.0 MInIMuM PERfORMAnCE AT nORMAL OPERATIng COndITIOnS, nOC3 Power at MPP2 PMPP [W] 228.9 232.6 236.3 Short Circuit Current* I [A] 7.25 7.31 7.36
SC
Open Circuit Voltage* V [V] 42.16 42.38 42.60 Minimum OC
Current at MPP* I [A] 6.56 6.62 6.67
MPP
Voltage at MPP* V [V] 34.88 35.14 35.41
MPP
11000 W/m², 25°C, spectrum AM 1.5 G 2 Measurement tolerances STC ± 3%; NOC ± 5% 3 800 W/m², NOCT, spectrum AM 1.5 G * typical values, actual values may differ
Q CELLS PERFORMANCE WARRANTY PERFORMANCE AT LOW IRRADIANCE
100 Q CELLS 105
TIVE[%] * At least 97 % of nominal power during[%]
97 Industry standard for linear warranties
Industry standard for tiered warranties* first year. Thereafter max. 0.6 % degra- 100
RELA 95
POWER dation per year. 95
At least 92 % of nominal power after efficiency
EFFICIENCY NOMINAL 90 10 years. 90
TO At least 83 % of nominal power after
85 25 years. relative 85
80
80 All data within measurement tolerances. 100 200 300 400 500 600 700 800 900 1000 Full warranties in accordance with the
75 warranty terms of the Q CELLS sales irradiance [W/m²] NA
0 5 10 15 20 25 organisation of your respective country. _ *Evaluation of the 10 PV companies with the largest production YEARS The typical change in module efficiency at an irradiance of 200 W/m² in relation capacity in 2014 (Status: September 2014) to 1000 W/m² (both at 25 °C and AM 1.5 G spectrum) is -2% (relative). Rev03 03 _
TEMPERATURE COEFFICIENTS 2015 -Temperature Coefficient of I ? [% / K] + 0.04 Temperature Coefficient of V ? [% / K]—0.30 _
SC OC 320
Temperature Coefficient of P ? [% / K]—0.41 Normal Operating Cell Temperature NOCT [°F] 113 ± 5.4 (45 ± 3 °C) -
MPP 310 G4 _ L -
PROPERTIES FOR SYSTEM DESIGNPRO
Maximum System Voltage V [V] 1500 (IEC) / 1000 (UL) Safety Class II
SYS Q.
Maximum Series Fuse Rating [A DC] 15 Fire Rating C / Type 1 GmbH Max Load (UL)2 [lbs/ft2] 75 (3600 Pa) Permitted module temperature -40 °F up to +185 °F ceLLs on continuous duty (-40 °C up to +85 °C) Q Load Rating (UL)2 [lbs/ft2] 33 (1600 Pa) 2 see installation manual Hanwha ©
QUALIFICATIONS AND CERTIFICATES pACkAgINg INFORmATIONchanges
IEC 61215 (Ed. 2); IEC 61730 (Ed. 1), Application class A Number of modules per pallet 29 This data sheet complies with DIN EN 50380.
Number of pallets per 40’ Container 22 technical pallet Dimensions ( L × W × H ) 80.6 in × 44.5 in × 47.6 into
(2047 × 1130 × 1208 mm)
Certified subject UL 1703
(254141) pallet Weight 1629 lb (739 kg)
NOTE: Installation instructions must be followed. See the installation and operating manual or contact our technical service department for further information on approved installation and use Specifications of this product.
Hanwha solarOne u.s.a. inc.
300 Spectrum Center Drive, Suite 1250, Irvine, CA 92618 | teL +1 949 748 59 96 | emaiL us.sales@hanwha-solarone.com

Q.PLUS L-G4 320-340 PreLiminary
POLYcrYstaLLine sOLar mOduLe
The polycrystalline solar module Q.PLUS L-G4 with power classes up to 340 W is the strongest module of its type on the market globally. Powered by 72 Q CELLS solar cells and with a size of 1.9 m² Q.PLUS L-G4 was specially designed for large solar power plants to reduce BOS costs. But there is even more to our polycrystalline modules. Only Q CELLS offers German engineering quality with our unique triple Yield Security.
LOW ELECTrICITY GEnEraTIOn COSTS
Higher yield per surface area and lower BOS costs thanks to higher power classes and an efficiency rate of up to 17.4%.
InnOvaTIvE aLL-WEaThEr TEChnOLOGY
Optimal yields, whatever the weather with excellent low-light and temperature behavior.
EndUrInG hIGh PErfOrmanCE
Long-term yield security with Anti-PID Technology1, Hot-Spot-Protect and Traceable Quality Tra.Q™.
YIELD SECURITY
LIGhT-WEIGhT QUaLITY framE
ANTI PID TECHNOLOGY
High-tech aluminum alloy frame, certi?ed for (APT) high snow (5400 Pa) and wind loads (2400 Pa). HOT-SPOT PROTECT
(HSP)
TRACEABLE QUALITY (TRA.Q™)
a rELIaBLE InvESTmEnT
Inclusive 12-year product warranty and 25-year linear
performance guarantee2. MOD:27898 photon.info/laboratory
Best polycrystalline solar module 2013
Q.PRO-G2 235
151 modules tested
1 APT test conditions: Cells at -1000 V against grounded, with conductive me-ThE IdEaL SOLUTIOn fOr: tal foil covered module surface, 25 °C, 168 h
2 See data sheet on rear for further
Ground-mounted information. solar power plants

MECHANICAL SPECIFICATION

78.5" (1994 mm)
Frame
Junction box
Product label

ELECTRICAL CHARACTERISTICS

POWER CLASS			320	325	330	335	340
MINIMUM PERFORMANCE AT STANDARD TEST CONDITIONS, STC[1] (POWER TOLERANCE +5 W / - 0 W)							
Power at MPP[2]	P_{MPP}	[W]	320	325	330	335	340
Short Circuit Current*	I_{SC}	[A]	9.39	9.44	9.49	9.54	9.59
Open Circuit Voltage*	V_{OC}	[V]	46.17	46.43	46.68	46.94	47.20
Current at MPP*	I_{MPP}	[A]	8.79	8.85	8.91	8.97	9.03
Voltage at MPP*	V_{MPP}	[V]	36.39	36.70	37.02	37.33	37.63
Efficiency[2]	η	[%]	≥16.0	≥16.3	≥16.5	≥16.8	≥17.1
MINIMUM PERFORMANCE AT NORMAL OPERATING CONDITIONS, NOC[3]							
Power at MPP[2]	P_{MPP}	[W]	237.2	241.0	244.7	248.4	252.1
Short Circuit Current*	I_{SC}	[A]	7.57	7.61	7.65	7.69	7.73
Open Circuit Voltage*	V_{OC}	[V]	43.08	43.32	43.56	43.81	44.05
Current at MPP*	I_{MPP}	[A]	6.89	6.94	6.99	7.04	7.09
Voltage at MPP*	V_{MPP}	[V]	34.44	34.72	35.01	35.29	35.56

(Minimum)

Q CELLS PERFORMANCE WARRANTY

Q CELLS
Industry standard for linear warranties
Industry standard for tiered warranties
EFFICIENCY RELATIVE TO NOMINAL POWER [%]
YEARS

At least 97 % of nominal power during first year. Thereafter max. 0.6 % degradation per year.
At least 92 % of nominal power after 10 years.
At least 83 % of nominal power after 25 years.

All data within measurement tolerances. Full warranties in accordance with the warranty terms of the Q CELLS sales organisation of your respective country.

PERFORMANCE AT LOW IRRADIANCE

RELATIVE EFFICIENCY [%]
IRRADIANCE [W/m²]

TEMPERATURE COEFFICIENTS

Temperature Coefficient of I_{SC}	α	[% / K]	+0.04	Temperature Coefficient of V_{OC}	β	[% / K]	−0.29
Temperature Coefficient of P_{MPP}	γ	[% / K]	−0.40	Normal Operating Cell Temperature	NOCT	[°F]	113 ± 5.4 (45 ± 3 °C)

PROPERTIES FOR SYSTEM DESIGN

Maximum System Voltage V_{SYS}	[V]	1500 (IEC) / 1000 (UL)	Safety Class	II
Maximum Series Fuse Rating	[A DC]	15	Fire Rating	C / Type 1
Max Load (UL)[2]	[lbs/ft²]	75 (3600 Pa)	Permitted module temperature on continuous duty	-40 °F up to +185 °F (-40 °C up to +85 °C)
Load Rating (UL)[2]	[lbs/ft²]	33 (1600 Pa)	[2] see installation manual	

QUALIFICATIONS AND CERTIFICATES

PACKAGING INFORMATION

Number of Modules per Pallet	29
Number of Pallets per 40' Container	22
Pallet Dimensions (L × W × H)	80.6 in × 44.5 in × 47.6 in (2047 × 1130 × 1208 mm)
Pallet Weight	1629 lb (739 kg)

Engineered in **Germany**

Specifications subject to technical changes © Hanwha Q CELLS GmbH Q.PLUS L-G4_320-340_2015-03_Rev03_NA

MECHANICAL SPECIFICATION
format 78.5 in × 39.4 in × 1.38 in (including frame)
(1994 mm × 1000 mm × 35 mm) 78.5’’ (1994 mm)
51.5’’ (1308 mm)
Weight 52.9 lb (24 kg)
4 × Grounding holes, Ø 0.18’’ (4.5 mm) 4 × Drainage holes 0.47 × 0.47” (11.9 × 11.9 mm)
front cover 0.12?in?(3.2?mm)?thermally?pre-stressed?glass?with?anti-reflection?technology Frame
37.4’’
Back cover Composite?film (949 mm)
? 47.24’’ (? 1200 mm)
frame Anodised?aluminum Cable with 39.4’’
connectors (1000 mm)
cell 6?×?12?solar?cells Junction bo×
Junction box 3.35-4.13 in × 2.36-3.15 in × 0.59-0.67 in (85-105 mm x 60-80 mm x Product label
15-17?mm),?Protection?class???IP67,?with?bypass?diodes 4 × Mounting slots (DETAIL A) 8 × Drainage holes 0.12 × 0.23” (3 × 6 mm)
cable 4?mm²?Solar?cable;?(+)?? 47.24 in (1200 mm), (-) ? 47.24 in (1200 mm) 0.63” (16 mm)
1.38” (35 mm) DETAIL A
0.33” (8.5 mm)
connector Amphenol?H4,?IP68 1.0” (25.5 mm)
ELECTRICAL CHARACTERISTICS
POWER CLASS 320 325 330 335 340 MInIMuM PERfORMAnCE AT STAndARd TEST COndITIOnS, STC1 (POWER TOLERAnCE +5 W /- 0 W) Power at MPP2 PMPP [W] 320 325 330 335 340 Short Circuit Current* I [A] 9.39 9.44 9.49 9.54 9.59
SC
Open Circuit Voltage* V [V] 46.17 46.43 46.68 46.94 47.20
OC
Current at MPP* I [A] 8.79 8.85 8.91 8.97 9.03
Minimum MPP
Voltage at MPP* V [V] 36.39 36.70 37.02 37.33 37.63
MPP
Efficiency2 ? [%] ? 16.0 ? 16.3 ? 16.5 ? 16.8 ? 17.1
MInIMuM PERfORMAnCE AT nORMAL OPERATIng COndITIOnS, nOC3
Power at MPP2 PMPP [W] 237.2 241.0 244.7 248.4 252.1
Short Circuit Current* I [A] 7.57 7.61 7.65 7.69 7.73
SC
Open Circuit Voltage* V [V] 43.08 43.32 43.56 43.81 44.05 Minimum OC
Current at MPP* I [A] 6.89 6.94 6.99 7.04 7.09
MPP
Voltage at MPP* V [V] 34.44 34.72 35.01 35.29 35.56
MPP
11000 W/m², 25°C, spectrum AM 1.5 G 2 Measurement tolerances STC ± 3%; NOC ± 5% 3 800 W/m², NOCT, spectrum AM 1.5 G * typical values, actual values may differ
Q CELLS PERFORMANCE WARRANTY PERFORMANCE AT LOW IRRADIANCE
100 Q CELLS 105
TIVE[%] * At least 97 % of nominal power during[%]
97 Industry standard for linear warranties
Industry standard for tiered warranties* first year. Thereafter max. 0.6 % degra- 100
RELA 95
POWER dation per year. 95
At least 92 % of nominal power after efficiency
EFFICIENCY NOMINAL 90 10 years. 90
TO At least 83 % of nominal power after
85 25 years. relative 85
80
80 All data within measurement tolerances. 100 200 300 400 500 600 700 800 900 1000 Full warranties in accordance with the
75 warranty terms of the Q CELLS sales irradiance [W/m²] _ NA
0 5 10 15 20 25 organisation of your respective country.
*Evaluation of the 10 PV companies with the largest production YEARS The typical change in module efficiency at an irradiance of 200 W/m² in relation Rev03 capacity in 2014 (Status: September 2014)
to 1000 W/m² (both at 25 °C and AM 1.5 G spectrum) is -1.5% (relative). _ 03 -
TEMPERATURE COEFFICIENTS 2015 Temperature Coefficient of I [% / K] + 0.04 Temperature Coefficient of V [% / K]—0.29 _
SC ? OC ? 340 -
Temperature Coefficient of PMPP ? [% / K]—0.40 Normal Operating Cell Temperature NOCT [°F] 113 ± 5.4 (45 ± 3 °C) 320 G4 _ L -
PROPERTIES FOR SYSTEM DESIGNPLUS
Maximum System Voltage V [V] 1500 (IEC) / 1000 (UL) Safety Class II
SYS Q.
Maximum Series Fuse Rating [A DC] 15 Fire Rating C / Type 1 GmbH Max Load (UL)2 [lbs/ft2] 75 (3600 Pa) Permitted module temperature -40 °F up to +185 °F ceLLs on continuous duty (-40 °C up to +85 °C) Q Load Rating (UL)2 [lbs/ft2] 33 (1600 Pa) 2 see installation manual Hanwha ©
QUALIFICATIONS AND CERTIFICATES pACkAgINg INFORmATIONchanges
IEC 61215 (Ed. 2); IEC 61730 (Ed. 1), Application class A Number of modules per pallet 29 This data sheet complies with DIN EN 50380.
Number of pallets per 40’ Container 22 technical pallet Dimensions ( L × W × H ) 80.6 in × 44.5 in × 47.6 into
(2047 × 1130 × 1208 mm)
Certified subject UL 1703
(254141) pallet Weight 1629 lb (739 kg)
NOTE: Installation instructions must be followed. See the installation and operating manual or contact our technical service department for further information on approved installation and use Specifications of this product.
Hanwha solarOne u.s.a. inc.
300 Spectrum Center Drive, Suite 1250, Irvine, CA 92618 | teL +1 949 748 59 96 | emaiL us.sales@hanwha-solarone.com

Schedule 2 – NEER […***…]

FORM OF PROJECT SUPPLY AGREEMENT

FOR

PHOTOVOLTAIC MODULES

BETWEEN

NEXTERA ENERGY RESOURCES, LLC

AND

HANWHA SOLARONE U.S.A. INC.

FOR THE

[                ] PROJECT

*      Confidential Treatment Requested

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	[INTENTIONALLY OMITTED]	8

3.	INTERPRETATION	8

4.	ORDER OF PREFERENCE, INTERPRETATION	8

5.	SUPPLIER’S PERFORMANCE	9

6.	TIME, ORDER OF COMPLETION, AND DELAYS	9

7.	INSPECTION; CORRECTION OF DEFECTS; QUALITY PLAN	10

8.	PACKAGING, SHIPPING, UNLOADING, AND STORAGE	11

9.	LANGUAGE; PAYMENT CURRENCY; STANDARDS AND CODES	13

10.	DRAWINGS AND SPECIFICATIONS	13

11.	ACCOUNTING INFORMATION	13

12.	INTELLECTUAL PROPERTY RIGHTS	14

13.	LIENS	17

14.	COMPLIANCE WITH APPLICABLE LAWS	18

15.	TAXES	18

16.	PARENT GUARANTEE	19

17.	AGREEMENT TO PAY	20

18.	PAYMENT; INVOICES; LIEN WAIVERS	20

19.	NO WITHHOLDING	21

20.	CHANGE ORDERS	21

21.	SUPPLIER’S REPRESENTATIONS	22

22.	PURCHASER’S REPRESENTATIONS	23

23.	INDEMNITY	24

24.	INSURANCE	26

i

25.	WARRANTY	28

26.	TITLE AND RISK OF LOSS	29

27.	PROJECT POWER TESTING	30

28.	DELIVERY	32

29.	SCHEDULE LIQUIDATED DAMAGES	32

30.	PAYMENT OF SCHEDULE LIQUIDATED DAMAGES	33

31.	FORCE MAJEURE	34

32.	SUSPENSION FOR CONVENIENCE	35

33.	TERMINATION BY PURCHASER FOR CAUSE	36

34.	TERMINATION OR SUSPENSION BY SUPPLIER FOR CAUSE	39

35.	TERMINATION FOR CONVENIENCE	40

36.	LETTER OF CREDIT	42

37.	DISPUTES AND CLAIMS	42

38.	ASSIGNMENT; SECURITY INTERESTS	43

39.	INDEPENDENT CONTRACTOR	44

40.	FINANCING PARTIES’ REQUIREMENTS	44

41.	CONFIDENTIALITY AND OWNERSHIP	44

42.	GOVERNING LAW	45

43.	SEVERABILITY OF PROVISIONS	46

44.	SURVIVAL	46

45.	NOTICE	46

46.	FURTHER ASSURANCES	48

47.	WAIVER OF CONSEQUENTIAL DAMAGES	48

48.	[INTENTIONALLY OMITTED]	48

49.	EXPENSES	48

50.	NO THIRD PARTY BENEFICIARY	48

51.	[INTENTIONALLY OMITTED]	48

52.	COUNTERPARTS	48

53.	LIMITATIONS OF LIABILITY	49

54.	COMPLETE AGREEMENT AND NONWAIVER	49

APPENDICES

Appendix A	SCOPE OF SUPPLY AND SPECIFICATION

Appendix B	COMPENSATION

Appendix C	DELIVERY SCHEDULE

Appendix D	[INTENTIONALLY OMITTED]

Appendix E	LIEN WAIVER FORMS

Appendix FA	SUPPLIER QA PROCESS

Appendix FB	INSPECTION PROTOCOL

Appendix G	DELIVERY PROTOCOL

Appendix H	LIMITED WARRANTY

Appendix I	CHANGE ORDER FORM

Appendix J1	PROJECT POWER CAPACITY TEST AND DC DEGRADATION TEST

Appendix J2	ENERGY PRODUCTION TEST

Appendix J3	PAN FILES

Appendix K	INITIAL PERFORMANCE LIQUIDATED DAMAGES & FINAL PERFORMANCE LIQUIDATED DAMAGES

Appendix L	SHIPPING INSTRUCTIONS

Appendix M	INSTALLATION MANUAL

Appendix N	CODES AND STANDARDS

Appendix O	FORM OF REQUEST FOR PAYMENT

Appendix P	PROJECT; PROJECT SITE

THIS PROJECT SUPPLY AGREEMENT FOR PHOTOVOLTAIC EQUIPMENT is made and entered into as of the          (the “Effective Date”), by and among NextEra Energy Resources, LLC, a Delaware limited liability company (“Purchaser”) and Hanwha SolarOne U.S.A. Inc., a California corporation (“Supplier”).

W I T N E S S E T H:

WHEREAS, Supplier or its Affiliates manufacture, supply and deliver photovoltaic modules;

WHEREAS, Supplier and Purchaser have entered into that certain PV Module Master Supply Agreement dated as of April 11, 2015 (the “Master Supply Agreement”), pursuant to which this Contract is executed and delivered;

WHEREAS, Purchaser desires to have Supplier and its Affiliates supply and deliver photovoltaic modules for Purchaser’s Project in accordance with the terms and conditions set forth in this Contract; and

WHEREAS, Supplier desires to provide such photovoltaic modules for the Project in accordance with the terms and conditions set forth in this Contract.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. When used herein with initial capitalization, whether in singular or in plural, the following terms have the following defined meanings:

1.1	Actual Capacity: This term has the meaning set forth in Appendix J1.

1.2	Affiliate: In relation to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the word “controls” means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3	Applicable Laws: All laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders, rules, regulations and interpretations of any Government Authority applicable in connection with the performance of this Contract to Supplier, Purchaser, the Project or any portion thereof, the Project Site or the PV Modules.

1.4	Applicable Permits: Any and all permits, clearances, licenses, authorizations, consents, filings, exemptions or approvals from or by any Government Authority that are necessary for a Party to fulfill its obligations under this Contract.

1.5	Baseline Modeled Energy Production: This term has the meaning set forth in Appendix J2.

1.6	Business Day: Any day other than a Saturday or Sunday or days on which the banking institutions in the State of New York are obligated or authorized by law to close.

1.7	Cancellation Payment: This term has the meaning set forth in Article 34.

1.8	Cancellation Schedule: Means that amount payable by Purchaser, as applicable, set forth in Appendix B.

1.9	Capacity Test Date: A date to be agreed in writing by Purchaser and Supplier, which date shall not be later than sixty (60) days after the Energization Date.

1.10	Change: Any deletion, addition or change to the power class of the PV Modules, or the Contract Price or the Delivery Schedule (including acceleration) which is authorized in accordance with in Article 20.

1.11	Change Order: A written order in the form of Appendix I that is duly signed by Purchaser and Supplier and which serves to authorize a Change to the Contract.

1.12	Claim: This term has the meaning set forth in Section 12.1(a).

1.13	Codes: The codes and standards applicable to the PV Modules that are listed in Appendix N to the Contract.

1.14	Collateral: This term has the meaning set forth in Section 13.1.

1.15	Commission or Commissioning: means the start-up, testing and commissioning of the PV Modules by Purchaser in accordance with the Specifications, the Installation Manual, Codes and Applicable Laws.

1.16	Confidential Information: This term has the meaning as set forth in Section 41.1.

1.17	Contract: Means, (i) this Contract (ii) the documents attached as Appendices, as any of the foregoing may be amended, modified or supplemented from time to time in accordance with the terms of this Contract.

1.18	Contract Amendment: A written agreement signed by the Parties that amends this Contract.

1.19	Contract Price: The total amount owed by Purchaser to Supplier under this Contract.

1.20	Cover Costs: This term has the meaning set forth in Section 33.3(c).

1.21	Damages: This term has the meaning set forth in Section 23.1.

1.22	DC: Direct current.

1.23	Defect: Any PV Module that: (i) does not substantially conform to the requirements of the Specifications that affect power output; or (ii) has a Product Defect or Performance Defect, as each term is defined in the Limited Warranty set forth in Appendix H hereto.

1.24	Deliver: With respect to the PV Modules, the coordination of all shipping, transportation, customs and other arrangements necessary to bring the PV Modules from their point of manufacture to the Delivery Point, and following U.S. Customs clearance, the coordination of all shipping, transportation, and other arrangements necessary to bring the PV Modules from the Delivery Point to the Project Site.

1.25	Delivery: With respect to the PV Modules, carrying out, by Supplier, of all activities required to Deliver the PV Modules to the Project Site.

1.26	Delivery Charges: The total cost for “standard” Delivery of PV Modules to the Project Site, as set forth in Appendix C.

1.27	Delivery Point: This term means any main port of entry in the State of Oregon or the State of Washington, or such other port to which the Parties may mutually agree.

1.28	Delivery Schedule: The schedule for Delivery of PV Modules, as more particularly described in Appendix C.

1.29	Dispute: This term has the meaning set forth in Section 37.1.

1.30	Effective Date: The date of this Contract, as set forth on the first page hereof.

1.31	Energization Date: With respect to the PV Modules for the Project, the date the PV Module commences delivering electricity to either the interconnected high voltage transmission grid or local distribution system, as applicable.

1.32	Energy Production Test (Year 1): This term has the meaning set forth in Appendix J2.

1.33	Energy Production Test (Year 2): This term has the meaning set forth in Appendix J2.

1.34	Excused Events: This term has the meaning set forth in Section 31.1.

1.35	Expected Nameplate Capacity: This term has the meaning set forth in Appendix J1.

1.36	Final Performance Liquidated Damages: This term has the meaning set forth in Appendix K.

1.37	Financing Party: A lender, security holder, investor, export credit agency, multilateral institution, equity provider and other Person providing financing or refinancing to or on behalf of Purchaser for the development, construction, ownership, operation and/or maintenance of the Project or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing; provided, however, such Person shall be a Third Party.

1.38	Force Majeure Event: This term has the meaning set forth in Section 31.1.

1.39	Government Authority: Any and all foreign, national, federal, state, county, city, municipal, local or regional authorities, departments, bodies, commissions, corporations, branches, directorates, agencies, ministries, courts, tribunals, judicial authorities, legislative bodies, administrative bodies, regulatory bodies, autonomous or quasi autonomous entities or taxing authorities or any department, municipality or other political subdivision thereof, to the extent having jurisdiction over Supplier, Purchaser, the Project or any portion thereof, the Project Site, the PV Modules or this Contract.

1.40	Grace Period: This term shall mean, with respect to the calculating of Schedule Liquidated Damages, Delivery of PV Modules in respect of any Guaranteed Delivery Date therefor (but not for determining the forty-five (45) day period or fifteen (15) day period, as applicable, for a Supplier Event of Default in Section 33.1(a)), to the extent that at least […***…]% of the PV Modules scheduled for Delivery by such Guaranteed Delivery Date have been Delivered to the Project Site, that the remaining […***…]% may arrive up to seven (7) days after such Guaranteed Delivery Date without accruing Schedule Liquidated Damages.

1.41	Guaranteed Delivery Date(s): The delivery dates for PV Modules set forth in Appendix C by which Supplier guarantees Delivery of the respective quantities of PV Modules.

1.42	ICC: This term has the meaning set forth in Section 37.2(a).

1.43	Initial Performance Liquidated Damages: This term has the meaning as set forth in Appendix K.

1.44	Installation Manual: The Supplier’s installation manual attached hereto, and made a part hereof, as Appendix M.

1.45	Intellectual Property Rights: This term has the meaning set forth in Section 12.2(d).

1.46	Letter of Credit: This term means that certain Letter of Credit issued to NEER pursuant to the Master Supply Agreement as credit security for certain obligations of Supplier under this Contract and each other project supply agreement entered into by and among Supplier, NEER (if applicable) and each “Purchaser”, in accordance with the Master Supply Agreement.

*      Confidential Treatment Requested

1.47	Lien: Any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

1.48	Limited Warranty: This term has the meaning set forth in Section 25.1.

1.49	Liquidated Damages: Schedule Liquidated Damages, Initial Performance Liquidated Damages and Final Performance Liquidated Damages, or any of them, as the context may require.

1.50	Master Supply Agreement: This term has the meaning set forth in the Recitals.

1.51	Module Warrantor: This term has the meaning set forth in Section 25.1.

1.52	MSA Effective Date: April 11, 2015.

1.53	NEER: NextEra Energy Resources, LLC

1.54	Parties: The Purchaser and Supplier.

1.55	Performance Liquidated Damages: This term has the meaning set forth in Section 27.2.

1.56	Performance Warranty: This term has the meaning set forth in Appendix H.

1.57	Person: An individual, partnership, corporation, limited liability company, company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

1.58	Project: The particular integrated solar-powered electricity generating plant into which the PV Modules are or will be installed, as more particularly described in Appendix P.

1.59	Project Power Capacity Test: This term has the meaning as set forth in Appendix J1.

1.60	Project Site: The physical location upon which a Project is or shall be built, including any laydown or staging area, as more particularly described in Appendix P.

1.61	Project Supply Agreement: This term means a project supply agreement (other than this Contract) entered into among Supplier, NEER (if applicable) and the purchaser thereunder in accordance with the terms of the Master Supply Agreement.

1.62	Proprietary Information: This term has the meaning as set forth in Section 12.2(d).

1.63	Purchaser: This term is defined in the introductory paragraph of this Contract, and includes its legal successors and permitted assignees.

1.64	Purchaser-Caused Delay: This term is defined as any delay of Supplier in the performance of its obligations hereunder that results from (i) a failure of or omission by Purchaser or its agents to perform any material obligation hereunder or (ii) any action of Purchaser or its agents that unreasonably disrupts or hinders Supplier’s or its subcontractors’ performance of its or their obligations hereunder.

1.65	Purchaser Event of Default: This term has the meaning set forth in Article 34.

1.66	Purchaser Parties: This term has the meaning set forth in Section 23.1.

1.67	Purchaser Provided Information: This term has the meaning set forth in Article 10.

1.68	Purchaser Taxes: This term has the meaning set forth in Section 15.3.

1.69	Purchaser’s Inspection Protocols: This term has the meaning set forth in Section 7.1.

1.70	Purchaser’s Inspector: This term has the meaning set forth in Section 7.1.

1.71	PV Module Information: This term has the meaning set forth in Section 12.2(d).

1.72	PV Module Nameplate Output: This term has the meaning set forth in Appendix J1.

1.73	PV Module Price: The purchase price for each PV Module (which price is based on delivery Ex Works Supplier’s factory), as more particularly described in Appendix B.

1.74	PV Modules: The photovoltaic modules, as detailed in Appendix A.

1.75	Rejection Notice: This term has the meaning set forth in Section 8.3.

1.76	Request for Payment: The written requests from Supplier to Purchaser for payment hereunder, which requests shall be in substantially the form specified in Appendix O.

1.77	Required Deliverables: Shipping bill of lading or manifest identifying the PV Modules, including serial numbers for PV Modules.

1.78	Rules: This term has the meaning set forth in Section 37.2(a).

1.79	Sales and Use Taxes: This term has the meaning set forth in Section 15.4.

1.80	Schedule Liquidated Damages: This term has the meaning set forth in Section 29.1.

1.81	Secured Portion of the Upfront Payment: This term has the meaning set forth in Appendix B.

1.82	Shipping Point: The location at which the PV Modules are loaded onto a marine vessel and have cleared customs.

1.83	Specifications: The detailed written specifications for the PV Modules contained in Appendix A.

1.84	Supplier: The supplier defined in the introductory paragraph of this Contract, including its legal successors and permitted assignees.

1.85	Supplier Event of Default: This term has the meaning set forth in Section 33.1.

1.86	Supplier Parent Company: This term has the meaning set forth in Article 16.

1.87	Supplier Parent Guaranty: This term has the meaning set forth in Article 16.

1.88	Supplier Packaging and Transport Requirements: This term has the meaning set forth in Section 8.1.

1.89	Supplier Taxes: This term has the meaning set forth in Section 15.2.

1.90	Supplier’s Manufacturing Process: This term has the meaning set forth in Section 7.1.

1.91	Supplier’s QA Process: This term has the meaning set forth in Section 7.1.

1.92	Tax or Taxes: All taxes of any kind, including any federal, state, local or foreign income, estimated, net investment, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, disability, welfare, workers’ compensation, excise, premium, property, net worth, escheat, unclaimed property, capital gains, transfer, stamp, documentary stamp, recording, mortgage recording, social security, environmental, utility, production, severance, inventory, recapture, alternative or add-on minimum, or occupation, tax and any other assessment, fee, levy, duty, custom, tariff, impost, universal service charge, obligation or governmental charge, together with all interest, penalties and additions imposed with respect to such amounts.

1.93	Tested Modeled Energy Production: This term has the meaning set forth in Appendix J2.

1.94	Third Party: Means a Person that is not a Party or an Affiliate, successor or assign of a Party.

1.95	Upfront Payment: Means the amount set forth on Appendix B for the Project.

1.96	Visual Inspection Period: This term has the meaning set forth in Section 8.5.

1.97	Warranty: The warranty set forth in Appendix H.

1.98	Warranty Start Date: This term has the meaning set forth in Appendix H.

1.99	Year 1: Means that year beginning with the Capacity Test Date.

1.100	Year 2: Means that year beginning on the first anniversary of the Capacity Test Date.

2. [INTENTIONALLY OMITTED]:

3. INTERPRETATION: Unless the context of the Contract otherwise requires:

3.1	The headings contained in the Contract are used solely for convenience and do not constitute a part of the Contract between the Parties, nor should they be used to aid in any manner to construe or interpret the Contract;

3.2	The gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural words;

3.3	The terms “hereof”, “herein” “hereto” and similar words refer to this entire Contract and not to any particular Article, Section, Appendix or any other subdivision of the Contract;

3.4	References to “Article”, “Section”, or “Appendix” are to the Contract unless specified otherwise;

3.5	References to any law, statute, rule, regulation, notification or statutory provision (including Applicable Laws and Applicable Permits) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

3.6	References to any Person or Party shall be construed as a reference to such Person’s or Party’s successors and permitted assigns; and

3.7	References to “includes,” “including” and similar phrases shall mean “including, without limitation.”

3.8	The Parties collectively have prepared the Contract, and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of the Contract or any part hereof.

4. ORDER OF PREFERENCE, INTERPRETATION:

4.1	In case of conflict between the terms set forth in the body of this Contract (as originally executed), Change Orders, Contract Amendments and the Appendices to this Contract, the order of precedence for interpretation shall be:

(a)	Contract Amendments (including Change Orders), with those of a later date having precedence over those of an earlier date;

(b)	Such terms set forth in the body of this Contract; and

(c)	Appendices.

5. SUPPLIER’S PERFORMANCE:

5.1	Purchaser hereby agrees to purchase and procure from Supplier, and Supplier hereby agrees to sell and deliver to Purchaser, the PV Modules in accordance with the terms and conditions of the Contract.

5.2	Supplier acknowledges that this Contract constitutes a fixed price obligation to supply all of the PV Modules (except with respect to Delivery Charges, which are in addition to the PV Module Price and any variable charges and fees set forth elsewhere in this Contract).

6. TIME, ORDER OF COMPLETION, AND DELAYS:

6.1	Supplier shall Deliver the PV Modules in compliance with the Delivery Schedule. Supplier hereby covenants to Purchaser that in undertaking to supply and Deliver the PV Modules in accordance with the terms hereof, Supplier has taken into consideration and made reasonable allowances for normal hindrances and delays under Supplier’s control that are incident to such supply and Delivery. Supplier shall cooperate to provide reasonable reports as required herein, and provide any reasonable updates and further information requested by Purchaser to verify actual progress and forecast future progress of the PV Module supply and Delivery.

6.2	In cases other than those governed by Article 31 (Force Majeure), Supplier shall notify Purchaser in writing as soon as practicable after Supplier reasonably determines that circumstances shall prevent or substantially delay the Delivery of the PV Modules in accordance with the Delivery Schedule and that Supplier does not reasonably expect to be able to overcome those circumstances. Supplier shall also, within a reasonable time not to exceed five (5) Business Days after the time it gives notification as set forth in the previous sentence, prepare for Purchaser a written recovery plan describing generally the activities or sequence of events Supplier intends to implement to facilitate Delivery of PV Modules by the Guaranteed Delivery Dates therefore. Supplier shall promptly proceed to prosecute such plan. Such recovery plan may include information or evidence of increases in Supplier’s Affiliates’ work force, increases in the number of shifts, overtime operations, additional days of work per week, producing PV Modules out of Supplier’s Affiliates’ factories in China, using pre-negotiated OEM manufacturing agreements or such other evidence as reasonably necessary for the timely delivery of the PV Modules in accordance with the Contract. Submission to Purchaser of such plan shall not: (i) be deemed in any way to relieve Supplier of its obligations under this Contract, including those relating to the failure to achieve a Guaranteed Delivery Date, or any other guaranteed dates provided for in this Contract; (ii) except as otherwise provided herein, be a basis for an increase in the Contract Price; or (iii) limit the rights of Purchaser under the Contract. Further, Supplier acknowledges that the implementation of any such recovery plan may result in material additional costs and expenditures for Supplier (including by way of paying Taxes, overtime, additional shifts, and similar measures). Supplier agrees that except to the extent that the cause of any delay is due to Purchaser’s claim of Force Majeure or a Purchaser-Caused Delay, it shall not be entitled to any compensation or increase in the Contract Price (including for any increased cost of expedited shipping) in connection with the implementation of any such recovery plan, unless otherwise provided herein.

6.3	Notwithstanding anything contained herein to the contrary, in the absence of a Change Order, no update to the supply schedule maintained by Supplier shall in any way amend, alter or otherwise change the Delivery Schedule or Guaranteed Delivery Dates or increase the standard Delivery Charges.

6.4	If, at any time or from time to time, Purchaser advises Supplier in writing pursuant to Article 45 referencing this Section 6.4 that it is concerned that Supplier has failed to show adequate progress toward the Delivery of PV Modules by the Guaranteed Delivery Date therefor, then, within five (5) Business Days after request by Purchaser, Supplier shall either (i) provide reasonable evidence of its material conformance with the Delivery Schedule attached hereto, or (ii) prepare for Purchaser a written recovery plan describing generally the activities or sequence of events Supplier intends to implement to facilitate Delivery of PV Modules by the Guaranteed Delivery Dates therefore. If Supplier provides Purchaser with a written recovery plan, Supplier shall promptly proceed to prosecute such plan in a commercially reasonable manner.

6.5	At the request of Purchaser or Supplier, the Parties shall participate in meetings at mutually agreeable times and locations between representatives of Purchaser and Supplier to review the status of the PV Modules supply.

7. INSPECTION; CORRECTION OF DEFECTS; QUALITY PLAN:

7.1	Supplier shall inspect the PV Modules prior to shipping to identify Defects in the PV Modules. Each of the PV Modules shall be subject to inspection and testing during and upon completion of its fabrication in accordance with Appendix F-A (“Supplier’s QA Process”). Purchaser, the Financing Parties and/or its or their designees (“Purchaser’s Inspector”) may observe the inspection in accordance with Appendix F-B (“Purchaser’s Inspection Protocols”). Supplier shall provide or arrange for access to the facilities where PV Modules are manufactured in connection with Supplier’s obligations hereunder to permit any such inspection in accordance with Purchaser’s Inspection Protocols. Supplier shall reimburse Purchaser for any costs necessarily and reasonably incurred by Purchaser due to Supplier’s failure to make any facility that is used for the manufacture of PV Modules in connection with Supplier’s obligations hereunder available for inspection or testing after being provided notice by Purchaser of any such upcoming inspection or test. With respect to any inspection that Purchaser chooses not to attend, Supplier shall keep Purchaser informed in all material respects of the progress of manufacture and quality of all PV Modules. Subject to the terms and conditions set forth in Appendix F-B, Purchaser may have its representative at the shops or factories of Supplier that are used for the manufacture of PV Modules in connection with Supplier’s obligations hereunder at reasonable times and with reasonable advance notice during the manufacture of the PV Modules, for the purpose of reviewing generally Supplier’s manufacturing systems and protocols (“Supplier’s Manufacturing Process”). The Parties agree and acknowledge that “reasonable times” includes any time during which manufacture of the PV Modules is occurring.

7.2	Supplier shall, at its sole cost and expense, prior to Delivery promptly correct or replace any PV Modules that Supplier determines contain a Defect or is not otherwise in compliance with the requirements of this Contract.

7.3	Unless otherwise agreed by the Parties in writing, no inspection made, payment of money, acceptance of PV Modules, or approval given by Purchaser or Purchaser’s Inspector shall relieve Supplier of its obligations in accordance with the terms hereof.

7.4	Supplier will consider and review input from Purchaser or Purchaser’s Inspector regarding Defects that they may identify while observing the Supplier QA Process or Supplier Manufacturing Process, but in all cases, Supplier has responsibility for the final determination prior to Delivery if a PV Module has a Defect. If Purchaser or Purchaser’s Agent identifies a Defect during the Supplier Manufacturing Process or the Supplier QA Process and Supplier agrees that such PV Module has a Defect, Supplier shall not transport such PV Module to the Shipping Point until such Defect is remedied. However, if Supplier disagrees with Purchaser or Purchaser’s Inspector regarding a Defect prior to transport to the Shipping Point, then Supplier may Deliver such PV Modules and Purchaser shall retain those rights and remedies set forth herein. Further details regarding the process for handling any disagreement between Supplier and Purchaser or Purchaser’s Inspector during the Supplier’s QA Process or Supplier’s Manufacturing Process shall be handled pursuant to Appendix F-B.

7.5	If either Party determines that the process described in Section 7.4 or Appendix F-B has become unwieldy or unreasonably interferes with such Party’s ability to perform its obligations under this Contract, then the Parties shall confer and discuss whether a modification to the process would be appropriate under the circumstances.

8. PACKAGING, SHIPPING, UNLOADING, AND STORAGE:

8.1	Supplier shall comply with all shipping instructions and the specifications requirements regarding packaging of the PV Modules in accordance with the Supplier’s packaging and transport requirements set forth in Appendix L (“Supplier Packaging and Transport Requirements”). Supplier shall load and secure all shipments to comply with all Applicable Laws (including tariff rules and regulations) to ensure adequate protection from in-transit damage to the applicable delivery destination.

8.2	Subject to Project Site requirements, Purchaser shall permit Delivery of the PV Modules to the Project Site on the days and times, with the number of trucks and advance notice as set forth in Appendix G. Purchaser shall provide necessary access to the Project Site on the days and during the hours authorized hereby for purposes of making Deliveries of PV Modules hereunder. Purchaser shall be solely responsible for offloading the PV Modules upon Delivery to the Project Site and storage of the PV Modules after Delivery. The Parties shall work in good faith to implement protocols for the efficient procedures for scheduling Delivery of PV Modules at the Project Site. Purchaser shall be solely responsible for any demurrage or similar delay charges and fees. Purchaser shall handle, store, and install PV Modules in accordance with the Installation Manual and Supplier’s written Packaging and Transport Requirements.

8.3	Subject to the terms of Appendix F-B, Purchaser shall have the right to (i) inspect such PV Modules during the Supplier’s QA Process, (ii) observe such packaging of such PV Modules and the loading of such PV Modules into marine vessel shipping containers and (iii) reject any such PV Modules that have a Defect (any such PV Modules so rejected being referred to as “Rejected PV Modules”), by providing written notice to Supplier’s designated representatives at the manufacturing facility, including a description of the PV Modules being rejected and the reasons for such rejection (a “Rejection Notice”), prior to the departure of such PV Modules from such facility. Following its receipt of any Rejection Notice submitted in accordance with this Section, Supplier shall evaluate the merits of such rejection and if Supplier agrees that there is a Defect, promptly replace the Rejected PV Modules with PV Modules that do not have a Defect as available from the manufacturing facility. Supplier shall be responsible for all costs relating to the replacement of Rejected PV Modules in the manufacturing facility, including any labor, equipment, storage, and transportation costs. For the avoidance of doubt, any replacement PV Modules provided by Supplier to replace Rejected PV Modules after the applicable Guaranteed Delivery Date shall be subject to Schedule Liquidated Damages.

8.4	Supplier shall provide Purchaser with reasonable advance notice of the anticipated dates of delivery of any PV Modules (in seaborne shipping containers) to the Delivery Point. Upon delivery of PV Modules (in seaborne shipping containers) by the carrier thereof to the Delivery Point, after U.S. Customs clearance, Purchaser may verify deliveries (shipping containers and packing lists); provided that, if Purchaser is not available to perform any such delivery verification, Purchaser shall be deemed to have waived its right to verify deliveries. Purchaser shall not be entitled to inspect PV Modules or require opening of any shipping container. Supplier shall reasonably cooperate with Purchaser by providing documentation such as packing lists and identifying the shipping containers.

8.5	With respect to PV Modules Delivered to the Project Site, Purchaser shall promptly (but in any event within five (5) days of Delivery) inspect such PV Modules, and Purchaser may reject any PV Modules that exhibit Defects or obvious damage by providing Supplier with a Rejection Notice within such five (5) day period (“Visual Inspection Period”). Any PV Modules that are so rejected during such Visual Inspection Period for being Defective or damaged shall be replaced by Supplier.

8.6	Any PV Modules not covered by a Rejection Notice shall be deemed accepted by Purchaser as of the end of the Visual Inspection Period provided that, for the avoidance of doubt, the inspection and/or acceptance of any PV Modules by Purchaser shall not reduce or diminish Supplier’s obligations under any Warranty.

9. LANGUAGE; PAYMENT CURRENCY; STANDARDS AND CODES:

9.1	All correspondence, invoicing, reports, and other communications, both oral and written, related to this Contract shall be in the English language.

9.2	All monies due shall be invoiced and payable in U.S. Dollars.

9.3	Whenever references are made in this Contract to Codes in accordance with which PV Modules are to be manufactured or tested, the then applicable edition or revision of the Codes shall apply, unless otherwise expressly set forth in this Contract; provided, that any change in Codes (of the United States) applicable to the PV Modules after the Effective Date shall be subject to a Change Order in accordance with Article 20.

10. DRAWINGS AND SPECIFICATIONS:

Purchaser hereby grants to Supplier a fully-paid, sub-licensable and non-transferrable right to use drawings of the Project (including any models), specifications, and other documents (and any copies of any of the foregoing) that are furnished by Purchaser or on behalf of Purchaser solely in connection with this Contract (“Purchaser Provided Information”) and only to the extent necessary for Supplier and its agents and contractors to perform the obligations under this Contract; provided that Supplier shall be relieved of its obligations hereunder that are affected by any revocation of such license. The Purchaser Provided Information is the property of Purchaser and its suppliers and, except to the extent necessary as set forth in the previous sentence, subject to return obligations set forth in the confidentiality terms of Article 41.

11. ACCOUNTING INFORMATION:

During the term of this Contract and continuing for seven (7) years after the Warranty Start Date, Supplier will provide Purchaser with any reasonably necessary assistance at Purchaser’s expense as related to Purchaser’s financial or tax reporting obligations relating to the Project, including providing documents reasonably requested that are necessary for Purchaser’s foreign, federal, state or local Tax filings, exemptions or positions advocated by Purchaser, including sales, use and property taxes.

12. INTELLECTUAL PROPERTY RIGHTS:

12.1	Indemnity.

(a)	Subject to Section 12.1(b), Supplier shall defend and indemnify Purchaser against any damages, costs and expenses arising out of any suit, claim, or proceeding (a “Claim”) brought by a Third Party alleging that the PV Modules infringes the U.S. patent of a Third Party, on the condition that (i) Purchaser promptly delivers notice of the Claim to Supplier, (ii) Purchaser makes no admission of liability and gives Supplier sole authority, at Supplier’s sole cost and expense (including the payment of any reasonable legal fees and expenses of Purchaser in connection with such defense), to direct and control the defense and any settlement and compromise negotiations, and (iii) Purchaser provides Supplier with disclosure and assistance that may be reasonably required or helpful to defend any such Claim.

(b)	Supplier shall have no obligation or liability with respect to any Claim based upon or resulting from (i) any PV Module that has been altered (except for alterations in accordance with Supplier’s installation instructions and Purchaser’s incorporation of the PV Modules into the Project) except to the extent the Claim relates to the unaltered aspects of the PV Modules, (ii) failure of Purchaser promptly to implement, at Supplier’s sole cost and expense, any update provided by Supplier that would have prevented the Claim, or (iii) unauthorized use of the PV Modules.

(c)	If Purchaser’s use of the PV Modules is, or in Supplier’s reasonable judgment is likely to be, enjoined as the result of a Claim described in Section 12.1(a), then Supplier, at its sole cost and expense, may either (i) procure for Purchaser the right to continue using such PV Modules or portion thereof or (ii) modify or replace the PV Modules in whole or in part to make it non-infringing with materially the same performance; provided, however, if Supplier has not accomplished either (i) or (ii) above, within sixty (60) days of such Claim being filed, then Supplier shall refund to Purchaser the then-current value of such PV Modules (based on the then current market price for similar photovoltaic modules, reduced by the percentage equal to the percentage of reduction in output (degradation) determined pursuant to the Performance Warranty set forth in the Limited Warranty), along with the actual PV Module removal and replacement costs (limited to $50 per module).

(d)	The indemnities and remedies set forth in this Section 12.1 comprise Supplier’s sole and entire liability for indemnification for infringement in respect of the PV Modules.

(e)	Defense of any Claim for which Purchaser is indemnified pursuant to this Section 12.1 shall be governed by the procedures set forth in Section 23.4.

12.2	Other Intellectual Property Provisions.

(a)	Purchaser expressly acknowledges that, as between Supplier and Purchaser, Supplier (together with Supplier’s suppliers as applicable) owns all worldwide right, title and interest in and to all intellectual property rights embodied in or relating to the PV Modules and the PV Modules thereof, and agrees that, subject to Applicable Law, nothing in this Contract will be construed as granting any rights to Purchaser, by license or otherwise, in or to any Confidential Information or any patent, copyright, trademark, trade secret, or other intellectual property or proprietary rights of Supplier or its suppliers, except as expressly specified in this Contract.

(b)	Purchaser acknowledges that Confidential Information relating to the PV Modules is subject to the provisions of Article 41. In order to protect such Confidential Information and other interests that Supplier and its suppliers may have therein, Purchaser agrees that (except as provided in Section 12.2(c)) Purchasers and its Affiliates shall not, and it shall not permit or authorize any Third Party to, reverse engineer, disassemble or examine or analyze for the purposes of reverse engineering the PV Modules or any PV Modules thereof, or attempt to determine any methods, technology or techniques used or embodied in the PV Modules or any PV Modules thereof.

(c)	Notwithstanding Section 12.2(b), it is agreed that if Purchaser is unable to purchase or obtain repair services from Supplier relating to the PV Modules or any PV Modules thereof purchased hereunder upon thirty (30) Business Days’ notice to Supplier giving Supplier (or its designee) an opportunity to provide such repair services, Purchaser shall be entitled to use any drawings, specifications, and other information, documentation or materials relating to the PV Modules purchased hereunder and to reverse engineer, disassemble, examine and analyze, solely to the extent required for and for the limited purposes of repairing or having repaired the PV Modules provided to Purchaser hereunder. For clarity, the right described in this Section 12.2(c) shall not extend to (i) the repair of goods not owned or controlled by Purchaser, (ii) the performance of services for Persons other than Purchaser or its Affiliates, or (iii) the manufacture of replacement parts or PV Modules for use in goods not owned or controlled by Purchaser or its Affiliates.

(d)	Except as expressly provided in this Section 12.2(d), nothing in this Article 12 or otherwise in this Contract shall be construed to grant Purchaser any license or rights under any patent, trademark, copyright, trade secret, or other intellectual property rights now or later owned or controlled by Supplier other than as expressly set forth herein. Subject to Purchaser’s obligations under Article 41 (Confidentiality and Ownership) and the other terms and conditions of this Contract, Supplier hereby grants to Purchaser an irrevocable, perpetual, transferable, assignable (such transferability assignment permitted solely in connection with an assignment of the PV Modules and related warranties hereunder), non-exclusive, royalty-free license to use and disclose all patents, copyrights and trade secrets (collectively, “Intellectual Property Rights”), all specifications, designs, drawings, process technology, data, technical information, and other proprietary information (collectively, “Proprietary Information”) and the technical specifications set forth in Appendix A, the applicable installation manual, the Limited Warranty, and flash data (collectively, “PV Module Information”) delivered in connection with the Contract for the engineering, construction, ownership, operation, maintenance, and repair of the PV Modules or any subsystem or component thereof, provided that any disclosure made to a Third Party pursuant to the foregoing license shall only be made pursuant to a written contract providing for confidentiality provisions at least as restrictive as those in this Contract and shall expressly make Supplier a third-party beneficiary with respect to such provisions. For the avoidance of doubt, the PV Module Information is Supplier’s Confidential Information, regardless of whether so identified in writing.

(e)	Purchaser shall indemnify, defend and hold the Supplier and its Affiliates harmless from and against any and all Damages asserted against or incurred by such indemnitees by reason of or resulting from any Claim, action or proceeding by any Person for unauthorized disclosure, use, infringement or misappropriation of any Intellectual Property Right arising from (i) Purchaser’s performance (or that of any of its Affiliates, subcontractors or vendors) under this Contract or other items and services provided by Purchaser, its Affiliates or any of their suppliers, subcontractors or vendors hereunder, or (ii) the license granted hereunder.

12.3	[Intentionally Omitted].

12.4	No Other Rights. Nothing in this Article 12 or otherwise in this Contract shall be construed to grant Purchaser any license or rights under any invention, patent, trademark or copyright now or later owned or controlled by Supplier other than as specifically and expressly set forth herein.

12.5	Purchaser may make, in whole or in part, a reasonable amount of machine-readable copies of the PV Module Information solely for its internal use related to: backup, disaster recovery, testing, training and archival purposes.

13. LIENS:

13.1	Purchaser grants to Supplier a security interest in the PV Modules and all proceeds thereof (the “Collateral”). Unless otherwise agreed in writing by Supplier, the security interest of the Supplier in the Collateral shall constitute a first priority security interest and shall be senior to any security interest or Lien of any Financing Parties in the Collateral. The Collateral secures all obligations of Purchaser to Supplier under this Contract. Supplier will retain the rights and remedies of a secured party under the Uniform Commercial Code and any other Applicable Laws until payment in full is received for the purchased PV Modules. Purchaser hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Supplier may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Supplier in this Contract. Such financing statements may describe the Collateral in the same manner as described in this Contract or may contain an indication or description of the Collateral that describes such property in any other manner as Supplier may determine, in its sole discretion. Purchaser agrees to execute and deliver all documents reasonably requested by Supplier to protect and maintain Supplier’s security interest in the Collateral.

13.2	Supplier hereby consents to the granting of a security interest in and a collateral assignment by Purchaser of the Contract and its rights herein to the Financing Parties and their successors, assigns and designees. In furtherance of the foregoing, Supplier acknowledges that the Financing Parties may under certain circumstances assume the interests and rights of Purchaser under the Contract.

13.3	Supplier acknowledges that a Financing Party may under certain circumstances foreclose upon and sell a Project, or, in connection with the exercise of remedies under financing documents, cause a buyer of the Project to assume all of the interests, rights and obligations of a Purchaser arising under the Contract. In such event, Supplier agrees to the assignment by Purchaser or such Financing Party of the Contract and its rights herein to such purchaser or lessee and, provided Supplier shall have been paid for all Requests for Payments and other charges hereunder then due and owing, shall release a Purchaser and the Financing Party from all obligations hereunder upon any such assignment.

13.4	If and after Purchaser has paid all amounts of the Contract Price due and owing under the Contract, Supplier shall, at Supplier’s sole expense, discharge and cause to be released, whether by payment or posting of an appropriate surety bond in accordance with Applicable Laws, within thirty (30) days after receipt of a written demand from Purchaser, any Lien in respect to the PV Modules, the Project or the Project Site (whether or not any such Lien is valid or enforceable) created by, through or under, or as a result of any act or omission (or alleged act or omission) of, Supplier or other Person providing labor or materials on behalf of Supplier for the PV Modules. As provided in the previous sentence the expense of discharging or satisfying by bond any such Lien shall be paid by Supplier at its sole cost and expense and shall not be a part of the Contract Price payable to Supplier.

13.5	Acceptance by Supplier of the final payment of the Contract Price shall constitute a release by Supplier of Purchaser from all Liens (whether statutory or otherwise and including mechanics’ or suppliers’ liens), claims and liability hereunder with respect to the Contract Price for any PV Modules supplied in connection with the Contract. For the avoidance of doubt, the foregoing release is intended to release only claims for payment of all or any portion of the Contract Price (and not other claims in respect of the Contract). No payment by Purchaser shall be deemed a waiver by Purchaser of any obligation of Supplier under the Contract.

14. COMPLIANCE WITH APPLICABLE LAWS:

14.1	The Parties shall comply with all Applicable Laws and perform all of their respective obligations under this Contract in accordance with all Applicable Laws.

14.2	Supplier shall provide all inspections required by Applicable Laws prior to Delivery and shall pay all fees and charges in connection therewith, unless otherwise provided in this Contract.

15. TAXES:

15.1	Contract Price. The Contract Price is exclusive of any and all Taxes relating to the PV Modules.

15.2	Supplier Taxes. Supplier shall pay and administer any and all Taxes and duties incurred or payable in connection with the manufacture of the PV Modules, including Taxes based on or related to the income, receipts, capital or net worth of Supplier (collectively, “Supplier Taxes”); provided, for the avoidance of doubt, that Supplier Taxes shall exclude Purchaser Taxes, which shall be governed by Section 15.3 below. Supplier and Purchaser agree that Sales and Use Taxes will be governed by Section 15.4 below.

15.3	Purchaser shall pay all real property Taxes assessed against the Project Site and any personal property Taxes assessed against any personal property located at Purchaser’s Project Site, including any such Taxes on the PV Modules after Delivery to the Project Site (collectively with all Sales and Use Taxes described in Section 15.4, “Purchaser Taxes”).

15.4	Sales and Use Tax. “Sales and Use Tax” or “Sales and Use Taxes” shall mean all sales and use Taxes, as imposed or collected by Government Authorities of the United States together with any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by such governmental entity. Purchaser shall pay all Sales and Use Taxes relating to the PV Modules. Supplier shall properly and timely collect from Purchaser and remit any such Sales and Use Taxes if required to do so by Applicable Law. Upon Purchaser’s reasonable request, Supplier shall cooperate with Purchaser and take any reasonably requested action, which does not cause Supplier to incur any material cost or inconvenience, in order to minimize any Sales and Use Taxes imposed on the sale of the PV Modules including providing Sales and Use Tax exemption certificates or other documentation necessary to support Tax exemptions. Each Party agrees to provide the other Party such information and data as reasonably requested from time to time, and to fully cooperate with the other party, in connection with (i) minimizing Taxes relating to the PV Modules, (ii) the reporting of any Sales and Use Taxes payable pursuant to this Contract, (ii) any audit relating to any Sales and Use Taxes payable pursuant to this Contract, or (iii) any assessment, refund, claim or proceeding relating to any such Sales and Use Taxes. Upon Purchaser’s reasonable request, Supplier shall (at no additional cost to Purchaser) submit to Purchaser (together with any Request for Payment or other reasonable delivery method) any documentation reasonably necessary for Purchaser to make any filings associated with Purchaser Taxes.

15.5	Supplier shall be the importer of record (or if necessary, Supplier shall designate a licensed customs broker to act as the importer of record and make entry on the Supplier’s behalf) for, and consignee of, all portions of the PV Modules shipping from international locations into the United States. On all U.S. Homeland Security and Customs Entry forms for the PV Modules shipping from international locations into the United States, Supplier shall designate the following Persons as the “ultimate consignee” on such forms: “NextEra Energy Resources, LLC and/or its affiliates”. Supplier shall perform or cause the performance of all services necessary to affect import clearance into the United States, including the execution of all documents and instruments in connection with PV Modules shipping from international locations into the United States. Without limiting Supplier’s obligations hereunder, Supplier shall be responsible for all broker and other customs and import fees (for which Purchaser shall reimburse to Supplier as a component of Delivery Charges), and all duties with respect to the importation of the PV Modules into the United States (including any antidumping or countervailing duties). Supplier also agrees to prepare and execute any necessary or appropriate documents to acknowledge or demonstrate that Supplier or the licensed customs broker designated by Supplier is the importer of record for, and consignee of all portions of the PV Modules shipping from international locations into the United States. Notwithstanding any provision in the Contract to the contrary, Supplier agrees that it shall not be entitled to any increase in the Contract Price (or other cost relief) or any extension of any Guaranteed Delivery Date (or any other schedule relief) due to or in connection with the assessment or imposition of any antidumping or countervailing duty, tax or other charge or any investigation or other action by a Government Authority in relation to dumping or countervailing, and any such assessment, imposition, investigation or action shall not be, and shall not result in, a Force Majeure Event.

16. PARENT GUARANTEE: Hanwha Chemical Corporation (the “Supplier Parent Company”) is an upstream parent company to Supplier. Pursuant to the terms of the Master Agreement, Supplier has provided to NEER a guarantee (“Supplier Parent Guaranty”) executed by Supplier Parent Company pursuant to which Supplier Parent Company has guaranteed payment of Cover Costs, Schedule Liquidated Damages, Performance Liquidated Damages, and indemnification claims arising under this Contract.

17. AGREEMENT TO PAY:

17.1	Purchaser agrees to pay Supplier the Contract Price in accordance with the terms and conditions of this Contract and Appendix B as full and complete consideration for the supply of the PV Modules and Delivery of PV Modules performed hereunder.

18. PAYMENT; INVOICES; LIEN WAIVERS:

18.1	Supplier shall submit to Purchaser a Request for Payment for the portion of the PV Module Price and the Delivery Charges allocable to such PV Modules in accordance with the invoicing and payment schedule set forth in Appendix B. Together with each Request for Payment, Supplier shall submit a duly executed written conditional partial waiver and release of Liens from Supplier in the form set forth therefore in Appendix E, and together with the final Request for Payment, Supplier shall provide a conditional final waiver and release of Liens in the form set forth therefore in Appendix E. Within ten (10) Business Days after the final payment under this Contract, Supplier shall provide an unconditional final waiver and release of Liens in the form set forth therefore in Appendix E. Contemporaneously with delivery of PV Modules to the carrier at the port of export, Supplier shall submit a Request for Payment in accordance with Appendix B and provide a copy of the packing list that includes the number of PV Modules in such shipment. No later than five (5) Business Days after submitting such invoice, Supplier shall make available to Purchaser in an electronic file storage location (such as Box.com) the Required Deliverables and the PV Module flash test data related to such PV Modules. Contemporaneously with the submission of the Request for Payment for Delivery Charges, Supplier shall provide a copy of all supporting documentation evidencing such Delivery Charges, including Third Party invoices.

18.2	Purchaser shall pay the amount stated in the Request for Payment within twenty (20) days of the date of the Request for Payment; provided, however, Purchaser shall exercise commercially reasonable efforts to make any such payment within fifteen (15) days following the receipt of the applicable Request for Payment. If there is a discrepancy between the quantity of PV Modules Delivered as reflected in the invoice and such quantity as reflected in the shipping documentation (a “Record Discrepancy”), Purchaser shall notify Supplier of such Record Discrepancy within five (5) Business Days of Delivery and Supplier shall investigate and re-issue the Request for Payment within two (2) Business Days. If Purchaser fails to pay any amount set forth in a Request for Payment when due, Supplier shall provide written notice of such failure. If Purchaser has neither (i) provided Supplier with written notice of a Record Discrepancy, or has provided notice of a Record Discrepancy which was not corrected nor (ii) paid such amounts within ten (10) days of such notice, Purchaser shall be in default hereunder. Purchaser’s late payments shall bear interest at the rate of […***…]% per annum from the date such undisputed payment (or payment ultimately determined to have been improperly withheld) was due. All payments by Purchaser under this Contract shall be made by ACH transfer to an account directed by Supplier.

*      Confidential Treatment Requested

19. NO WITHHOLDING: Except pursuant to Section 30.3, Purchaser may not withhold or setoff for any reason any payment or portion thereof due to Supplier. Except pursuant to Article 34 and Section 35.1(b), Supplier may not withhold or setoff for any reason any payment or portion thereof due to Purchaser.

20. CHANGE ORDERS:

20.1	A Party may at any time, by written notice to the other Party, request a Change by submitting to the other Party a written request therefor. Such other Party shall reasonably review and consider such requested Change and shall make a written response thereto within ten (10) days after receiving such request. If Supplier believes that giving effect to any Change will increase or decrease its cost of supplying the PV Modules, shorten or lengthen the time needed for Delivery of the PV Modules or require a modification of any other provision of the Contract, its Change request or response to the Change request shall set forth such changes (including any amendments to the Contract) that Supplier deems necessary as a result of the requested Change and its justification therefor. If the Parties agree on any requested Changes, the Parties shall set forth the agreed upon Change in a Change Order or in Contract Amendments.

20.2	Subject to Article 31, if Purchaser proposes Changes in the Delivery Schedule or the Contract Price due to a Force Majeure Event (including an Excused Event), the Parties shall negotiate in good faith for the execution of a Change Order. Purchaser claimed Force Majeure Events and Excused Events shall entitle Supplier to extensions of the Delivery Schedule and reimbursement of costs or an increase in the Contract Price therefor.

20.3	Subject to Article 31, if Supplier proposes Changes in the Delivery Schedule or the Contract Price due to a Force Majeure Event (including an Excused Event) or a Purchaser-Caused Delay, the Parties shall negotiate in good faith for the execution of a Change Order. Supplier claimed Force Majeure Events (other than Excused Events) shall entitle Supplier to extensions of the Delivery Schedule but not reimbursement of costs or an increase in the Contract Price therefor. Supplier claimed Excused Events and Purchaser-Caused Delays shall entitle Supplier to extensions of the Delivery Schedule and reimbursement of costs or an increase in the Contract Price therefor. For the avoidance of doubt, Supplier-Caused Delay shall not entitle Supplier to extensions of the Delivery Schedule and reimbursement of costs or an increase in the Contract Price therefor.

20.4	Supplier shall, within ten (10) Business Days after it determines that a Purchaser-Caused Delay is likely to delay or prevent the performance of its obligations hereunder, notify Purchaser of such Purchaser-Caused Delay and provide particulars of the relevant event known at the time.

20.5	Any extension in the time to perform or increase in the Contract Price permitted under this Article 20 shall be of an equitable duration or amount designed to reflect the amount of time needed to recover from such delay and not necessarily an amount of time equal to such delay or cost impact caused by the Force Majeure Event, Excused Event or Purchaser-Caused Delay despite the affected Party’s efforts to mitigate the same.

20.6	Notwithstanding anything to the contrary herein, in no event shall either Party have any obligation to perform any Change unless and until a Change Order is executed by Purchaser and Supplier.

21. SUPPLIER’S REPRESENTATIONS:

Supplier represents and warrants to Purchaser as of the Effective Date as follows:

21.1	Supplier is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California and is duly authorized and qualified to conduct business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would affect its performance of its obligations under this Contract.

21.2	Supplier has all requisite power and authority to conduct its business, own its properties and execute and deliver this Contract and perform its obligations hereunder in accordance with its terms.

21.3	The execution, delivery, and performance of this Contract have been duly authorized by all requisite corporate action and this Contract constitutes the legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms.

21.4	Neither the execution, delivery or performance of the Contract conflicts with, or results in a violation or breach of the terms, conditions or provisions of, or constitutes a default under, the organizational documents of Supplier or any agreement, contract, indenture or other instrument under which Supplier or its assets are bound, nor violates or conflicts with any Applicable Laws or any judgment, decree, order, writ, injunction or award applicable to Supplier.

21.5	Supplier is not in violation of any Applicable Laws which violations, individually or in the aggregate, would affect its performance of its obligations under this Contract.

21.6	Supplier is or will be the holder of all governmental consents, licenses, permissions and other authorizations required to operate and conduct its business now and as contemplated by this Contract.

21.7	There is no pending controversy, legal action, arbitration proceeding, administrative proceeding or investigation instituted, or to the best of Supplier’s knowledge threatened, against or affecting, or that could affect, the legality, validity and enforceability of this Contract or the performance by Supplier of its obligations hereunder.

21.8	Supplier owns or has the right to use all patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits and Intellectual Property Rights and Proprietary Information necessary to perform its obligations under the Contract without conflict with the rights of others.

21.9	Supplier is financially solvent and able to pay its debts as they mature.

21.10	Supplier has carefully studied and reviewed this Contract, including all Appendices and Exhibits attached hereto, and has become familiar with all its terms and provisions.

21.11	Purchaser assumes no responsibility for any understandings or agreements made by any of its representatives during or prior to execution of this Contract unless such understandings or agreements are expressly stated in this Contract.

21.12	The representations and warranties of Supplier herein shall survive execution and termination of this Contract.

22. PURCHASER’S REPRESENTATIONS:

Purchaser represents and warrants to Supplier as of the Effective Date as follows:

22.1	Purchaser is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized and qualified to conduct business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would affect its performance of its obligations under this Contract.

22.2	Purchaser has all requisite power and authority to conduct its business, own its properties and execute and deliver this Contract and perform its obligations hereunder in accordance with its terms.

22.3	The execution, delivery, and performance of this Contract have been duly authorized by all requisite corporate action and this Contract constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

22.4	Neither the execution, delivery or performance of the Contract conflicts with, or results in a violation or breach of the terms, conditions or provisions of, or constitutes a default under, the organizational documents of Purchaser or any agreement, contract, indenture or other instrument under which Purchaser or its assets are bound, nor violates or conflicts with any Applicable Laws or any judgment, decree, order, writ, injunction or award applicable to Purchaser.

22.5	Purchaser is not in violation of any Applicable Laws which violations, individually or in the aggregate, would affect its performance of its obligations under this Contract.

22.6	Purchaser is the holder of all governmental consents, licenses, permissions and other authorizations required to operate and conduct its business now and as contemplated by this Contract.

22.7	There is no pending controversy, legal action, arbitration proceeding, administrative proceeding or investigation instituted, or to the best of Purchaser’s knowledge threatened, against or affecting, or that could affect, the legality, validity and enforceability of this Contract or the performance by Purchaser of its obligations hereunder.

22.8	Purchaser owns or has the right to use all patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits and Intellectual Property Rights and Proprietary Information necessary to perform its obligations under the Contract without conflict with the rights of others.

22.9	Purchaser is financially solvent and able to pay its debts as they mature.

22.10	Purchaser has carefully studied and reviewed this Contract, including all Appendices and Exhibits attached hereto, and has become familiar with all its terms and provisions.

22.11	Supplier assumes no responsibility for any understandings or agreements made by any of its representatives during or prior to execution of this Contract unless such understandings or agreements are expressly stated in this Contract.

22.12	The representations and warranties of Purchaser herein shall survive execution and termination of this Contract.

23. INDEMNITY:

23.1	Supplier agrees to reimburse, indemnify, defend and hold harmless Purchaser, any Financing Party and their respective directors, officers, managers, employees and other Affiliates and assigns (the “Purchaser Parties”) from and against any and all claims, damages, demands, liabilities, losses and other costs, including reasonable attorneys’ fees and expenses (collectively, “Damages”), asserted against or incurred by such indemnitees to the extent resulting from any and all of the following:

(a)	any bodily injury, death or damage to property of a Third Party relating to or arising out of the manufacturing or Delivery of the PV Modules by Supplier or any Affiliate thereof, or anyone directly or indirectly employed by any of them, or any subcontractor thereof;

(b)	Claims by any Government Authority for any Supplier Taxes; and

(c)	any material failure by Supplier to comply with Applicable Laws in the performance of its obligations under this Contract.

23.2	Purchaser agrees to reimburse, indemnify, defend and hold harmless Supplier, Supplier Parent Company, the provider of the Letter of Credit, and each of their Affiliates and their respective directors, officers, employees, representatives, agents, advisors, consultants, counsel and assigns from and against any and all Damages asserted against or incurred by such indemnitees to the extent resulting from any and all of the following:

(a)	any bodily injury, death or physical damage to property relating to or arising out of the performance of Purchaser’s obligations under this Contract;

(b)	Claims by any Government Authority for any Purchaser Taxes; and

(c)	Any material failure by Purchaser to comply with Applicable Laws in the performance of its obligations under this Contract.

23.3	The rights of indemnity in this Article 23 shall not be exclusive with respect to any other right or remedy provided for hereunder or in equity or at law. The indemnification provisions of this Article 23 shall survive the expiration or termination of this Contract.

23.4	Within thirty (30) days after receipt of a request for reimbursement, the indemnifying Party shall reimburse the indemnified Party for, and hold such Party harmless from, any Damages incurred by such indemnified Party for which such Party is entitled to be held harmless by the indemnifying Party. If the indemnifying Party shall fail to contest and defend any claim for which it is obligated under this Article 23 within a reasonable time after receiving notice thereof (but in no event not later than thirty (30) days after receiving such notice), the indemnified Party shall have the right, but not the duty, to defend any claim but may not settle any claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. The amount of such claim determined to be due by way of suit, settlement or otherwise (and attorneys’ fees and other costs and expenses incident thereto), shall immediately become due and payable by the indemnifying Party to the indemnified Party upon demand.

24. INSURANCE:

24.1	Before Delivery to any Project Site, Supplier shall procure and maintain the following minimum insurance with insurance companies rated “A-, VII” or higher by A.M. Best’s key Rating Guide, covering all operations required to supply PV Modules in accordance with the terms hereof, in customary forms:

(a)	Workers’ Compensation Insurance for statutory obligations imposed by Workers’ Compensation or Occupational Disease Laws, including, where applicable, the United States Longshoremen’s and Harbor Workers’ Act, the Federal Employers’ Liability Act and the Jones Act;

(b)	Employers’ Liability Insurance, including Occupational Disease, shall be provided with a limit of One Million Dollars ($1,000,000) per occurrence;

(c)	General Liability Insurance, including Broad Form Contractual Liability Coverage, Products/Completed Operations Liability Coverage, and Bodily Injury Liability and Property Damage Liability including coverage for damage caused by explosion, collapse or structural injury, and contract liability coverage, with minimum limits of Five Million Dollars ($5,000,000) combined single limit per occurrence for Bodily Injury and Property Damage Liability. The Products/Completed Operations Liability Insurance shall be provided for a period of at least one (1) year after the last Delivery of PV Modules to the Project Site;

(d)	Comprehensive Automobile Liability Insurance which shall apply to all owned, non-owned, leased and hired automobiles used by Supplier with minimum limits of liability as follows:

(i)	Bodily Injury Liability and Property Damage Liability - One Million Dollars ($1,000,000) combined single limit per occurrence.

(e)	Marine Cargo Insurance, including inland transit insurance, covering the full replacement cost of the PV Modules panels until Delivered to the Project Site; provided that Purchaser shall reimburse Supplier for the cost of such insurance as a component of Delivery Charges.

24.2	In the event that any policy furnished by Supplier provides for coverage on a “claims made” basis, the retroactive date of the policy shall be the same as the effective date of the Contract, or such other date, as to protect the interest of Purchaser Parties. Furthermore, for all policies furnished on a “claims made” basis, Supplier’s providing of such coverage shall survive the termination of the Contract and the expiration of any applicable warranty period, pursuant to this Article 24, until the expiration of the maximum statutory period of limitations in the state in which the Project Site is located for actions based in contract or in tort. If coverage is on an “occurrence” basis, Supplier shall maintain such insurance during the entire term of the Contract.

24.3	Supplier shall promptly provide evidence of the minimum coverage by providing an ACORD or other certificate of insurance acceptable to Purchaser. Neither Supplier’s failure to provide evidence of minimum coverage of insurance following Purchaser’s request, nor Purchaser’s decision to not make such request, shall release Supplier from its obligation to maintain the minimum coverage provided for in this Article 24.

24.4	Except for the Workers’ Compensation and Employers’ Liability Insurance, Purchaser Parties shall be designated as an additional insured on Supplier’s insurance policy required to be maintained under the Contract, and such policy shall be endorsed to be primary to any insurance that may be maintained by or on behalf of Purchaser Parties. All policies of insurance required to be maintained by Supplier hereunder shall: (i) provide a severability of interests or cross liability clause; (ii) provide for waivers of subrogation; (iii) provide that Purchaser Parties be provided (a) thirty (30) days’ prior written notice of any non-renewals or cancellations and (b) ten (10) days prior written notice of any non-payment of insurance premiums; and (iv) waive any right of subrogation against Purchaser Parties and waive any other right of the insurers to any off-set or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Purchaser Parties.

24.5	In the event Supplier performs any Warranty obligations at the Project Site, Supplier shall comply with the requirements in this Article 24 prior to commencing any such Warranty performance.

24.6	If Supplier shall fail to obtain and keep in force the insurance coverages required hereunder, Purchaser may, without limiting any other remedy it may have, obtain and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and recover from Supplier the cost of obtaining and maintaining such insurance.

24.7	In each case on written request from Purchaser, Supplier shall require all insurers under Supplier’s insurance policies to provide Purchaser, the Financing Parties and such other interested Persons as may be designated by Purchaser with certificates of insurance, in form and substance acceptable to Purchaser, evidencing and describing the insurance policies and endorsements maintained hereunder upon commencement of any performance of obligations at the Project Site, or upon issuance of such policies, if earlier, and on each issuance anniversary while such insurance is in effect. The certificates of insurance shall evidence and describe the insurance policies and endorsements, including the requirements for the additional insured and waiver of subrogation. Notwithstanding anything to the contrary contained herein, evidence of such coverage shall be provided to Purchaser as a condition precedent to commencement of any performance of obligation by Supplier at the Project Site.

24.8	Except as directed by Purchaser, Supplier shall be responsible for managing and administering all insurance policies required hereunder, including the payment of all deductibles and self-insured retention amounts, the filing of all claims and the taking of all necessary and proper steps to collect any proceeds on behalf of the relevant insured Person. Supplier shall at all times keep Purchaser informed of the filing and progress of any claim. If Supplier shall fail to perform these responsibilities, Purchaser may take such action as it determines appropriate under the circumstances. In the event Supplier collects proceeds on behalf of other Persons, it shall ensure that these are paid directly from the insurers to the relevant Person and, in the event that it receives any such proceeds, it shall, unless otherwise directed by Purchaser, pay such proceed to such Party forthwith and prior thereto, hold the same in trust for the recipient.

24.9	Nothing in this Article 24 shall be deemed to limit Supplier’s liability under the Contract regardless of the insurance coverages required hereunder. No limitation of liability provided to Supplier under the Contract is intended nor shall run to the benefit of any insurance company or in any way prejudice, alter, diminish, abridge or reduce, in any respect, the amount of proceeds of insurance otherwise payable to Purchaser or Purchaser Parties under coverage required to be carried by Supplier under the Contract, it being the intent of the Parties that the full amount of insurance coverage bargained for be actually available notwithstanding any limitation of liability contained in the Contract, if any. Purchaser assumes no responsibility for the solvency of any insurer or the failure of any insurer to settle any claim.

25. WARRANTY:

25.1	Limited Warranty. Supplier shall deliver to Purchaser in respect of the PV Modules a limited warranty issued by Hanwha Q CELLS Corp. (“Module Warrantor”) as set forth in Appendix H, which is incorporated by reference into this Contract (the “Limited Warranty”). Only Hanwha Q CELLS Corp. is responsible for providing the Limited Warranty, and Supplier shall have no obligations under the Limited Warranty.

25.2	Purchaser’s Obligations.

(a)	Purchaser shall install and Commission the PV Modules in strict accordance with the installation and Commissioning requirements in the Installation Manual. Purchaser shall provide Supplier with its installation schedule (on a block by block basis) not less than ten (10) days prior to the start of such installation of such block (such installation schedule assumes on time Delivery of all applicable PV Modules). Purchaser shall maintain records of all performance tests including data collected during and resulting from each performance test, and upon Supplier’s request, Purchaser shall provide Supplier with a copy of such records upon completion of each such performance test.

(b)	Following Commissioning and during the commercial operation of the PV Modules, Supplier shall have the right, upon reasonable prior notice to Purchaser, to enter the Project Site and observe and inspect the PV Modules. Upon not less than ten (10) Business Days prior notice, Purchaser shall provide Supplier with access to its operations and maintenance logs for the PV Modules, and Supplier shall have the right to review and copy data from such logs as part of Supplier’s review and analysis of PV Module performance.

(c)	Without limitation of Section 25.2(b), from and after Commissioning, Purchaser will provide Supplier with limited access to Purchaser’s performance and operating database for the Project and each PV Module; provided that Supplier will reimburse Purchaser for any out-of-pocket costs incurred in connection with such data access. Supplier may use such data for its internal analysis, research and development, and for sales and marketing, and other purposes, including providing such data to third parties, but unless Purchaser consents otherwise in its sole discretion, such disclosure shall be made without identifying Purchaser or the Project.

25.3	Exclusive Warranty. THE LIMITED WARRANTY SET FORTH IN APPENDIX H, IS THE EXCLUSIVE WARRANTY FOR THE PV MODULES AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE), SHALL APPLY. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE REMEDIES SET FORTH IN THE LIMITED WARRANTY ARE THE EXCLUSIVE REMEDIES OF PURCHASER AND PURCHASER PARTIES FOR ANY FAILURE BY SUPPLIER OR ITS AFFILIATES TO COMPLY WITH THESE WARRANTY OBLIGATIONS.

26. TITLE AND RISK OF LOSS:

26.1	Legal title to and ownership of the PV Modules shall pass to Purchaser, free and clear of any and all Liens other than as permitted under this Contract, at the Delivery Point once such PV Modules have passed through US Customs; provided that under no circumstances shall passage of title and risk of loss be construed to impair any rights that Purchaser or Supplier may have for recovery of Damages.

26.2	Supplier shall bear the risk of loss and damage with respect to PV Modules, wherever located, until title thereto transfers to Purchaser pursuant to Section 26.1. Purchaser shall bear the risk of loss and damage with respect to PV Modules wherever located, at and after title thereto transfers to Purchaser pursuant to Section 26.1.

27. PROJECT POWER TESTING:

27.1	Project Power Capacity Tests.

Pursuant to Appendix J1, promptly upon the completion of the Project Power Capacity Test, Purchaser shall deliver the results of same to Supplier for review and verification. Supplier shall be deemed to have passed the Project Power Capacity Test if the Actual Capacity of the PV Modules is equal to, or greater than, […***…]% of the Expected Nameplate Capacity of the PV Modules, and the other requirements to pass the Project Power Capacity Test have been satisfied. If the results of the Project Power Capacity Test indicate that the completed Project failed to achieve the […***…]% of the Expected Nameplate Capacity of the PV Modules for the completed Project or tested section of the Project, then Supplier shall pay to Purchaser the Initial Performance Liquidated Damages pursuant to Appendix K which amount and any interest accumulated thereon shall be held in trust by Purchaser for the benefit of Supplier until the amount of any Final Liquidated Damages is determined pursuant to this Article 27.

27.2	Energy Production Test.

(a)	On the Capacity Test Date, Purchaser shall commence to perform the Energy Production Test (Year 1), in accordance with Appendix J2. Promptly upon the completion of the Energy Production Test (Year 1), Purchaser shall deliver the results of same to Supplier for review and verification.

(b)	At the conclusion of the Energy Production Test (Year 1):

i.	if the results of the Energy Production Test (Year 1) reveal that the ratio, expressed as a percentage, of the Tested Modeled Energy Production in Year 1 for the completed Project to the Baseline Modeled Energy Production for the completed Project, is equal to, or greater than, […***…]%, then Purchaser shall promptly remit to Supplier any Initial Performance Liquidated Damages previously received by Purchaser plus any amount of interest accrued thereon pursuant to Section 27.1; or

ii.	if the results of the Energy Production Test (Year 1) reveal that the ratio, expressed as a percentage, of the Tested Modeled Energy Production in Year 1 for the completed Project to the Baseline Modeled Energy Production for the completed Project, is less than […***…]%, Supplier may either: (1) elect not to cure any deficiencies related to PV Modules causing such deficiency, in which case Supplier shall pay to Purchaser Final Performance Liquidated Damages pursuant to Appendix K; provided however, Supplier shall be entitled to a credit against any such liability in the amount of any Initial Performance Liquidated Damages previously paid by Supplier to Purchaser plus interest accrued thereon pursuant to Section 27.1, with an amount equal to any excess credits being promptly payable by Purchaser to Supplier, or (2) elect by written notice to Purchaser not later than fifteen (15) Business Days after Supplier’s receipt of such results to Cure any deficiencies in the completed Project and perform the Energy Production Test (Year 2), in accordance with Appendix J2.

*      Confidential Treatment Requested

(c)	At the conclusion of the Energy Production Test (Year 2):

i.	if the ratio, expressed as a percentage, of the Tested Modeled Energy Production in Year 2 for the completed Project to the Baseline Modeled Energy Production for the completed Project in Year 2, is equal to, or greater than, […***…]%, then Purchaser shall promptly remit to Supplier any Initial Performance Liquidated Damages previously received by Purchaser plus any amount of interest accrued thereon pursuant to Section 27.1; or

ii.	if the results of the Energy Production Test (Year 2) reveal that the ratio, expressed as a percentage, of the Tested Modeled Energy Production in Year 2 for the completed Project to the Baseline Modeled Energy Production for the completed Project in Year 2, is less than […***…]%, then Supplier shall pay to Purchaser Final Performance Liquidated Damages pursuant to Appendix K; provided however, Supplier shall be entitled to a credit against any such liability in the amount of any Initial Performance Liquidated Damages previously paid by Supplier to Purchaser plus interest accrued thereon pursuant to Section 27.1, with an amount equal to any excess credits being promptly payable by Purchaser to Supplier.

iii.	The payment of Initial Performance Liquidated Damages and Final Performance Liquidated Damages, if any, as provided in this Article 27 (collectively, “Performance Liquidated Damages”), shall be the sole and exclusive remedy available to Purchaser resulting from the failure of the completed Project to achieve (i) the PV Module Nameplate Output, or (ii) the ratio, expressed as a percentage, of the Tested Modeled Energy Production in Year 1 for the completed Project to the Baseline Modeled Energy Production for the completed Project, equal to […***…]%.

iv.	For any payments due under this Article 27, Purchaser shall promptly invoice Supplier, delineating the applicable amount due, and such payment shall be due to Purchaser thirty (30) days after such invoice is conveyed to Supplier.

v.	Performance Liquidated Damages shall be capped at […***…]% of the aggregate PV Module Price for all PV Modules to be delivered under this Contract.

*      Confidential Treatment Requested

27.3	Effect of Performance Liquidated Damages on Limited Warranty.

With respect to all PV Modules for which Supplier has paid Purchaser Final Performance Liquidated Damages hereunder, the Performance Warranty under the Limited Warranty shall be modified to provide that, for purposes of determining whether annual degradation in power output is in conformance with the Performance Warranty, the baseline guaranteed power output of the PV Module shall be reduced by the percentage amount of reduced PV Module Nameplate Output for which Supplier paid Final Performance Liquidated Damages hereunder. By way of example, if Supplier has paid Final Performance Liquidated Damages in respect of a 5% shortfall in Tested Model Energy Production relative to Baseline Modeled Energy Production, then pursuant to Section 2(b) of the Limited Warranty the warranted minimum power output of the PV Modules during the first 12 months following the Warranty Start Date shall be 92% (rather than 97%, as provided in Section 2(b) of the Limited Warranty), and annual degradation thereafter shall be based on an assumed PV Module Nameplate Output that is 95% of the original PV Module Nameplate Output.

In the event that any shortfall in Tested Modeled Energy Production is determined to be the result of a Product Defect (as defined in the Limited Warranty) and Supplier has paid Purchaser Final Performance Liquidated Damages hereunder in respect of such shortfall, then the Product Warranty of the Limited Warranty shall not apply to such Product Defect, and neither Supplier nor the provider of the Limited Warranty shall be required to remedy such Product Defect that resulted in the payment of Final Performance Liquidated Damages.

28. DELIVERY:

Supplier shall cause Delivery of the PV Modules to occur on or prior to the respective Guaranteed Delivery Dates. Supplier shall not Deliver to the Project Site any PV Modules earlier than fourteen (14) days before their Guaranteed Delivery Date and the Purchaser may refuse shipments at the Project Site for which Delivery is attempted prior to such date. Notwithstanding the transfer of title and risk of loss from Supplier to Purchaser pursuant to Section 26.2 hereof, Supplier shall cause Delivery of the PV Modules from the Delivery Point to the Project Site in accordance with the terms of this Contract, including procurement of transportation and carriage, insurance and any other services necessary or expedient to such Delivery; provided, that Purchaser shall be named on any policy of insurance as an additional named insured; and provided further, that upon reasonable prior written notice to Supplier, Purchaser may elect to place such insurance covering transportation of the PV Modules from the Delivery Point to the Project Site (with Supplier being named as an additional named insured thereon). Purchaser shall be responsible for the cost of all transportation and carriage, insurance (including deductibles), or other services associated with such Delivery. Upon the request of Supplier, Purchaser shall promptly execute any documents necessary in connection with such Delivery.

29. SCHEDULE LIQUIDATED DAMAGES:

29.1	If Supplier fails to Deliver any of the PV Modules to the Project Site on or prior to the applicable Guaranteed Delivery Date, then Supplier shall pay to Purchaser as the sole and exclusive remedy for such late Delivery the amount of $[…***…] per day for each day of such delay after the Grace Period until such time as the number of Delivered PV Modules is equal to 100% of the aggregate quantity of PV Modules set forth in Exhibit C for all prior Guaranteed Delivery Dates (“Schedule Liquidated Damages”). In the event that any of the PV Modules are not Delivered by the final Guaranteed Delivery Date, then Supplier shall pay to Purchaser as the sole and exclusive remedy for such late Delivery Schedule Liquidated Damages in the amount of $[…***…] per day for each day of such delay after the Grace Period.

*      Confidential Treatment Requested

29.2	Any failure of Supplier to Deliver PV Modules by the applicable Guaranteed Delivery Dates described in this Article 29 will directly cause substantial Damages to Purchaser, which cannot be ascertained with reasonable certainty, because of the difficulty of ascertaining the exact amount of Damages that would be sustained as a result of such failures. Therefore, the terms, conditions and amounts fixed pursuant to Section 29.1, as Schedule Liquidated Damages, are reasonable, considering the Damages that Purchaser would sustain in the event Supplier fails to achieve any of the guarantees obligations described in this Article 29.

29.3	Schedule Liquidated Damages shall be capped at […***…]% of the aggregate PV Module Price for all PV Modules to be delivered under this Contract. Payment of Schedule Liquidated Damages is the Purchaser’s sole and exclusive remedy, and Supplier’s sole and exclusive liability, for any damages or liability arising from or relating to Supplier’s failure to meet the Guaranteed Delivery Date incurred because of any delays resulting from such failures, subject to any right of Purchaser to terminate this Contract for cause pursuant to Article 33 as a result of such delays and any Cover Costs resulting therefrom.

30. PAYMENT OF SCHEDULE LIQUIDATED DAMAGES:

30.1	Supplier shall pay Purchaser or apply as a credit to a Purchaser invoice any Schedule Liquidated Damages incurred pursuant to Article 29 within thirty (30) days after receipt of any statement(s) from Purchaser that Schedule Liquidated Damages have been incurred under this Contract.

30.2	Supplier’s obligations to pay or credit such Schedule Liquidated Damages when and as provided in this Contract are absolute and unconditional and shall not be released, discharged, diminished, or in any way affected by the permitted assignment by Purchaser of the Contract to any Person.

30.3	If Supplier has not complied with the obligations of Section 30.1 in the time period set forth therein, then Purchaser shall have the right to offset any such Schedule Liquidated Damages amount against any amounts owing to Supplier by Purchaser except to the extent that all or any portion of the delay to which Purchaser has claimed Schedule Liquidated Damages are attributable is the subject of a Force Majeure or Purchaser-Caused Delay claim by Supplier. In the event Supplier has notified Purchaser of a Force Majeure or Purchaser-Caused Delay claim, then Purchaser shall be entitled to offset only the undisputed portion of Schedule Liquidated Damages, based on Purchaser’s claimed delay in Delivery of PV Modules relative to Supplier’s claimed delays due to Force Majeure or Purchaser-Caused Delay.

*      Confidential Treatment Requested

31. FORCE MAJEURE:

31.1	As used herein, the term “Force Majeure Event” means any act or event to the extent that it prevents or delays either Party from performing its obligations (other than the payment of money) under this Contract or complying with any conditions required to be complied with under this Contract, if and to the extent that such act or event is beyond the reasonable control of and not the fault of such Party and to the extent that such Party, using due diligence, was and is unable to prevent or mitigate the effects of such act or event. Force Majeure Events include, but are not limited to, armed conflict, riots, acts or threats of terrorism, epidemics, fires, explosions, floods, storms, earthquakes, acts of God, extreme weather conditions, strikes, slowdowns or labor disputes, or any acts or omission by any governmental entity. Without limitation, Force Majeure Events do not include, strikes, lockouts, work stoppages or other labor disputes relating solely to the labor forces utilized by either Party or any of its Affiliates; any labor or manpower shortages relating solely to the labor forces utilized by either Party or any of its Affiliates; or financial cost or economic hardship (and for the avoidance of doubt, no Force Majeure Event shall excuse any payment obligation hereunder except to the extent that, and only for so long as, the affected Party’s ability to effectuate a payment due hereunder is curtailed by a Force Majeure Event). Changes in Applicable Laws, Codes and Taxes (but only such Applicable Laws as are promulgated by Government Authorities of the United States) after the MSA Effective Date (“Excused Events”) shall constitute Force Majeure for the purposes of determining the entitlement to a Change Order.

31.2	Neither Party shall be deemed to be in breach of this Contract to the extent that such Party’s performance is delayed or prevented by a Force Majeure Event.

31.3	A Party claiming Force Majeure shall, within five (5) Business Days after it knows of the occurrence of a Force Majeure Event that is likely to delay or prevent the performance of its obligations hereunder, notify the other Party of such potential Force Majeure Event and provide particulars of the relevant event known at the time. Within ten (10) Business Days thereafter, the Party claiming Force Majeure shall provide in writing any further information regarding the Force Majeure Event and if possible supporting evidence showing the anticipated impact on the performance of such Party’s obligations hereunder.

31.4	So long as the conditions set forth in this Article 31 are satisfied, the time required to perform the obligations of each Party shall be to the extent that completion of such obligations has been delayed due to a Force Majeure Event. The time required to perform the obligations of the Party claiming the Force Majeure Event shall be extended on the condition that:

(a)	The Party claiming the Force Majeure Event provides notification to the other Party by email, telephone or similar method by the time required in Section 31.3 and sends formal notice no later than ten (10) days after the dates specified in Section 31.3 of its request for an extension of time to complete the specific obligations delayed due to the Force Majeure Event;

(b)	Such suspension of performance and extension of time shall be of no greater scope and of no longer duration than is required by the effects of the Force Majeure Event;

(c)	The Party claiming the Force Majeure Event shall comply with the requirements of this Article 31; and

(d)	The Party claiming the Force Majeure Event exercises commercially reasonable efforts to mitigate the cause and effect of the Force Majeure Event and remedy its inability to perform.

31.5	No Force Majeure Event shall relieve any Party from performing those of its obligations that are not affected by the Force Majeure Event. With the exception of Excused Events, Supplier claimed Force Majeure Events will not entitle Supplier to an increase in the Contract Price and will only entitle Supplier to extensions of time hereunder. Purchaser claimed Force Majeure Events will entitle Supplier to an increase in the Contract Price and an extension of time hereunder, but only for so long as is required to recover from such Force Majeure Event and not necessarily an amount of time equal to the duration of the Force Majeure Event.

31.6	In the event the affected Party fails to satisfy its obligations set forth in this Article 31 and the other Party is materially prejudiced or otherwise adversely affected thereby, the obligations under this Contract shall remain the same, and the affected Party shall be obligated to perform, at its own expense, such measures as may be necessary to minimize the impact of such delay or be liable to the other Party for any additional expenses incurred by the other Party as a result of such delay.

32. SUSPENSION FOR CONVENIENCE:

32.1	Purchaser may, at its convenience and in its sole discretion, by notice to Supplier, suspend at any time the Delivery of PV Modules for up to thirty (30) days. If any Delivery is suspended, the Guaranteed Delivery Dates shall automatically be equitably extended for a period of time at least as long as the suspension period and such longer time as would be equitable considering the impact of the suspension on Supplier’s ability to perform. During the period of suspension, Supplier shall use its reasonable efforts to utilize its resources in such a manner as to minimize costs associated with suspension.

32.2	As full compensation for such suspension up to thirty (30) days, Supplier shall be reimbursed for the following direct costs, reasonably incurred, without duplication of any item, to the extent that such direct costs result from such Purchaser’s suspension of:

(a)	All reasonable costs of protecting, preserving and properly storing any portion of the PV Modules not Delivered; and

(b)	If as a result of any such suspension of the PV Module supply the cost of subsequently performing the Supplier’s scope of supply is increased or decreased, an adjustment will be made for any incremental costs or reduction in costs resulting from such suspension that are incurred or reduced in connection with performing the remaining portion of the supply of PV Modules. Such actual and demonstrable amount shall be determined by agreement of Supplier and Purchaser. Any suspension in excess of thirty (30) days shall entitle Supplier to terminate this Contract.

32.3	Upon delivery of notice by Purchaser to Supplier before the expiration of the thirty (30) days, to resume suspended Delivery of PV Modules, Supplier shall work to promptly resume performance under the Contract; provided, however, such notice shall not include any obligations on Supplier beyond those obligations set forth in this Contract.

33. TERMINATION BY PURCHASER FOR CAUSE:

33.1	The occurrence of any of the following events shall constitute an event of default by Supplier (each a “Supplier Event of Default”):

(a)	any failure by Supplier to cause Delivery of any PV Modules within forty-five (45) days after the applicable Guaranteed Delivery Date; provided that with respect to Deliveries of PV Modules in October of 2016, such forty-five (45) day period shall be reduced to fifteen (15) days;

(b)	any breach by Supplier of any material covenant or agreement hereunder, other than those breaches specified elsewhere in this Section 33.1, that is not cured by Supplier within thirty (30) days after notice thereof from Purchaser, or if such breach is not capable of being cured within such period of thirty (30) days, Supplier fails to commence and thereafter diligently prosecute such cure and cure such breach within ninety (90) days after notice thereof from Purchaser;

(c)	any of the following occurs:

i.	Supplier or Supplier Parent Company consents to the appointment of, or to the taking of possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets or fails to pay, or admits in writing its inability to pay, its debts generally as they become due or makes a general assignment for the benefit of creditors;

ii.	Supplier or Supplier Parent Company files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding or seeks relief by voluntary petition, answer or consent under the provisions of any bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations or providing for an agreement, composition, extension, or adjustment with its creditors;

iii.	a substantial part of Supplier’s or Supplier Parent Company assets is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order, if such order remains in effect for more than thirty (30) days; or

iv.	Supplier is adjudged bankrupt or insolvent, has any property sequestered by court order, if such order remains in effect for more than thirty (30) days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, if such petition is not dismissed within thirty (30) days of such filing; and

v.	dissolution of Supplier, except in a merger, consolidation or reorganization where the successor expressly assumes Supplier’s obligations hereunder and such assignment and assumption does not materially adversely affect the ability of the successor to perform its obligations under the Contract and Supplier’s Parent Guaranty remains in full force and effect for the obligations of such successor.

(d)	The transfer by Supplier of all of its rights and/or obligations of Supplier hereunder, except for an assignment permitted hereunder.

(e)	Any failure of Supplier to maintain, or cause to be maintained, the Letter of Credit and the Supplier Parent Guaranty in accordance with the terms hereof unless Supplier has provided replacement credit support acceptable to NEER within five (5) Business Days.

33.2	Upon the occurrence of a Supplier Event of Default,

(a)	Purchaser may, upon notice to Supplier, and without prejudice to any remedy available to Purchaser at law, in equity or under this Contract, terminate this Contract in its entirety without termination charge, penalty or obligation solely due to such termination.

(b)	Purchaser shall use commercially reasonable efforts to mitigate any Damages suffered by Purchaser due to the Supplier Event of Default.

33.3	If this Contract has been terminated in accordance with this Article 33,

(a)	Purchaser shall make payment for PV Modules Delivered to Purchaser in accordance with this Contract (including pursuant to subsection (b) below) and any obligation of Supplier with respect to such PV Modules shall remain in effect.

(b)	Purchaser may require that Supplier Deliver to Purchaser all or part of the PV Modules that have passed the Supplier QA Process or were later in the shipping process and had been designated by Supplier for Delivery to the Project prior to the effective date of termination, but only if Purchaser notifies Supplier prior to or within five (5) days of the effective date of such termination of Purchaser’s desire to receive such modules and Purchaser pays the Contract Price for such PV Modules; provided, that Supplier shall not be liable for Schedule Liquidated Damages that otherwise may have accrued from and after the termination of this Contract in connection with Delivery of PV Modules pursuant to this Section 33.3(b).

(c)	Purchaser shall have the right to procure from a third-party replacement photovoltaic modules in an amount equal to those PV Modules that had not been Delivered as of the effective date of such termination and were not subject to a notice described in Section 33.3(b). If Purchaser acquires modules from a Third Party, Supplier shall be responsible for and shall reimburse Purchaser for the additional incremental module and transportation costs (when compared to the PV Module Price and Delivery Charges Purchaser would have incurred under this Contract) actually incurred by Purchaser to acquire such replacement modules and have such replacement modules delivered to the Project Site (collectively, “Cover Costs”); provided that the amount of Cover Costs shall not exceed the amount of PV Modules not Delivered multiplied by the amount per WDC set forth in Section A of Schedule 9 of the Master Supply Agreement.

33.4	Upon termination of this Contract by Purchaser, Purchaser’s sole and exclusive remedy (without duplication) for the Supplier Event of Default shall be the following:

(a)	following non-payment by Supplier of (i) the portion of the Secured Portion of the Upfront Payment that has not been applied to an invoice hereunder, and (ii) Cover Costs claimed by Project Company pursuant to the terms of Section 17.3 of the Master Supply Agreement, within five (5) Business Days after termination of this Contract, NEER may proceed against the Letter of Credit for (x) the portion of the Upfront Payment described in subsection (i) above, and (y) the Cover Costs described in subsection (ii) above;

(b)	Purchaser may seek reimbursement of Cover Costs, Schedule Liquidated Damages, Performance Liquidated Damages, indemnification obligations of Purchaser hereunder from Supplier; and

(c)	the extent any Cover Costs, Schedule Liquidated Damages, Performance Liquidated Damages, or indemnification obligations of Supplier hereunder are not reimbursed by Supplier, NEER may proceed against the Supplier Parent Guaranty.

34. TERMINATION OR SUSPENSION BY SUPPLIER FOR CAUSE:

Each of the following events shall be an event of default of Purchaser (each, a “Purchaser Event of Default”): (i) Purchaser’s failure to pay to Supplier any required payment, if such failure continues for ten (10) days after written notice thereof has been received by Purchaser from Supplier; (ii) any material breach by Purchaser of any representation or warranty contained in Article 22; (iii) any breach by Purchaser of any material covenant or agreement hereunder, other than those breaches specified elsewhere in this Article 34, that is not cured by Purchaser within thirty (30) days after notice thereof from Purchaser; (iv) Purchaser is in material breach of its obligations under Article 12 hereunder; (v) any of the following occurs (a “Purchaser Insolvency Event”): (A) Purchaser consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors; (B) Purchaser files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of companies, or providing for an agreement, composition, extension, or adjustment with its creditors; (C) a substantial part of Purchaser’s assets are subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than thirty (30) days; or (D) Purchaser is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than thirty (30) days, or has filed against it a petition or claim under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within thirty (30) days of such filing; (vi) dissolution of Purchaser, except in a merger, consolidation or reorganization where the successor expressly assumes Purchaser’s, as applicable, obligations hereunder and such assignment and assumption does not materially adversely affect the ability of the successor to perform its obligations under the Contract; or (vii) transfer by Purchaser of all of the rights and/or obligations of Purchaser hereunder, except for an assignment permitted hereunder. Subject to any applicable cure rights in favor of any Financing Party set forth under a written consent and agreement, upon the occurrence of a Purchaser Event of Default, Supplier may terminate this Contract upon written notice to Purchaser. In the event of any termination by Supplier in accordance with this Article 34, no later than five (5) Business Days after the date of such termination Purchaser shall pay Supplier the amount determined in accordance with the Cancellation Schedule in Appendix B (“Cancellation Payment”) (which shall not be subject to Purchaser’s limitation of liability in Section 53.2). After such termination, with the exception of claims for indemnification and any claims of Supplier which accrued prior to the date of termination, the payment obligation of Purchaser set forth in the preceding sentence shall be Supplier’s sole and exclusive remedy for a Purchaser Event of Default. Supplier shall be entitled to retain and offset the amount of the Upfront Payment that has not been applied to an invoice hereunder against the Cancellation Payment due. The Parties acknowledge and agree that Supplier’s Damages for a Purchaser Event of Default would be extremely difficult or impossible under the presently known and anticipated facts and circumstances to determine and fix, and the Cancellation Payment constitutes a reasonable approximation of the harm to or loss of Supplier. If during a Purchaser Insolvency Event, Purchaser is in default of the payment related provisions hereunder then, Supplier immediately shall be entitled to suspend, in whole or in part, in its sole discretion, the performance of its obligations hereunder until such time as Purchaser has cured such Purchaser Insolvency Event or Supplier has terminated this Contract in accordance with the provisions of Section 34.

35. TERMINATION FOR CONVENIENCE:

35.1	Purchaser may by five (5) Business Days’ advance written notice to Supplier at its sole discretion and without prejudice to any other right or remedy, terminate at any time this Contract in its entirety for its convenience. Subject to Supplier’s receipt of the Cancellation Payment, such termination shall be effective on the date set forth in such notice. If Purchaser elects to terminate this Contract in its entirety under this Article 35, then on the date of such termination Purchaser shall pay Supplier an amount equal to the Cancellation Payment (which shall not be subject to Purchaser’s limitation of liability in Section 53.2), and upon such payment, settlement of all claims of Supplier arising thereunder shall be made as follows:

(a)	Except for payment for PV Modules Delivered to Purchaser prior to such termination and any liability for outstanding claims and disputes, such payment of the Cancellation Payment shall be Purchaser’s sole obligation and Supplier’s exclusive remedy for termination under this Article 35.

(b)	Supplier shall be entitled to retain and offset the amount of the Upfront Payment that has not been applied to an invoice hereunder against the Cancellation Payment due.

(c)	Subject to the payment in full by Purchaser of the Cancellation Payment, in the event the Cancellation Payment is equal to […***…]% of the PV Module Price and Purchaser notifies Supplier prior to or within five (5) days of the effective date of termination of Purchaser’s desire to receive such PV Modules and that Purchaser will pay Delivery Charges upon Delivery, in accordance with the terms of this Contract, Purchaser shall have the right to:

(i)	have the applicable PV Modules delivered to Purchaser at the Project Site for use in the Project or delivered to storage in the continental United States (at Purchaser’s cost) for any other use by Purchaser and its Affiliates; or

(ii)	offer to sell such PV Modules to Supplier (at current market prices) for resale to a Third Party. Within ten (10) Business Days following such offer to sell PV Modules to Supplier, Supplier shall notify Purchaser in writing of the purchase price per Watt DC that Supplier is willing to pay for such PV Modules. If Purchaser accepts in writing Supplier’s price within five (5) Business Days thereafter, then Supplier shall purchase and Purchaser shall sell such PV Modules for the agreed price, with settlement to occur within twenty (20) days thereafter. If Purchaser does not accept Supplier’s proposed price within such five (5) Business Day period, then Purchaser shall have the right to sell the PV Modules for any prices it deems reasonable in its sole discretion.

Upon Purchaser’s delivery of the notification to Supplier of Purchaser’s desire to receive the PV Modules, Purchaser shall have the obligation to pay the costs set forth in Section 35.1(c) in accordance with the terms thereof.

35.2	Any PV Modules Delivered to Purchaser pursuant to Section 35.1(c)(i) shall be subject to the Limited Warranty, but Supplier shall have no further obligations with respect thereto. After receipt of all amounts to be paid by Purchaser pursuant to Section 35.1, Supplier shall not be entitled to receive any further payments under the Contract with respect to PV Modules not Delivered prior to such termination of the Contract. Upon final settlement, Supplier shall furnish a general release of all applicable claims by Supplier against Purchaser related to such portion of the Contract this is terminated.

35.3	The Parties acknowledge and agree that Supplier’s Damages for a termination for convenience would be extremely difficult or impossible under the presently known and anticipated facts and circumstances to determine and fix, and the Cancellation Payment constitutes a reasonable approximation of the harm to or loss of Supplier.

*      Confidential Treatment Requested

36. LETTER OF CREDIT:

36.1	Pursuant to the terms of the Master Supply Agreement, Supplier has provided to NEER, for the benefit of NEER and Purchaser, a Letter of Credit to secure a portion of the obligations of Supplier hereunder.

37. DISPUTES AND CLAIMS:

37.1	Dispute Resolution Procedure. In the event of any dispute, controversy or claim arising out of or relating to any provision of this Contract or the interpretation, enforceability, performance, breach, termination or validity hereof, including any dispute as to this Article 37 (a “Dispute”), the Parties will, in the first instance, attempt in good faith to resolve such Dispute by negotiations between senior executives of the Parties.

37.2	Arbitration.

(a)	If, for any reason, the Dispute has not been resolved in writing pursuant to Section 37.1 within sixty (60) days after the delivery of a written request for such resolution, such Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) then in effect (the “Rules”), except as modified herein.

(b)	The arbitral tribunal shall be comprised of three (3) independent and impartial arbitrators. Each Party shall nominate one arbitrator in accordance with the Rules, and the two arbitrators so nominated shall nominate a third arbitrator, who shall serve as the president of the arbitral tribunal, within twenty (20) days of the confirmation of the appointment of the second arbitrator. Any arbitrator not timely nominated herein shall, on the written request of any party to the arbitration, be appointed by the Court of Arbitration of the ICC.

(c)	The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any party as evidence shall be accompanied within a reasonable period of time to be determined by the tribunal, by an English translation of the portion relied on therein. The seat of arbitration shall be Paris, France.

(d)	If the tribunal determines it required and necessary, each Party may request the other Party or Parties to produce certain specified documents or categories of documents relevant to the Dispute and material to its outcome. In making any determination regarding the scope of production, the arbitral tribunal shall apply the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration.

(e)	The award shall be final and binding upon the Parties. Judgment upon any award may be entered in any court having jurisdiction thereof.

(f)	By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.

(g)	In order to facilitate the comprehensive resolution of related Disputes, the parties consent that any pending or contemplated arbitration hereunder may be consolidated with any other arbitration proceeding constituted under this Contract or any arbitration proceeding constituted under another Project Supply Agreement or the Master Supply Agreement. An application for such consolidation may be made by any party to this Contract or any other Project Supply Agreement or the Master Supply Agreement to the tribunal for the prior arbitration. Such tribunal shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. For the avoidance of doubt, consolidation under this paragraph is intended to promote efficiency and to avoid the possibility of inconsistent awards, and to prevent double recovery, and consolidation is therefore contemplated and understood to occur and apply to and between all parties to this Contract, any other Project Supply Agreement and the Master Supply Agreement.

38. ASSIGNMENT; SECURITY INTERESTS:

38.1	Except as provided herein, Supplier shall not assign this Contract without prior written consent of the Purchaser, which shall not be unreasonably withheld, conditioned or delayed; provided, however, upon written notice to Purchaser, the Supplier may at any time assign this Contract to an Affiliate. Upon such assignment to an Affiliate, Supplier shall continue to be liable for obligations under this Contract except to the extent expressly released by Purchaser in writing.

38.2	Except as provided herein, Purchaser shall not assign this Contract without prior written consent of the Supplier, which shall not be unreasonably withheld, conditioned or delayed.

38.3	If this Contract or any portion thereof is assigned by a Party as permitted in this Article 38, it shall be binding upon and shall inure to the benefit of the permitted assignee.

39. INDEPENDENT CONTRACTOR:

Supplier is at all times and shall remain an independent contractor and not an agent or employee of Purchaser or any of its Affiliates, solely responsible for completing the supply and Delivery of PV Modules under this Contract with full power and authority to select the methods, means and manner of the supply and performance thereof. Purchaser retains no control or direction over Supplier, or over the detail, manner or methods of the supply and Delivery of PV Modules by Supplier.

40. FINANCING PARTIES’ REQUIREMENTS:

Supplier shall provide such assistance as Purchaser may reasonably request in connection with current, or obtaining future, debt or equity financing to or for any projects in which the PV Modules will be installed by Purchaser. Supplier shall make available to the Purchaser and the Person providing such Financing Parties, on a confidential basis, any information reasonably requested relating to the PV Modules and Supplier’s obligations under this Contract. Any Financing Parties shall be deemed to be representatives of Purchaser and any breach of the confidentiality obligations set forth in this Contract shall be a breach of this Contract by Purchaser. Supplier shall furnish such reasonable and customary consents to assignment, estoppel certificates, certifications, lien waivers and representations as may be reasonably requested by such Financing Parties; provided that in no event shall Supplier’s obligations be increased or its rights adversely affected pursuant to such consents, certificates, waivers or representations. At Purchaser’s reasonable request, Supplier shall cooperate with the independent engineer and technical advisors, if any, of any Financing Parties. Purchaser shall reimburse Supplier for any legal fees and other reasonable costs and expenses incurred in connection with Supplier’s compliance with its obligations under this Article 40.

41. CONFIDENTIALITY AND OWNERSHIP:

41.1	Each Party agrees that the contents of this Contract and any information relating to the negotiations or performance of this Contract and any confidential information provided pursuant to this Contract (the “Confidential Information”) shall be treated as confidential and that each Party, without the prior written consent of the disclosing Party, shall not disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, day-to-day notices and communications under this Contract shall not be considered Confidential Information unless it is specifically designated as proprietary and confidential.

41.2	Notwithstanding the foregoing, this Article 41 shall not prevent either Party from disclosing any Confidential Information, including the contents of the Contract, if and to the extent:

(a)	required to do so by Applicable Laws or any Government Authority, provided that the Party required to disclose such information shall give prior notice to the other of such required disclosure and, if so requested by the other Party, shall use all reasonable efforts to oppose the requested disclosure as appropriate under the circumstances at the sole cost and expense of the disclosing Party;

(b)	disclosed to its Affiliates, Financing Parties (including potential Financing Parties), and their respective contractors (including potential contractors), employees, directors, officers, agents, advisors, insurers, legal counsel or legal representatives with a need-to-know the Confidential Information for the purposes of effecting the transactions contemplated by this Contract, any financing arrangements in respect of any Project by NEER, or a permitted sale or transfer of a Project by NEER; provided that such Persons are informed of the confidential nature of the Confidential Information, and the Party disclosing such information shall be liable to the other for any disclosure by its employees in violation of the terms of this Article 41;

(c)	such information was already publicly available prior to disclosure by the disclosing Party to the other, or which after disclosure entered the public domain other than by a breach of this Article 41 by the other Party or its Representatives;

(d)	such information was known to the recipient prior to the date of receipt of any of the Contract and not obtained or derived under or in connection with the Contract;

(e)	such information was obtained by the recipient from a Third Party whom such party reasonably believes to be in lawful possession of such information and not under a confidentiality obligation to the Party from whom such information originated.

41.3	It is agreed that each Party shall be entitled to request the court provide injunctive relief in the event of any breach of this Article 41.

41.4	All right and title to, and interest in, Purchaser’s Confidential Information shall remain with Purchaser. All right and title to, and interest in, Supplier’s Confidential Information shall remain with Supplier.

41.5	At any time upon written request by a disclosing Party, the other Party shall promptly return to the disclosing Party or destroy all its Confidential Information, including all copies thereof, and shall promptly purge all electronic copies of such Confidential Information; provided that the other Party shall be entitled to keep copies of such Confidential Information in accordance with its record retention policies. The return of Confidential Information to the disclosing Party, the purging of electronic copies of Confidential Information or the retention of a copy of Confidential Information for legal records shall not release a Party from its obligations hereunder with respect to such Confidential Information.

42. GOVERNING LAW:

All matters arising from or relating to this Contract shall be construed in accordance with and governed by the laws of the State of New York without giving effect to its conflict of laws provisions. The Convention on the International Sale of Goods is hereby excluded and shall not apply.

43. SEVERABILITY OF PROVISIONS:

If any provision of this Contract is determined to be void, unlawful, or otherwise unenforceable, that provision shall be severed from the remainder of the Contract, and replaced automatically by a provision containing terms as nearly like the void, unlawful, or unenforceable provision as possible, or otherwise modified in such fashion as to preserve, to the maximum extent possible, the original intent of the Parties, and the Contract, as so modified, shall continue in full force and effect.

44. SURVIVAL:

The provisions of Section 12.1 and Section 12.2 (each to the extent of any PV Modules that are purchased and retained by Purchaser upon termination of this Contract), Articles 4 (Order of Preference, Interpretation), 27 (Project Power Testing) (with respect to PV Modules Delivered and paid in full as of such termination for the term set forth in Appendix J1 and Appendix J2), 33 (Termination by Purchaser for Cause) (for the term set forth in such Article), 34 (Termination by Supplier for Cause) (for the term set forth in such Article), 35 (Termination for Convenience) (for the term set forth in such Article), 37 (Disputes and Claims), 41 (Confidentiality and Ownership), 42 (Governing Law), 44 (Survival), 47 (Waiver of Consequential Damages), and 53 (Limitations of Liability) shall survive the termination of this Contract.

45. NOTICE:

45.1	Whenever a provision of the Contract requires or permits any consent, approval, notice, request, or demand from one Party to another, the consent approval, notice, request, or demand must be in writing and delivered in order to be effective. Any such consent approval, notice, request, or demand shall be deemed delivered and received if:

(a)	personally delivered or if delivered by overnight courier service, when actually received by the Party to whom notice is sent, at the address of such Party set forth below (or at such other address as such Party may designate by written notice to the other Party in accordance with this Article 45); or

(b)	delivered by email on the day transmitted if before 5:00 p.m. and on the subsequent day if received after 5:00 p.m. New York time, and receipt is subsequently confirmed in writing by the recipient.

Supplier:

Hanwha SolarOne U.S.A. Inc.

300 Spectrum Center Drive, Suite 1250

Irvine, CA 92618

Telephone for confirmation: […***…]

Attn: […***…]

Email: […***…]

and

Telephone for confirmation: […***…]

Attn: […***…]

Email: […***…]

With a copy to:

Hanwha SolarOne U.S.A. Inc.

300 Spectrum Center Drive, Suite 1250

Irvine, CA 92618

Telephone for confirmation: […***…]

Attn: […***…]

Email: […***…]

Purchaser:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: VP Integrated Supply Chain

Telephone: […***…]

Email: […***…]

With a copy to:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: General Counsel

Telephone: […***…]

Email: […***…]

*      Confidential Treatment Requested

46. FURTHER ASSURANCES:

Purchaser and Supplier agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary and reasonably requested by the other Party which are not inconsistent with the provisions of this Contract and which do not involve the assumptions of obligations other than those provided for in this Contract, in order to give full effect to this Contract and to carry out the intent of this Contract.

47. WAIVER OF CONSEQUENTIAL DAMAGES:

NO PARTY SHALL BE LIABLE TO THE ANOTHER PARTY FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT OR INCIDENTAL LOSSES OR DAMAGES ARISING FROM OR RELATING TO THIS CONTRACT, AND SUPPLIER AND PURCHASER EACH HEREBY RELEASES THE OTHER FROM SUCH LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS. THE FOREGOING LIMITATION SHALL NOT: (I) PRECLUDE RECOVERY, WHERE APPLICABLE, OF THE CANCELLATION PAYMENT, LIQUIDATED DAMAGES OR COVER COSTS (SUBJECT TO SECTION 17.3 OF THE MASTER SUPPLY AGREEMENT); OR (II) APPLY TO ANY INDEMNIFICATION OBLIGATION RELATING TO CLAIMS BY THIRD PARTIES, AND CLAIMS BASED ON GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD.

48. [INTENTIONALLY OMITTED]:

49. EXPENSES:

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of the Contract.

50. NO THIRD PARTY BENEFICIARY:

Nothing in the Contract nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, and no Person that is not a Party shall have any rights or interest, direct or indirect, in the Contract or the services to be provided hereunder. The Contract is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to the Contract or the services to be provided hereunder.

51. [INTENTIONALLY OMITTED]

52. COUNTERPARTS:

This Contract may be signed in counterparts and delivered by email or otherwise permitted by Applicable Laws, each such counterpart (whether delivered by email or otherwise), when executed, shall be deemed an original and all of which together constitute one and the same agreement.

53. LIMITATIONS OF LIABILITY:

53.1	Supplier’s maximum liability arising under or related to this Contract shall be as set forth in Section 17.2 of the Master Supply Agreement; provided, however, that such limitation of liability shall not apply to (i) Supplier’s indemnification obligations under Article 23 of this Contract or (ii) any loss or damage arising out of its fraud or willful misconduct. Supplier’s limitations of liability shall not be reduced by the amount of insurance proceeds available to Supplier. Notwithstanding anything to the contrary in this Contract, there shall be no duplication of recovery by Supplier or Purchaser, including their Affiliates and permitted assigns and successors, under this Contract and the Master Supply Agreement. For the avoidance of doubt, Module Warrantor’s liability under the Limited Warranty shall not be subject to Supplier’s limitation of liability set forth in the Master Supply Agreement.

53.2	Purchaser’s maximum liability arising under or related to this Contract shall be as provided in Section 17.5 of the Master Supply Agreement; provided, however, that such limitation of liability shall not apply to (i) Purchaser’s indemnification obligations under Article 23 of this Contract, (ii) any loss or damage arising out of fraud or willful misconduct, or (iii) Purchaser’s obligation to pay the amount of any Cancellation Payment. Except as provided in Section 17.2, Supplier’s sole recourse for any Damages or liabilities due to Supplier by Purchaser pursuant to this Contract shall be limited to the assets of Purchaser without recourse individually or collectively to the assets of the members or the Affiliates of Purchaser or their respective officers, directors, employees or agents of Purchaser, its members or their Affiliates.

54. COMPLETE AGREEMENT AND NONWAIVER:

54.1	This Contract and Sections 2.2(b), 2.2(c), 17.2, 17.3, 17.5, 19 and 20 of the Master Supply Agreement which Sections are incorporated herein by reference is intended as the complete and exclusive statement of the terms of the agreement between the Parties. In the event of a conflict between the terms of the Master Supply Agreement and this Contract, the terms of the Master Supply Agreement shall control. Except as specifically provided herein, this Contract shall not be amended or modified, and no waiver of any provision hereof shall be effective, unless set forth in a written instrument executed by the Parties.

54.2	Failure by either Party to enforce any provisions hereof, Party’s failure or delay in exercising any rights or remedies provided herein or by law, or any purported oral modification or rescission of this Contract by an employee or agent of such Party, respectively, shall neither relieve nor release the other Party from any of its obligations under this Contract, shall not be deemed a waiver of any rights of such Party to insist upon strict performance hereof or of any of such Party’s rights or remedies under this Contract or by law, and shall not operate as a waiver of any of the provisions hereof.

[Remainder of Page Left Intentionally Blank; Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed by their duly authorized representatives as of the date and year first above written.

Supplier:

HANWHA SOLARONE U.S.A. INC.

By:
Name:
Title:

Purchaser:

NEXTERA ENERGY RESOURCES, LLC

By:
Name:
Title:

Schedule 3

Schedule of Cancellation Payments

For each Project, NEER shall be obligated to pay Supplier the Cancellation Payment amount set forth under the applicable columns labeled (A) through (D) on a cumulative basis (for example, with respect to the termination of the project named […***…] (“Project […***…]”), if such termination occurs on 8/1/2015, then the Cancellation Payment will equal to the sum of the amounts under columns (A) and (B) for Project […***…]). As used below, “Ship Date” means the date that is 6 weeks prior to the initial Guaranteed Delivery Date.

Cancellation Payment
No.	Project Name	State	(A) Agreement terminated after the Effective Date but on or before 7/31/2015	(B) Agreement terminated on or after 8/1/2015 but before the date that is 90-days prior to the Ship Date	(C) Agreement terminated on or after the date that is 90-days prior to the Ship Date, but before the date that is 30-days prior to the Ship Date	(D) Agreement terminated on or after the date that is 30-days prior to the Ship Date
1	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
2	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
3	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
4	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
5	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
6	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
7	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
8	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
9	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
10	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
11	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
12	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
13	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
14	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
15	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
16	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
17	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
18	[…***…]	[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]

*      Confidential Treatment Requested

Schedule 4

Schedule of Projects

Set forth below is a list of all of the Projects and the delivery dates for each Project, by which Supplier guarantees Delivery of the respective quantities of PV Modules (in MW) set forth below such delivery date.

	Guaranteed Delivery Dates and Delivery Quantities (in MW)			2-Oct-15	9-Oct-15	16-Oct-15	23-Oct-15	30-Oct-15	6-Nov-15	13-Nov-15	20-Nov-15	27-Nov-15
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59
2	[…***…]	[…***…]	148.65						[***]	[***]	[***]	[***]
3	[…***…]	[…***…]	112.81
4	[…***…]	[…***…]	73.87
5	[…***…]	[…***…]	28.03
6	[…***…]	[…***…]	28.03
7	[…***…]	[…***…]	28.03
8	[…***…]	[…***…]	20.03
9	[…***…]	[…***…]	147.65	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
10	[…***…]	[…***…]	167.77
11	[…***…]	[…***…]	112.11
12	[…***…]	[…***…]	111.86
13	[…***…]	[…***…]	111.86
14	[…***…]	[…***…]	111.86
15	[…***…]	[…***…]	94.59
16	[…***…]	[…***…]	94.59
17	[…***…]	[…***…]	26.39
18	[…***…]	[…***…]	28.03

(continued on the following page)

*      Confidential Treatment Requested

	Guaranteed Delivery Dates and Delivery Quantities (in MW)			4-Dec-15	11-Dec-15	18-Dec-15	25-Dec-15	1-Jan-16	8-Jan-16	15-Jan-16	22-Jan-16	29-Jan-16
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59
2	[…***…]	[…***…]	148.65	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
3	[…***…]	[…***…]	112.81						[***]	[***]	[***]	[***]
4	[…***…]	[…***…]	73.87
5	[…***…]	[…***…]	28.03
6	[…***…]	[…***…]	28.03
7	[…***…]	[…***…]	28.03
8	[…***…]	[…***…]	20.03
9	[…***…]	[…***…]	147.65	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
10	[…***…]	[…***…]	167.77
11	[…***…]	[…***…]	112.11									[***]
12	[…***…]	[…***…]	111.86
13	[…***…]	[…***…]	111.86
14	[…***…]	[…***…]	111.86
15	[…***…]	[…***…]	94.59	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
16	[…***…]	[…***…]	94.59
17	[…***…]	[…***…]	26.39
18	[…***…]	[…***…]	28.03

(continued on the following page)

*      Confidential Treatment Requested

	Guaranteed Delivery Dates and Delivery Quantities (in MW)			5-Feb-16	12-Feb-16	19-Feb-16	26-Feb-16	4-Mar-16	11-Mar-16	18-Mar-16	25-Mar-16	1-Apr-16	8-Apr-16
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59
2	[…***…]	[…***…]	148.65	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
3	[…***…]	[…***…]	112.81	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
4	[…***…]	[…***…]	73.87
5	[…***…]	[…***…]	28.03
6	[…***…]	[…***…]	28.03
7	[…***…]	[…***…]	28.03
8	[…***…]	[…***…]	20.03
9	[…***…]	[…***…]	147.65	[***]	[***]	[***]	[***]
10	[…***…]	[…***…]	167.77				[***]	[***]	[***]	[***]	[***]	[***]	[***]
11	[…***…]	[…***…]	112.11	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
12	[…***…]	[…***…]	111.86
13	[…***…]	[…***…]	111.86
14	[…***…]	[…***…]	111.86
15	[…***…]	[…***…]	94.59	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
16	[…***…]	[…***…]	94.59					[***]	[***]	[***]	[***]	[***]	[***]
17	[…***…]	[…***…]	26.39
18	[…***…]	[…***…]	28.03

(continued on the following page)

*      Confidential Treatment Requested

	Guaranteed Delivery Dates and Delivery Quantities (MW)			15-Apr-16	22-Apr-16	29-Apr-16	6-May-16	13-May-16	20-May-16	27-May-16	3-Jun-16	10-Jun-16	17-Jun-16
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59										[***]
2	[…***…]	[…***…]	148.65	[***]	[***]	[***]
3	[…***…]	[…***…]	112.81	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
4	[…***…]	[…***…]	73.87				[***]	[***]	[***]	[***]	[***]	[***]	[***]
5	[…***…]	[…***…]	28.03			[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
6	[…***…]	[…***…]	28.03									[***]	[***]
7	[…***…]	[…***…]	28.03
8	[…***…]	[…***…]	20.03	[***]	[***]	[***]	[***]	[***]	[***]	[***]
9	[…***…]	[…***…]	147.65
10	[…***…]	[…***…]	167.77	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
11	[…***…]	[…***…]	112.11	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
12	[…***…]	[…***…]	111.86								[***]	[***]	[***]
13	[…***…]	[…***…]	111.86								[***]	[***]	[***]
14	[…***…]	[…***…]	111.86
15	[…***…]	[…***…]	94.59	[***]
16	[…***…]	[…***…]	94.59	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
17	[…***…]	[…***…]	26.39
18	[…***…]	[…***…]	28.03

	Guaranteed Delivery Dates and Delivery Quantities (MW)			24-Jun-16	1-Jul-16	8-Jul-16	15-Jul-16	22-Jul-16	29-Jul-16	5-Aug-16	12-Aug-16	19-Aug-16	26-Aug-16
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2	[…***…]	[…***…]	148.65
3	[…***…]	[…***…]	112.81
4	[…***…]	[…***…]	73.87	[***]	[***]	[***]	[***]	[***]	[***]	[***]
5	[…***…]	[…***…]	28.03	[***]	[***]
6	[…***…]	[…***…]	28.03	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
7	[…***…]	[…***…]	28.03							[***]	[***]	[***]	[***]
8	[…***…]	[…***…]	20.03
9	[…***…]	[…***…]	147.65
10	[…***…]	[…***…]	167.77	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
11	[…***…]	[…***…]	112.11	[***]	[***]
12	[…***…]	[…***…]	111.86	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
13	[…***…]	[…***…]	111.86	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
14	[…***…]	[…***…]	111.86		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
15	[…***…]	[…***…]	94.59
16	[…***…]	[…***…]	94.59	[***]	[***]	[***]
17	[…***…]	[…***…]	26.39							[***]	[***]	[***]	[***]
18	[…***…]	[…***…]	28.03

*      Confidential Treatment Requested

	Guaranteed Delivery Dates and Delivery Quantities (MW)			2-Sep-16	9-Sep-16	16-Sep-16	23-Sep-16	30-Sep-16	7-Oct-16	14-Oct-16	21-Oct-16	28-Oct-16
	Project Name	State	Total (MW)
1	[…***…]	[…***…]	93.59	[***]	[***]	[***]	[***]	[***]
2	[…***…]	[…***…]	148.65
3	[…***…]	[…***…]	112.81
4	[…***…]	[…***…]	73.87
5	[…***…]	[…***…]	28.03
6	[…***…]	[…***…]	28.03
7	[…***…]	[…***…]	28.03	[***]	[***]	[***]	[***]	[***]	[***]
8	[…***…]	[…***…]	20.03
9	[…***…]	[…***…]	147.65
10	[…***…]	[…***…]	167.77	[***]
11	[…***…]	[…***…]	112.11
12	[…***…]	[…***…]	111.86	[***]	[***]	[***]	[***]	[***]	[***]	[***]
13	[…***…]	[…***…]	111.86	[***]	[***]	[***]	[***]	[***]	[***]	[***]
14	[…***…]	[…***…]	111.86	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
15	[…***…]	[…***…]	94.59
16	[…***…]	[…***…]	94.59
17	[…***…]	[…***…]	26.39	[***]	[***]	[***]	[***]	[***]
18	[…***…]	[…***…]	28.03			[***]	[***]	[***]	[***]	[***]	[***]	[***]

*      Confidential Treatment Requested

2

Schedule 5

Form of Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT

Standby Letter of Credit No:

To: NextEra Energy Resources, LLC, a Delaware limited liability company

Date:

Expiration Date: The “Expiration Date” (as hereinafter defined)

Amount: US$[…***…]

1.	We, THE EXPORT-IMPORT BANK OF KOREA (“EXIMBANK”) whose principal office is registered at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, 150-996, Republic of Korea, hereby establish this irrevocable Standby Letter of Credit (this “Letter of Credit”) in favor of NextEra Energy Resources, LLC, a Delaware limited liability company, having an address at 700 Universe Boulevard, Juno Beach, Florida 33408 (“Beneficiary”), for the account of Hanwha SolarOne U.S.A. Inc., a California corporation (“Applicant”), to secure performance of Applicant’s obligations with respect to (a) repayment of the Upfront Payment to the extent it has not been applied to an invoice for the payment of a photovoltaic module and (b) Cover Costs (as defined in the MSA and each PSA) under, and in accordance with the terms and conditions of, the Photovoltaic Module Master Supply Agreement dated as of April 11, 2015 by and between Beneficiary and Applicant (the MSA”) for supply of Photovoltaic Modules pursuant to one or more Project Supply Agreements, each by and between Beneficiary or an affiliate of Beneficiary as Purchaser and Applicant as Supplier (each, a “PSA”), and hereby irrevocably undertakes to pay to you up to but not exceeding US$[…***…] (the “Original Stated Amount”), against presentation of Beneficiary’s draft at sight drawn on us for all or any part of this Letter of Credit no later than [ pm Seoul, Korea time on] the Expiration Date (as hereinafter defined) and when accompanied by a written statement in the form of Annex 2 hereto, duly completed and purportedly bearing the signature of a representative of Beneficiary.

2.	This Letter of Credit shall take effect automatically on the receipt of the Upfront Payment by Applicant and be of no further force or effect upon the close of business on the earlier of (a) December 31, 2016, and (b) the date upon which all of the Original Stated Amount has been drawn or otherwise reduced to zero in accordance with the terms hereof (the date of the earlier to occur of (a) or (b) is referred to herein as the “Expiration Date”).

3.	Documents under this Letter of Credit shall be presented by Beneficiary by personal delivery to EXIMBANK at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, 150-996, the Republic of Korea, including the original of this Letter of Credit, it being understood that each Document so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to EXIMBANK at [( ) ] on the business day (“Business Day,” which shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which commercial banks located in Seoul, Korea, are required or authorized to close) preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so).

*      Confidential Treatment Requested

1

4.	Partial and multiple drawings are permitted under this Letter of Credit.

5.	This Letter of Credit sets forth in full the terms of our undertaking. This undertaking shall not in any way be modified, amended, or amplified by reference to any document or contract referred to herein, except as expressly provided herein.

6.	We hereby agree with you that draft(s) drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored if presented, together with the original of this Letter of Credit and other documents as expressly required hereunder, to EXIMBANK on or before the Expiration Date.

7.	The “Available Amount” of this Letter of Credit shall mean the Original Stated Amount, as reduced by (i) prior drawings paid by EXIMBANK hereunder, and (ii) reductions made pursuant to reduction certificates in the form of (x) Annex 3 hereto, duly completed and purportedly bearing the signature of a representative of Applicant and the countersignature of Beneficiary, and/or (y) if applicable, Annex 4 hereto, duly completed and purportedly bearing the signature of a representative of Applicant and the countersignature of the Auditor, all pursuant to the MSA.

8.	All payments hereunder shall be made in United States Dollars without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future taxes of whatsoever nature, and without any liability for taxes.

9.	If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment in accordance with the terms hereof.

10.	In the event that the original of this Letter of Credit (the “Existing Letter of Credit”) is lost, stolen, mutilated, or otherwise destroyed, EXIMBANK hereby agrees to issue a duplicate original hereof upon receipt of a written request from Beneficiary and a certification by Beneficiary (signed by the Beneficiary’s authorized representative) of the loss, theft, mutilation, or other destruction of the original hereof; provided that the Beneficiary agrees to provide an indemnification in form satisfactory to us that provides the Beneficiary shall indemnify and save us harmless from and against any and all claims, actions and suits, and from and against any and all liabilities, damages, fees, judgments, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character, to the extent arising out of (i) the event that the Existing Letter of Credit is received or located by the Beneficiary at any time and not immediately surrendered to us for cancellation, (ii) any claim by any person claiming to have entitlement to any payment under or in connection with the Existing Letter of Credit or to any other right title or interest thereunder, or (iii) the issuance of new instruments in lieu of the Existing Letter of Credit; provided that the Beneficiary shall not be required to indemnify us nor hold us harmless from and against any or all claims, actions, suits, losses, damages, costs, charges or expenses which may arise or be incurred by us as a result of our own gross negligence or willful misconduct.

2

11.	Beneficiary shall not assign or otherwise transfer the benefit of this Letter of Credit or any of its rights, duties or obligations under this Letter of Credit.

12.	Credit under this Letter of Credit, by its nature, is a separate transaction from the MSA, the PSA or other agreement(s) on which it may be based and the EXIMBANK is in no way concerned with or bound by such agreement(s), even if any reference whatsoever to such agreement(s) is included in this Letter of Credit. Consequently, the undertaking of the EXIMBANK to pay and/or to fulfill other obligation under this Letter of Credit, is not subject to claims or defenses by the Applicant resulting from its relationships with the EXIMBANK or the Beneficiary. For the avoidance of doubt, this paragraph 12 is subject to the terms of the ISP98 and the laws of the Republic of Korea as set forth in paragraph 13 below.

13.	To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (the “ISP98”). As to matters not governed by the ISP98, this Letter of Credit shall be governed by and construed in accordance with the laws of the Republic of Korea, without regard to conflict of laws.

14.	All capitalized terms not defined herein shall have the meanings ascribed to them under MSA and the applicable PSA, as the case may be.

Yours Faithfully,

THE EXPORT-IMPORT BANK OF KOREA

3

ANNEX 1 TO THE EXPORT-IMPORT BANK OF KOREA

IRREVOCABLE STANDBY

LETTER OF CREDIT NO. [                    ]

Reductions of Stated Amount of Letter of Credit and Maximum Amount Allocated for Upfront Payment and Cover Costs

As the number of MWdc of Photovoltaic Modules remaining to be delivered is reduced by deliveries of Photovoltaic Modules made pursuant to and in accordance with the terms of the MSA and the relevant PSAs or otherwise, the Available Amount of the Letter of Credit may be reduced to the amount set forth below for the corresponding amount of MWdc of Photovoltaic Modules remaining to be delivered, as certified by the Applicant in a Certificate in the form of (x) Annex 3 hereto and/or (y) if applicable, Annex 4 hereto, both in accordance with the terms of the MSA.

MWdc Remaining to be Delivered	Letter of Credit Step Down ($ MM)	Letter of Credit Available for Upfront Payment ($ MM)	Letter of Credit Available for Cover Cost ($ MM)
1539.75	$[…***…]	$[…***…]	$[…***…]
1500	$[…***…]	$[…***…]	$[…***…]
1400	$[…***…]	$[…***…]	$[…***…]
1300	$[…***…]	$[…***…]	$[…***…]
1200	$[…***…]	$[…***…]	$[…***…]
1100	$[…***…]	$[…***…]	$[…***…]
1000	$[…***…]	$[…***…]	$[…***…]
900	$[…***…]	$[…***…]	$[…***…]
800	$[…***…]	$[…***…]	$[…***…]
700	$[…***…]	$[…***…]	$[…***…]
600	$[…***…]	$[…***…]	$[…***…]
500	$[…***…]	$[…***…]	$[…***…]
400	$[…***…]	$[…***…]	$[…***…]
300	$[…***…]	$[…***…]	$[…***…]
200	$[…***…]	$[…***…]	$[…***…]
100	$[…***…]	$[…***…]	$[…***…]
0	$[…***…]	$[…***…]	$[…***…]

The amounts set forth in table above may be reduced from time to time pursuant to Schedule 9 of the MSA

*      Confidential Treatment Requested.

4

ANNEX 2 TO THE EXPORT-IMPORT BANK OF KOREA

IRREVOCABLE STANDBY

LETTER OF CREDIT NO. [                    ]

Date:             ,

The Export-Import Bank of Korea

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul, 150-996

Republic of Korea

“Drawn under The Export-Import Bank of Korea Irrevocable Standby Letter of Credit No. [                    ], dated April     , 2015.”

Ladies and Gentlemen:

The undersigned                     , the duly elected and acting                      of NextEra Energy Resources, LLC, a Delaware limited liability company (“Beneficiary”), hereby certifies to The Export-Import Bank of Korea (“EXIMBANK”), and Hanwha SolarOne U.S.A. Inc., a California corporation (“Applicant”), with reference to Irrevocable Standby Letter of Credit No. [                    ] dated             , 2015 (the “Letter of Credit”), issued by EXIMBANK in favor of Beneficiary, as follows as of the date hereof:

1.	Beneficiary is a party to that certain Photovoltaic Module Master Supply Agreement, dated as of April 11, 2015 (the “MSA”), between Beneficiary and Applicant, and in connection therewith [PROJECT COMPANY, a ] (“Purchaser”), has entered into certain Project Supply Agreements for Photovoltaic Modules (the “PSA”), each by and between Beneficiary or an affiliate of Beneficiary as Purchaser and Applicant as Supplier.

2.	Having provided not less than five (5) Business Days’ written notice of draw to Applicant, Beneficiary is entitled to draw under the Letter of Credit an amount equal to $ in accordance with the provisions of the MSA and/or the PSA because [check applicable]:

☐	An Event of Default of Applicant has occurred and as a result of such Event of Default, the MSA has been terminated by Beneficiary in accordance with the terms thereof.

☐	An Event of Default of Applicant has occurred and as a result of such Event of Default, a PSA has been terminated by Beneficiary in accordance with the terms thereof

☐	An Insolvency Event with respect to Applicant has occurred and is continuing, Applicant has failed to meet a Guaranteed Delivery Date under a PSA and such failure has continued for no less than 45 days.

5

3.	Based upon the foregoing, Beneficiary hereby makes demand under the Letter of Credit for payment of U.S. DOLLARS AND /100ths (U.S.$ ) consisting of $ for repayment of the Upfront Payment and/or $ for the Cover Costs, which amount does not exceed the Available Amount under the Letter of Credit as of the date hereof.

4.	Beneficiary hereby certifies that it has delivered all the necessary termination notices to the Applicant pursuant to the terms of MSA and/or the applicable PSA, as the case may be.

5.	Funds paid pursuant to the provisions of the Letter of Credit shall be wire transferred to Beneficiary in accordance with the following instructions:

ABA Number
Account Number
Attention:
Re:

Unless otherwise provided herein, capitalized terms which are used and not defined herein shall have the meaning given each such term in the Letter of Credit.

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered on behalf of Beneficiary by its duly elected and acting                      as of this      day of         ,             .

Beneficiary:	[BENEFICIARY NAME]

By:
Name:
Title:

6

ANNEX 3 TO THE EXPORT-IMPORT BANK OF KOREA

IRREVOCABLE STANDBY

LETTER OF CREDIT NO. [                    ]

Form of Reduction Certificate

Date:             ,

The Export-Import Bank of Korea

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul, 150-996

Republic of Korea

The Export-Import Bank of Korea Irrevocable Standby Letter of Credit No. [                    ], dated April     , 2015 (the “Letter of Credit”).

Ladies and Gentlemen:

The undersigned is a duly authorized representative of Hanwha SolarOne U.S.A. Inc., a California corporation (“Applicant”) and hereby certifies to The Export-Import Bank of Korea (“Bank”), with reference to the Letter of Credit described above, that:

1.	☐ As of , 20 , MWdc of Photovoltaic Modules have been delivered pursuant to the Photovoltaic Module Master Supply Agreement dated as of April 11, 2015 by and between Beneficiary and Applicant (the MSA”) and the applicable Project Supply Agreement, by and between Beneficiary or an affiliate of Beneficiary as Purchaser and Applicant as Supplier (the “PSA”) (the “Current Deliveries”).

After giving effect to the Current Deliveries, the total amount of MWdc of Photovolataic Modules remaining to be delivered pursuant to the MSA and the related PSA’s is reduced to                      MWdc.

☐ Pursuant to Section 7 and Schedule 9 of the MSA, there has been a step down in the face amount of the Letter of Credit.

2.	Accordingly, the Available Amount of the Letter of Credit shall be reduced to US$ , which is the amount corresponding to the amount of remaining MWdc’s to be delivered as set forth on Annex 1 to the Letter of Credit or as modified pursuant to Schedule 9 of the MSA.

7

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on this      day of         , 20    .

[Applicant]

By:
Name:
Title:

NextEra Energy Resources, LLC acknowledges, agrees and consents to the reduction in the Stated Amount of the Letter of Credit as set forth above.

NextEra Energy Resources, LLC

By:
Name:
Title:

Date:

8

ANNEX 4 TO THE EXPORT-IMPORT BANK OF KOREA

IRREVOCABLE STANDBY

LETTER OF CREDIT NO. [                    ]

Form of Supplemental Reduction Certificate

Date:             ,

The Export-Import Bank of Korea

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul, 150-996

Republic of Korea

The Export-Import Bank of Korea Irrevocable Standby Letter of Credit No. [                    ], dated April     , 2015 (the “Letter of Credit”).

Ladies and Gentlemen:

The undersigned is a duly authorized representative of Hanwha SolarOne U.S.A. Inc., a California corporation (“Applicant”) and hereby certifies to The Export-Import Bank of Korea (“Bank”), with reference to the Letter of Credit described above, that:

1.	The Applicant has heretofore submitted its Reduction Certificate dated as of , 20 , , which the Beneficiary did not countersign within ten (10) Business Days following written notice and presentation of such certificate by Applicant to Beneficiary.

2.	Attached hereto is the signed certificate of the Auditor certifying that, as of , 20 , MWdc of Photovoltaic Modules have been delivered pursuant to the Photovoltaic Module Master Supply Agreement dated as of April 11, 2015 by and between Beneficiary and Applicant (the MSA”) and the applicable Project Supply Agreement, by and between Beneficiary or an affiliate of Beneficiary as Purchaser and Applicant as Supplier (the “PSA”) (the “Current Deliveries”).

3.	Therefore, giving effect to the Current Deliveries, certified by the Auditor in accordance with the procedures set forth in Section 19.6 of the MSA, the total amount of MWdc of Photovolataic Modules remaining to be delivered pursuant to the MSA and the related PSA’s is reduced to MWdc.]

4.	Accordingly, the Available Amount of the Letter of Credit shall be reduced to US$ , which is the amount corresponding to the amount of remaining MWdc’s to be delivered as set forth on Annex 1 to the Letter of Credit or as modified pursuant to the terms of the MSA.

9

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on this      day of         , 20    .

[Applicant]

By:
Name:
Title:

10

Schedule 6

Form of Supplier Parent Guaranty

PARENT GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of [            ], 2015, is issued by Hanwha Chemical Corporation, a Korean corporation (the “Guarantor”), in favor of NextEra Energy Resources, LLC, a Delaware limited liability company (“Beneficiary”).

Pursuant to Section 20 of the Photovoltaic Module Master Supply Agreement dated as of [            ], 2015, (as the same may be amended, modified and supplemented from time to time (the “Agreement”) by and between Hanwha SolarOne U.S.A. Inc., a California corporation, an indirect subsidiary of Guarantor (the “Subsidiary”), and Beneficiary, Guarantor hereby covenants and agrees with Beneficiary as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Agreement.

Section 2. Guaranty.

(a) Guaranty. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to and for the benefit of Beneficiary and any successor or permitted assignee of Beneficiary under the Agreement, the full and prompt payment by Subsidiary of the Termination Payment, Cover Costs, Schedule Liquidated Damages under each Project Supply Agreement, Performance Liquidated Damages under each Project Supply Agreement, and indemnity obligations of Subsidiary arising under any Project Supply Agreement (excluding for the avoidance of doubt, any obligation to refund the Upfront Payment) due and payable (after taking into account any applicable cure periods) under the Agreement or under a Project Supply Agreement delivered pursuant to the Agreement in accordance with the terms hereof (the “Guaranteed Obligations”) up to an aggregate amount equal to $[…***…] (the “Maximum Guaranty Amount”); provided that the Maximum Guaranty Amount shall be reduced as the number of MWdc of Photovoltaic Modules remaining to be delivered is reduced pursuant to and in accordance with the terms of the Master Supply Agreement or a Project Supply Agreement to the amount set forth below for the corresponding amount of MWdc of Photovoltaic Modules remaining to be delivered:

GUARANTY CAP TABLE

Outstanding MWdc to be Delivered	Parent Guaranty
1540	$[…***…]
1500	$[…***…]
1400	$[…***…]
1300	$[…***…]
1200	$[…***…]
1100	$[…***…]
1000	$[…***…]
900	$[…***…]
800	$[…***…]
700	$[…***…]
600	$[…***…]
500	$[…***…]
400	$[…***…]
300	$[…***…]
200	$[…***…]
100	$[…***…]
0	$[…***…]
During Year 1 Performance Test	$[…***…]
Post Year 1 Performance Test (assuming a fail result)	$[…***…]
Post Year 1 Performance Test (assuming a pass result)	$[…***…]
Post Year 2 Performance Test	$[…***…]

*      Confidential Treatment Requested

Beginning with commercial operation date, each Project (excluding those located in the State of Florida) will undergo testing for underperformance as set forth in Appendix J1 of the Project Supply Agreements. If the Project passes such test as set forth in Appendix J1 such that no Performance Liquidated Damages are due to Purchaser in accordance therewith, then the face amount of the Supplier Parent Guaranty shall be reduced by an amount to be calculated as follows:

Parent Guaranty Reduction Amount = Project size (in Wdc) x PV Module Price (per Wdc) x […***…]

Subject to the terms and conditions of this Guaranty, Guarantor further agrees that if Subsidiary shall fail to pay in full when due all or any part of the Guaranteed Obligations, Guarantor will promptly pay the Guaranteed Obligations within five (5) Business Days of its having received notice of such failure by Subsidiary.

(b) Absolute Guaranty. Except as set forth in Sections 2(e) and 7(d) and subject to the Cap, Guarantor agrees that its obligations under this Guaranty are absolute and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees, subject to the other terms and conditions hereof, as follows:

(i) this Guaranty is a guaranty of payment and not of collectibility;

(ii) Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (A) amend or modify the Agreement other than specifically with respect to the Guaranteed Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of payment of, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request or accept other guaranties of the Guaranteed Obligations, (D) take and hold security for the payment of this Guaranty or the Guaranteed Obligations, (E) substitute, release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations, (F) enforce and apply any security now or hereafter held by or for the benefit of Beneficiary in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Beneficiary may have against any such security, as Beneficiary in its discretion may determine consistent with the Agreement and any applicable security agreement, notwithstanding that such action operates to impair or extinguish any right of subrogation, reimbursement, indemnification or contribution or any other right or remedy of Guarantor against Subsidiary or any other guarantor of the Guaranteed Obligations or any other guaranty of or security for the Guaranteed Obligations, (G) assign the Guaranteed Obligations in whole or in part to the extent provided in the Agreement, or (H) exercise any other rights available to Beneficiary under the Agreement, at law or in equity; and

*      Confidential Treatment Requested

2

(iii) this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than indefeasible payment in full of the Guaranteed Obligations (other than indemnities and other contingent indemnification obligations not then due and payable and as to which no claim has been made) and as otherwise set forth in this Guaranty), including, without limitation, the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce, or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (B) any waiver, amendment or modification of, any consent to departure from, or other action or inaction or any exercise or non-exercise of any of the terms or provisions of the Agreement or any agreement or instrument executed pursuant thereto or of any other guaranty or security for the Guaranteed Obligations; (C) the personal or corporate incapacity of any Person; (D) the bankruptcy, receivership or insolvency of Subsidiary or any other Person, or the discharge of Subsidiary’s or any other Person’s obligations in any bankruptcy, receivership or similar proceeding; (E) any merger or consolidation of Subsidiary or Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Subsidiary or Guarantor to any other Person; (F) any change in the ownership of any interests of Subsidiary or any change in the relationship between Subsidiary and Guarantor, or any termination of such relationship; or (G) any other act or thing or omission or delay to do any act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations.

(c) Payments. All payments made by Guarantor hereunder shall be made without set-off or counterclaim and without any deduction or withholding for any reason, except as expressly provided to the contrary in the Agreement or in this Guaranty. All payments hereunder shall be made in U.S. dollars in immediately available funds.

(d) Reinstatement. Notwithstanding anything to the contrary contained herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or part thereof, under this Guaranty is rescinded or must otherwise be returned or restored by Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of, or similar event affecting, Subsidiary or Guarantor, all as though such payment had not been made.

(e) Defenses. Notwithstanding anything herein to the contrary, Guarantor specifically reserves to itself and shall be entitled to assert any and all rights, counterclaims and other defenses that the Subsidiary is or may be entitled to arising from or out of the Agreement and each Project Supply Agreement, except for any counterclaims or defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of the Subsidiary, or the lack of power or authority of the Subsidiary to enter into the Agreement or to perform its obligations thereunder.

3

Section 3. Other Provisions of the Guaranty.

(a) Waivers by Guarantor. Guarantor hereby waives for the benefit of Beneficiary, to the maximum extent permitted by Applicable Laws:

(i) all of the following: (A) notice of acceptance hereof or of any matter referred to in Section 2(b) hereof, (B) all presentments and demands for payment other than the demand for payment under Section 2(a), (C) notices of default, nonpayment, protests, notices of protest, notices of dishonor and notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, (D) notice of any action taken or omitted to be taken by Beneficiary in reliance hereon and any and all notices which may or might be lawfully waived by Guarantor, (E) any requirement that Beneficiary be diligent or prompt in making demands hereunder or in giving notice to Guarantor of any default by Subsidiary, or asserting any other rights of Beneficiary hereunder against Subsidiary, (F) any requirement that Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, (G) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or similar event of either Subsidiary or Guarantor that might constitute a defense to any payment required under the Agreement or hereunder, (H) any event, occurrence or other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, including any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal, (I) any defense arising by reason of the incapacity, lack of authority or any disability of Subsidiary, (J) any defense arising out of any election by Beneficiary to foreclose on any security held by or for the benefit of Beneficiary pursuant to one or more judicial or nonjudicial sales, even though such election operates to impair or extinguish any right of subrogation, reimbursement, indemnification or contribution or any other right or remedy of Guarantor against Subsidiary or any other guarantor of the Guaranteed Obligations or any other guaranty of or any security for the Guaranteed Obligations, and (K) any rights to set-offs, recoupments and counterclaims;

(ii) any requirement, and any right to require, as a condition of payment by Guarantor, (A) that any right or power be exercised or any action be taken against either Subsidiary, any other guarantor or any collateral security for the Guaranteed Obligations, (B) that Beneficiary proceed against or exhaust any security held from Subsidiary or any other person, (C) that Beneficiary pursue any other remedy in Beneficiary’s power whatsoever, and Guarantor waives the right to have the property of Subsidiary first applied to the discharge of the Guaranteed Obligations. Beneficiary may, at its election, exercise any right or remedy it may have against Subsidiary or any security now or hereafter held by Beneficiary, (D) to the extent they may be waived, any principles or provisions of Applicable Laws, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any defense based on the discharge of Subsidiary by operation of Applicable Laws, notwithstanding any intervention or omission by Beneficiary, including any defenses or benefits that may be derived from or afforded by Applicable Laws (whether now in effect or hereafter adopted) that limit the liability of or exonerate guarantors or sureties, and (E) any defense based on or arising out of the absence, impairment or loss of any right of subrogation, reimbursement, indemnification or contribution or any other right or remedy of Guarantor against Subsidiary or any such security, whether resulting from such election by Subsidiary or otherwise; and

(iii) all rights and benefits under (A) provisions of Applicable Laws purporting to (1) reduce the obligation of a surety or guarantor upon the acceptance by a creditor of anything in partial satisfaction of an obligation, (2) exonerate a surety or guarantor if by any act of the creditor, without the consent of the surety or guarantor, the original obligation of the principal is altered in any respect, or the remedies or rights of the creditor against the principal, in respect thereto, are in any way impaired or suspended (it being expressly understood and agreed that Beneficiary may compromise, settle, alter, extend, waive, amend, suspend or surrender any Guaranteed Obligation or any right or remedy with respect thereto without notice to or consent by Guarantor and without affecting Guarantor’s obligations hereunder), (3) exonerate the surety or guarantor to the extent that the creditor does not proceed against the principal, or pursue any other remedy in the creditor’s power which the surety or guarantor cannot pursue, and which would lighten the surety’s or guarantor’s burden, and (4) reduce a surety’s or guarantor’s obligations in proportion to the principal obligation, and (B) provisions of Applicable Laws requiring or permitting creditors or lienors to marshal assets or liens; it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth in this Guaranty, for so long as this Guaranty shall remain in effect, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor other than the indefeasible payment in full of the Guarantee Obligations.

4

(b) Additional Waivers; Deferral of Subrogation. Until such time as all of the Guaranteed Obligations have been fully and indefeasibly satisfied (other than indemnities and other contingent indemnification obligations not then due and payable and as to which no claim has been made), notwithstanding any payment made by Guarantor hereunder or the receipt of any amounts by Beneficiary with respect to the Guaranteed Obligations: (i) Guarantor (on behalf of itself, its successors and assigns, including any surety or guarantor) waives all rights it may have at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Beneficiary) to seek subrogation, contribution, indemnification, or any other form of reimbursement from Subsidiary, any other guarantor, or any other Person now or hereafter primarily or secondarily liable for any of the Guaranteed Obligations of Subsidiary to Beneficiary, for any disbursement made by Guarantor under or in connection with this Guaranty or otherwise; and (ii) Guarantor waives any benefit of, and any right to participate in, any security, whether real or personal property, now or hereafter held by Beneficiary for the Guaranteed Obligations.

Section 4. Limitation on Liability. Notwithstanding anything else to the contrary in this Guaranty, in no event shall Guarantor be liable to Beneficiary for Guaranteed Obligations in an amount in the aggregate in excess of the Cap. “Cap” means as of the date of any determination, the Parent Guaranty amount set forth on the Guaranty Cap Table for the corresponding amount to which the remaining MWdc to be delivered under the Agreement and the Project Supply Agreements has been reduced, as such amount may be further reduced from time to time in accordance with the terms as set forth on the Guaranty Cap Table.

Section 5. Representations and Warranties of Guarantor. Guarantor hereby represents, warrants, and undertakes to Beneficiary as follows:

(a) Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(b) Guarantor has full power, authority and legal right to execute and deliver this Guaranty and all other instruments, documents and agreements required by the provisions of this Guaranty to be executed, delivered and performed by Guarantor, and to perform its obligations hereunder and thereunder;

(c) The execution, delivery and performance of this Guaranty and all other instruments, documents and agreements required by the provisions of this Guaranty to be executed, delivered and performed by Guarantor have been duly authorized by all necessary company action on the part of Guarantor;

(d) This Guaranty and all other instruments, documents and agreements required by the provisions of this Guaranty to be executed, delivered and performed by Guarantor have been duly executed and delivered by Guarantor and constitute the legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their respective terms; and

(e) All necessary action has been taken under Applicable Laws to authorize the execution, delivery and performance of this Guaranty. No governmental approvals or other consents, approvals, or notices of or to any Person are required in connection with the execution, delivery, performance by Guarantor or the validity or enforceability, of this Guarantor.

5

Section 6. Notices. All notices and other communications provided for hereunder must be in writing to be effective and shall be deemed to be delivered and received (a) if personally delivered or if delivered by courier service, when actually received by the party to whom notice is sent, (b) if delivered by facsimile, during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day), or (c) if mailed by certified or registered mail shall be deemed to have been given when received, at the address and/or facsimile numbers of such party set forth below (or at such other address as such party may designate by written notice to the other party in accordance with this Section:

(a) If to Guarantor:

Hanwha Chemical Corporation

Hanwha Building, 86 Cheonggyecheon-ro

Jung-gu, Seoul, Republic of Korea

Attention: […***…]

Telephone: […***…]

Facsimile: […***…]

(b) If to Beneficiary:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: VP Integrated Supply Chain

Telephone: […***…]

Facsimile: [        ]

With a copy to:

NextEra Energy Resources, LLC

700 Universe Boulevard

Juno Beach, FL 33408-2683

Attn: General Counsel

Telephone: […***…]

Facsimile: [        ]

The addresses and facsimile numbers of either party for notices given pursuant to this Guaranty may be changed by means of a written notice given to the other party at least fifteen (15) Business Days prior to the effective date of such change.

Section 7. Miscellaneous Provisions.

(a) Waiver; Remedies Cumulative. Except as to applicable statutes of limitation, no failure on the part of Beneficiary to exercise, and no delay on the part of Beneficiary in exercising, any right or remedy, in whole or in part hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by Beneficiary shall be effective unless it is in writing and such writing expressly states that it is intended to constitute such waiver. Any waiver given by Beneficiary of any right, power or remedy in any one instance shall be effective only in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. In addition, Guarantor may not claim that Beneficiary could have avoided or mitigated, except to the extent required under the Agreement, in any manner or through any action, the damages resulting from a default of Subsidiary under the Agreement. The rights and remedies of Beneficiary herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(b) Successors and Assigns. This Guaranty shall be binding upon the successors of Guarantor and shall inure to the benefit of Beneficiary and its successors and permitted assigns. Guarantor shall not assign or transfer all or any part of its rights or obligations hereunder without the prior written consent of Beneficiary. Any purported assignment or delegation without such written consent shall be null and void. Beneficiary may assign its rights and obligations hereunder to any assignee of its rights under the Agreement permitted in accordance with the Agreement. No other Persons shall be a third-party beneficiary of, or otherwise benefit by, this Guaranty or have or acquire any rights by reason of this Guaranty.

*      Confidential Treatment Requested

6

(c) Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Beneficiary and Guarantor.

(d) Termination and Release. Subject to Section 2(d) hereof, this Guaranty shall remain in effect (i) with respect to each FPL Project, until the final Delivery of all Scheduled Volumes for such FPL Project subject to a Project Supply Agreement and the payment of any Schedule Liquidated Damages due thereunder, and (ii) with respect to each Project other than an FPL Project, until such time as all obligations of Supplier under Appendix J1, Appendix J2 and Appendix K of the Project Supply Agreement for such Project have been satisfied.

(e) GOVERNING LAW; JURISDICTION. The validity, performance, and construction of this Guaranty shall be governed by the laws of New York without regard to its conflicts of laws principles (other than Section 5-1401 of the New York General Obligations Law). The U.N. Convention on the International Sale of Goods shall not apply to this Agreement.

(f) DISPUTE RESOLUTION.

(i) Any dispute, controversy or claim arising out of or relating to this contract or any of its provisions, or the breach, termination, interpretation, enforcement or validity thereof, including any dispute as to this Article 37 (each a “Dispute”) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) then in effect (the “Rules”), except as modified herein.

(ii) The arbitral tribunal shall be comprised of three (3) independent and impartial arbitrators. Each Party shall nominate one arbitrator in accordance with the Rules, and the two arbitrators so nominated shall nominate a third arbitrator, who shall serve as the president of the arbitral tribunal, within twenty (20) days of the confirmation of the appointment of the second arbitrator (the “Chair”). Any arbitrator not timely nominated herein shall, on the written request of any party to the arbitration, be appointed by the Court of Arbitration of the ICC.

(iii) The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any party as evidence shall be accompanied, within a reasonable period of time to be determined by the tribunal, by an English translation of the portion relied on therein. The seat of arbitration shall be Paris, France.

(iv) If the tribunal determines it required and necessary, each Party may request the other Party or Parties to produce certain specified documents or categories of documents relevant to the dispute and material to its outcome. In making any determination regarding the scope of production, the arbitral tribunal shall apply the 2010 International Bar Association Rules on the Taking of Evidence in International Arbitration.

(v) The award shall be final and binding upon the Parties. Judgment upon any award may be entered in any court having jurisdiction thereof.

(vi) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.

(vii) In order to facilitate the comprehensive resolution of related Disputes, the parties consent that any pending or contemplated arbitration hereunder may be consolidated with any other arbitration proceeding constituted under this Agreement or any arbitration proceeding constituted under the Master Supply Agreement or any Project Supply Agreement. An application for such consolidation may be made by any party to this Agreement, the Master Supply Agreement or any Project Supply Agreement to the tribunal for the prior arbitration. Such tribunal shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. For the avoidance of doubt, consolidation under this paragraph is intended to promote efficiency and to avoid the possibility of inconsistent awards, and to prevent double recovery, and consolidation is therefore contemplated and understood to occur and apply to and between all parties to this Guaranty, the Project Supply Agreement and the Master Supply Agreement.

7

(g) Survival. All representations and warranties made in this Guaranty and in any other instrument, document, and agreement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guaranty.

(h) Severability. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty; and the remaining provisions of the Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Guaranty. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(i) Information. Beneficiary shall have no obligation to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of Subsidiary’s financial condition. Guarantor acknowledges and agrees that it has adequate means to obtain information from Subsidiary on a continuing basis concerning Subsidiary’s financial condition and its ability to perform its obligations under the Agreement, and Guarantor assumes the responsibility for being and keeping informed of Subsidiary’s financial condition and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Subsidiary now known or hereafter known by Beneficiary.

(j) Counterparts. Guarantor and Beneficiary acknowledge and agree that this Guaranty may be executed in multiple counterparts, and transmitted via telecopy, each such counterpart (whether transmitted via telecopy or otherwise), when executed, shall constitute an integral part of one and the same agreement.

(k) Judgment Currency. All payments due hereunder shall be made in United States Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations. To the fullest extent permitted by applicable law, the obligation of the Guarantor in respect of any amount due under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in United States Dollars that the person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the business day immediately following the day on which such person receives such payment. If the amount in United States Dollars that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amounts, in United States Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Guarantor not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

8

This Guaranty has been duly executed on behalf of the Guarantor by its authorized officer as of the date first written above.

HANWHA CHEMICAL CORPORATION

By:
Name:
Title:

Acknowledged and agreed:

NEXTERA ENERGY RESOURCES, LLC

By:
Name:
Title:

9

Schedule 7

Project Supply Agreement Submission Deadlines

Set forth below is a list of all of the Projects and the deadline for submitting a Project Supply Agreement for each such Project.

No.	Project Name	State	Deadline to Submit a Project Supply Agreement
1	[…***…]	[…***…]	July 31, 2015
2	[…***…]	[…***…]	July 31, 2015
3	[…***…]	[…***…]	July 31, 2015
4	[…***…]	[…***…]	July 31, 2015
5	[…***…]	[…***…]	July 31, 2015
6	[…***…]	[…***…]	July 31, 2015
7	[…***…]	[…***…]	July 31, 2015
8	[…***…]	[…***…]	July 31, 2015
9	[…***…]	[…***…]	July 31, 2015
10	[…***…]	[…***…]	July 31, 2015
11	[…***…]	[…***…]	July 31, 2015
12	[…***…]	[…***…]	July 31, 2015
13	[…***…]	[…***…]	July 31, 2015
14	[…***…]	[…***…]	July 31, 2015
15	[…***…]	[…***…]	July 31, 2015
16	[…***…]	[…***…]	July 31, 2015
17	[…***…]	[…***…]	July 31, 2015
18	[…***…]	[…***…]	July 31, 2015

*      Confidential Treatment Requested

Schedule 8

Project Allocation Upfront Payment

Set forth below is a list of all of the Projects and the Upfront Payment amount for each such Project.

No.	Project Name	State	Upfront Payment	Upfront Payment Eligible for Letter of Credit on Effective Date
1	[…***…]	[…***…]	$[…***…]	$[…***…]
2	[…***…]	[…***…]	$[…***…]	$[…***…]
3	[…***…]	[…***…]	$[…***…]	$[…***…]
4	[…***…]	[…***…]	$[…***…]	$[…***…]
5	[…***…]	[…***…]	$[…***…]	$[…***…]
6	[…***…]	[…***…]	$[…***…]	$[…***…]
7	[…***…]	[…***…]	$[…***…]	$[…***…]
8	[…***…]	[…***…]	$[…***…]	$[…***…]
9	[…***…]	[…***…]	$[…***…]	$[…***…]
10	[…***…]	[…***…]	$[…***…]	$[…***…]
11	[…***…]	[…***…]	$[…***…]	$[…***…]
12	[…***…]	[…***…]	$[…***…]	$[…***…]
13	[…***…]	[…***…]	$[…***…]	$[…***…]
14	[…***…]	[…***…]	$[…***…]	$[…***…]
15	[…***…]	[…***…]	$[…***…]	$[…***…]
16	[…***…]	[…***…]	$[…***…]	$[…***…]
17	[…***…]	[…***…]	$[…***…]	$[…***…]
18	[…***…]	[…***…]	$[…***…]	$[…***…]

*      Confidential Treatment Requested

Schedule 9

Cover Costs / Letter of Credit Step-down

A.	Cover Costs: If at any time during the term of this Agreement or any Project Supply Agreement entered into hereunder, NEER or any Purchaser terminates this Agreement or any Project Supply Agreement upon a Supplier Event of Default pursuant to the terms and conditions of such agreement, NEER shall be entitled to make a claim under this Agreement, and NEER shall be entitled to make a claim under a Project Supply Agreement, in each case for Cover Costs for each Wdc that remained undelivered under such agreement at the time of its termination subject to the terms and conditions of Section 17.3 of this Agreement and the terms of such Project Supply Agreement, if applicable. Any such claim for Cover Costs shall be limited, based on the date on which such termination occurs, to the amounts set forth below:

Contract Termination Date	Maximum Cover Costs (per undelivered Wdc)
Letter of Credit Issuance Date through and including September 30, 2015	$[…***…]
October 2015	$[…***…]
November 2015	$[…***…]
December 2015	$[…***…]
January 2016	$[…***…]
February 2016	$[…***…]
March 2016	$[…***…]
April 2016	$[…***…]
May 2016 and after	$[…***…]

B.	Application of Letter of Credit and Supplier Parent Guaranty:

Subject to any step-down under Sections C & D below:

•	The maximum amount of the Letter of Credit available for reimbursement of the Upfront Payment at any given time shall be governed by the column in Table A below labeled “LOC for Upfront Payment” read together with the column labeled “Outstanding MWdc to be Delivered.”

•	The maximum amount of the Letter of Credit available for reimbursement of the Cover Costs at any given time shall be governed by the column in Table A below labeled “LOC for Cover Costs” read together with the column labeled “MWdc to be Delivered.”

•	The face amount of the Letter of Credit begins to step down when the number of MWdc to be delivered reaches 800 and in each instance after such step down shall be equal to the amount in the column in Table A below labeled “LOC” read together with the column labeled “Outstanding MWdc to be Delivered”; provided that there shall be no obligation to replenish the Letter of Credit in the event the available amount of the Letter of Credit is less than the amount in Table A below.

*      Confidential Treatment Requested

•	The amount of the Supplier Parent Guaranty available for the reimbursement of Cover Costs under this Agreement and a Project Supply Agreement and indemnification claims, Schedule Liquidated Damages and Performance Liquidated Damages under a Project Supply Agreement shall be equal to the amount in Table A below labeled “Parent Guaranty” begins to step down when the number of MWdc to be delivered reaches 300 and in each instance after such step down shall be equal to the amount in the column in Table A below labeled “Parent Guaranty” read together with the column labeled “Outstanding MWdc to be Delivered”; provided that there shall be no obligation to increase the amount available under the Letter of Credit in the event such available amount is less than such amount in Table A below due to any payment of Guaranteed Obligations (as defined in the Supplier Parent Guaranty).

•	The total aggregate amount of the Letter of Credit and the Supplier Parent Guaranty taken together that is in place as security for the reimbursement of Cover Costs, indemnification claims, Schedule Liquidated Damages and Performance Liquidated Damages shall not exceed the sum of the amounts in the table below labeled “LOC for Cover Costs” (limited to Cover Costs only) plus “Parent Guaranty” read together with the column labeled “Outstanding MWdc to be Delivered”; provided that claims against Supplier for indemnification claims, Schedule Liquidated Damages and Performance Liquidated Damages shall be subject to the applicable limitation of liability set forth in this Agreement and a Project Supply Agreement and shall not be limited to the amount of the Supplier Parent Guaranty in Table A below.

TABLE A

(SUBJECT TO STEP-DOWN UNDER SECTIONS C & D BELOW)

(A) Outstanding MWdc to be Delivered	(B) LOC	(C) LOC for Upfront Payment	(D) LOC for Cover Costs	(E) Parent Guaranty	(F) Cover Security
1539.75	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1500	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1400	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1300	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1200	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1100	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
1000	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
900	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
800	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
700	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
600	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
500	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
400	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
300	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
200	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
100	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
0	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
During Year 1 Performance Test	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
Post Year 1 Performance Test (assuming a fail result)	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
Post Year 1 Performance Test (assuming a pass result)	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]
Post Year 2 Performance Test	$[…***…]	$[…***…]	$[…***…]	$[…***…]	$[…***…]

*      Confidential Treatment Requested

C.	Letter of Credit Step Down (Termination / Cancellation): If at any time (i) a Project is terminated or cancelled under Section 6.6(a) (Remedies for a NEER Event of Default) or Section 7 (Termination for Convenience) of this Agreement or under Sections 34 (Termination by Supplier for Cause) or 35 (Termination for Convenience) of the applicable Project Supply Agreement, or (ii) Section 6.6(b) (Remedies for Payment Default) of this Agreement applies, then (a) in the event NEER pays Supplier the Cancellation Payment by the required date set forth in such agreement, the face amount of the Letter of Credit eligible for draw with respect to the Upfront Payment as set forth in column (C) of Table A above (such face amounts, the “Face Amounts of LOC for Upfront Payment”) shall be reduced by an amount equal to the lesser of (i) the amount of the applicable Cancellation Payment to be paid by Purchaser to Supplier and (ii) the amount of the Upfront Payment for such Project as set forth on Schedule 8 of this Agreement, or (b) in the event NEER does not pay Supplier the Cancellation Payment by the required date set forth in such agreement, the Face Amounts of LOC for Upfront Payment shall be reduced by an amount equal to the amount of the applicable Cancellation Payment to be paid by Purchaser to Supplier (such reduction amount under (a) or (b), as applicable, the “Step Down Amount for Termination”).

For any such terminated or cancelled PV Modules, the Face Amounts of LOC for Upfront Payment shall be stepped down by (X) the amount of reduction in the Face Amounts of LOC for Upfront Payment in accordance with Table A, as if such terminated or cancelled PV Modules are deemed to have been delivered to Purchaser (such amount, the “Default Step Down Amount”), and (Y) an amount equal to the Step Down Amount for Termination. For the avoidance of doubt, the maximum amounts of the Letter of Credit available for reimbursement of the Cover Costs as set forth on column (D) of Table A above will not be stepped down under this Schedule 9, and the face amount of the Letter of Credit as set forth on column (B) will be adjusted accordingly such that, at any given time, the sum of the maximum amount of the Letter of Credit available for reimbursement of the Upfront Payment (as set forth on column (C)) and the maximum amount of the Letter of Credit available for reimbursement for the Cover Costs (as set forth on column (D)) will equal the face amount of the Letter of Credit.

*      Confidential Treatment Requested

D.	Supplier Parent Guaranty Step Down (Capacity Testing): Beginning with commercial operation date, each Project (excluding those located in the State of Florida) will undergo testing for underperformance as set forth in Appendix J1 of the Project Supply Agreements. If the Project passes such test as set forth in Appendix J1 such that no Performance Liquidated Damages are due to Purchaser in accordance therewith, then the face amount of the Supplier Parent Guaranty shall be reduced by an amount to be calculated as follows:

Parent Guaranty Reduction Amount = Project size (in Wdc) x PV Module Price (per Wdc) x […***…]

E.	Step Down Certificates: Upon the occurrence of any event described in Sections B, C or D above, NEER shall promptly execute a step-down certificate for the Letter of Credit, in accordance with Section 19.5 of this Agreement, indicating the amount of the step down, which shall be delivered to the Letter of Credit Provider.

*      Confidential Treatment Requested